                                U.S. $100,000,000

                              AMENDED AND RESTATED
                         SUBORDINATED CREDIT AGREEMENT


                         Dated as of September 28, 2001


                                 by and between


                           National Steel Corporation
                                  as Borrower


                                       and


                                     NUF LLC
                                    as Lender

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    Article I
                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1     Defined Terms .............................................    2
Section 1.2     Accounting Terms and Principles ...........................   27
Section 1.3     Certain Terms and References ..............................   27
Section 1.4     Computation of Time Periods ...............................   28
Section 1.5     Quantities ................................................   28
Section 1.6     Pronouns ..................................................   29
Section 1.7     Construction ..............................................   29

                                   Article II
                                 THE FACILITIES

Section 2.1     The Commitments ...........................................   29
Section 2.2     Borrowing Procedures ......................................   29
Section 2.3     Reduction and Termination of the Commitments ..............   30
Section 2.4     Repayment of Loans ........................................   30
Section 2.5     Evidence of Indebtedness ..................................   30
Section 2.6     Optional Prepayments ......................................   31
Section 2.7     Mandatory Prepayments .....................................   31
Section 2.8     Interest ..................................................   32
Section 2.9     Conversion and Continuation Options .......................   33
Section 2.10    Fees ......................................................   34
Section 2.11    Payments and Computations; Protective Advances ............   34
Section 2.12    Special Provisions Governing Eurodollar Rate Loans ........   35
Section 2.13    Capital Adequacy ..........................................   37
Section 2.14    Taxes .....................................................   37
Section 2.15    Collateral Audits .........................................   38

                                   Article III
                    CONDITIONS PRECEDENT TO THE EFFECTIVENESS
                         OF THIS AGREEMENT AND TO LOANS

Section 3.1     Conditions Precedent to the Effectiveness of this Agreement   39
Section 3.2     Conditions Precedent to Each Loan .........................   43
Section 3.3     Post Closing Conditions ...................................   44

                                   Article IV
                         REPRESENTATIONS AND WARRANTIES

Section 4.1     Corporate Existence; Compliance with Law ..................   45
Section 4.2     Corporate Power; Authorization; Enforceable Obligations ...   45
Section 4.3     Financial Statements ......................................   47
Section 4.4     Legal Proceedings .........................................   47
Section 4.5     Material Adverse Change ...................................   47
Section 4.6     Solvency ..................................................   48
Section 4.7     Litigation ................................................   48
Section 4.8     Taxes .....................................................   48
Section 4.9     Full Disclosure ...........................................   49
Section 4.10    Margin Regulations ........................................   49
Section 4.11    Ownership of the Material Subsidiaries and Certain Assets .   49
Section 4.12    ERISA .....................................................   50
Section 4.13    Liens and Encumbrances ....................................   51
Section 4.14    Related Documents .........................................   51
Section 4.15    No Burdensome Restrictions; No Defaults ...................   51
Section 4.16    No Other Ventures .........................................   52
Section 4.17    Investment Company Act ....................................   52
Section 4.18    Public Utility Holding Company Act ........................   53
Section 4.19    Insurance .................................................   53
Section 4.20    Labor Matters .............................................   53
Section 4.21    Use of Proceeds ...........................................   53
Section 4.22    Environmental Matters .....................................   53
Section 4.23    Intellectual Property .....................................   54
Section 4.24    Title; Real Estate ........................................   55
Section 4.25    Existing Indebtedness .....................................   56
Section 4.26    Deposit Accounts ..........................................   56

                                    Article V
                               REPORTING COVENANTS

Section 5.1     Financial Statements ......................................   56
Section 5.2     Default Notices ...........................................   59
Section 5.3     Expected Net Cash Proceeds ................................   59
Section 5.4     ERISA Matters .............................................   59
Section 5.5     Litigation ................................................   60
Section 5.6     Notices under Related Documents ...........................   60
Section 5.7     SEC Filings; Press Releases ...............................   60

Section 5.8     Labor Relations ...........................................   60
Section 5.9     Insurance .................................................   60
Section 5.10    Environmental Matters .....................................   61
Section 5.11    Customer Contracts ........................................   62
Section 5.12    Other Information .........................................   62

                                   Article VI
                              AFFIRMATIVE COVENANTS

Section 6.1     Preservation of Corporate Existence, Etc. .................   62
Section 6.2     Compliance with Law, Etc. .................................   62
Section 6.3     Conduct of Business .......................................   63
Section 6.4     Payment of Taxes, Etc. ....................................   63
Section 6.5     Maintenance of Insurance ..................................   63
Section 6.6     Access ....................................................   63
Section 6.7     Keeping of Books ..........................................   64
Section 6.8     Maintenance of Properties, Etc. ...........................   64
Section 6.9     Maintenance of Contractual Obligations, Etc. ..............   64
Section 6.10    Application of Proceeds ...................................   64
Section 6.11    Fiscal Year ...............................................   64
Section 6.12    Environmental .............................................   65
Section 6.13    Inventory .................................................   65
Section 6.14    Additional Collateral and Guaranties ......................   65
Section 6.15    Accounting Changes; Fiscal Year ...........................   66

                                   Article VII
                               NEGATIVE COVENANTS

Section 7.1     Liens, Etc. ...............................................   66
Section 7.2     Indebtedness ..............................................   67
Section 7.3     Restrictions on Subsidiary Distributions; No New Negative
                Pledge ....................................................   69
Section 7.4     Restricted Payments .......................................   69
Section 7.5     Restriction on Fundamental Changes ........................   69
Section 7.6     Sale of Assets ............................................   70
Section 7.7     Investments in Other Persons ..............................   71
Section 7.8     Change in Nature of Business ..............................   72
Section 7.9     Compliance with ERISA .....................................   72
Section 7.10    Modification of Related Documents .........................   73
Section 7.11    Modification of Existing Indebtedness Agreements ..........   73
Section 7.12    Transactions with Affiliates ..............................   73

Section 7.13    Operating Leases; Sale and Leaseback Transactions .........   75
Section 7.14    Cancellation of Indebtedness Owed to It ...................   75
Section 7.15    Material Subsidiaries .....................................   75
Section 7.16    Capital Structure .........................................   75
Section 7.17    No Speculative Transactions ...............................   76
Section 7.18    Margin Regulations ........................................   76
Section 7.19    Control Accounts; Approved Deposit Accounts ...............   76

                                  Article VIII
                                  SUBORDINATION

Section 8.1     Obligations Subordinate to Senior Loan Obligations ........   76

                                   Article IX
                                EVENTS OF DEFAULT

Section 9.1     Events of Default .........................................   82
Section 9.2     Remedies ..................................................   85

                                    Article X
                                  MISCELLANEOUS

Section 10.1    Amendments, Waivers, Etc. .................................   86
Section 10.2    Assignment ................................................   86
Section 10.3    Costs; Expenses; Indemnities ..............................   87
Section 10.4    Right of Set-off ..........................................   91
Section 10.5    Third Party Reliance ......................................   91
Section 10.6    Independent of Representations and Warranties .............   92
Section 10.7    Governing Law .............................................   92
Section 10.8    Submission to Jurisdiction; Consent to Service of Process .   92
Section 10.9    Notices, Etc. .............................................   93
Section 10.10   No Waiver; Remedies .......................................   94
Section 10.11   Execution in Counterparts; Effectiveness; Assignments by
                the Borrower ..............................................   94
Section 10.12   Entire Agreement ..........................................   95
Section 10.13   Further Assurances ........................................   95

            AMENDED AND RESTATED SUBORDINATED CREDIT AGREEMENT, dated as of September 28, 2001 (this "Agreement"), by and between National Steel Corporation, a Delaware corporation (the "Borrower"), and NUF LLC, a Delaware limited liability company (the "Lender").

                              W I T N E S S E T H:

            WHEREAS, the Borrower and the Lender are parties to the Credit Agreement dated as of February 28, 2001 (as amended to the date hereof, the "Existing Subordinated Credit Agreement");

            WHEREAS, National Steel Pellet Company, a Delaware corporation ("Pellet"), guaranteed the obligations of the Borrower under the Existing Subordinated Credit Agreement;

            WHEREAS, the Borrower has agreed, subject and subordinate to the terms of (i) the Credit Agreement dated as of September 28, 2001, made between the Borrower, the Lenders and Issuers defined therein, Citicorp USA, Inc., as administrative agent, Fleet Capital Corporation and The CIT Group/Business Credit, Inc., as documentation agents, Heller Financial, Inc. and GMAC Business Credit, LLC, as syndication agents, The Fuji Bank, Limited, as co-arranger, and Salomon Smith Barney Inc., as sole book manager and sole lead arranger (the "Senior Credit Agreement"), and (ii) the Pledge and Security Agreement dated as of September 28, 2001 executed by the Borrower and Guarantors in favor of the Senior Agent in connection therewith, to secure obligations to the Lender with security interests in, and liens on, all of the Borrower's receivables, inventory and other Collateral (as hereinafter defined), as provided for hereinafter;

            WHEREAS, at the request of the Borrower, the Lender and the Borrower have agreed to amend and restate the Existing Subordinated Credit Agreement in order to reflect certain of the terms of the Senior Credit Agreement;

            WHEREAS, the Senior Agent, the Borrower, the Lender and the Guarantors have entered into the Lien Subordination Agreement dated as of September 28, 2001 in connection with the subordination of the Secured Obligations to the Senior Loan Obligations (each as defined herein);

            WHEREAS, the Lender is willing to make available to the Borrower the revolving credit facility upon the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    Article I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

            Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms and, unless the context otherwise requires, to all genders and all other grammatical forms of the terms defined):

            "Account" has the meaning specified in the Subordinated Pledge and Security Agreement.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person and each officer, director, general partner or joint-venturer of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Affiliate Transaction" has the meaning specified in Section 7.12(a) (General Limitation on Affiliate Transactions).

            "Agreement" means this Amended and Restated Subordinated Credit Agreement, together with all exhibits and schedules hereto, as the same may be restated, amended, supplemented or otherwise modified from time to time.

            "Applicable Margin" means with respect to the Loans maintained as Eurodollar Rate Loans, a rate equal to 3.50% per annum, and with respect to Loans maintained as Base Rate Loans, a rate equal to 2.5% per annum.

            "Approved Deposit Account" has the meaning specified in the Subordinated Pledge and Security Agreement.


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            "Asset Sale" has the meaning specified in Section 7.6 (Sale of
Assets).

            "Bailee's Letter" means a letter in form and substance acceptable to the Lender and executed by any Person (other than the Borrower) that is in possession of Inventory on behalf of the Borrower pursuant to which such Person acknowledges, among other things, the Lender's lien with respect thereto or shall be in the form attached hereto as Exhibit E-1.

            "Bankruptcy Code" shall mean Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute.

            "Base Rate" means, with respect to any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

            (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

            (b) the rate of interest announced publicly by The Fuji Bank, Limited in New York from time to time, as its base rate; and

            (c) the sum of (i) one-half of one percent (0.5%) per annum plus
      (ii) the Federal Funds Rate.

            "Base Rate Loan" means Loans the rate of interest applicable to which is based upon the Base Rate.

            "Blockage Notice" has the meaning specified in the Deposit Account Control Agreement, dated December ___, 2001, among the Borrower and the Lender, acknowledged and agreed to by Mellon Bank, N.A. and Mellon Financial Services Corporation #1.

            "Borrower" has the meaning specified in the preamble hereto.

            "Borrower's Accountants" means Ernst & Young, LLP or any other independent nationally-recognized public accountants acquitable to the Lender.

            "Borrowing" means a borrowing consisting of Loan(s) hereunder.


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            "Borrowing Base Deficiency" means, at any time, the aggregate principal amount of all Indebtedness under the Credit Facilities (as defined in the Indenture) at any one time outstanding (less the sum of the aggregate amount of all required payments of principal applied to reduce the aggregate amount available to be borrowed under the Credit Facilities including pursuant to
Section 4.10 of the Indenture) exceeding the greater of (i) $350,000,000 and
(ii) the sum of the amounts equal to (x) 60% of the book value of the inventory of the Borrower and the Restricted Subsidiaries (as defined in the Indenture) and (y) 85% of the book value of the accounts receivable of the Borrower and the Restricted Subsidiaries (as defined in the Indenture), in each case as of the most recently ended quarter of the Borrower prior to the incurrence of any such Indebtedness for which financial statements of the Borrower have been provided to the Lender.

            "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

            "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee (or other arrangement conveying the right to use) that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

            "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined to a consolidated basis in conformity with GAAP.

            "Cash Collateral Account" has the meaning specified in the Subordinated Pledge and Security Agreement.

            "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of the Lender, any Senior Lender or any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia or any foreign bank or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's or "P-1" by Moody's, (c) commercial paper of an issuer rated at least "A-1" by Standard & Poor's or "P-1" by Moody's and (d) shares of any money market fund that (i) has at


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least ninety-five percent (95%) of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than five hundred million Dollars ($500,000,000) and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed one hundred and eighty (180) days.

            "Change of Control" means any of the following. (a) NKK shall cease to own and control, directly or indirectly, all of the voting rights associated with a majority of the outstanding Stock and the outstanding Voting Stock of the Borrower, (b) NKK shall cease to own and control all of the economic rights associated with twenty five percent (25%) or more of the outstanding Stock of the Borrower or (c) the Borrower shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Stock of any of its Material Subsidiaries.

            "Code" means the United States Internal Revenue Code of 1986 (or any successor legislation thereto).

            "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by Borrower or any other Loan Party in or upon which a Lien is purported to be granted under any Collateral Document.

            "Collateral Account Control Agreement" has the meaning set forth in the Subordinated Pledge and Security Agreement.

            "Collateral Documents" means the Subordinated Pledge and Security Agreement, the Collateral Account Control Agreements and any other document permitted by the Senior Credit Agreement pursuant to which the Borrower or any other Loan Party grants a Lien on any of its property to secure payment of the Secured Obligations.

            "Commitment" means the amount of $100,000,000.

            "Constituent Documents" means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the bylaws, operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing


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members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person's Stock.

            "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

            "Contractual Obligation" of any Person means any obligation, promise, agreement (whether written or oral, express or implied and whether or not legally binding), contract (including settlements and collective bargaining agreements), undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which many of its properties is subject.

            "Control Account" has the meaning specified in the Subordinated Pledge and Security Agreement.

            "Control Account Agreement" has the meaning specified in the Senior Credit Agreement.

            "Credit Event" has the meaning specified in Section 3.2 (Conditions Precedent to Each Loan).

            "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

            (a) Liens (excluding Environmental Liens) with respect to the payment of taxes, assessments or governmental charges in all cases that are not yet due or that are belong contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP to the extent that all such Liens in the aggregate would, if all such contests were adversely determined, have no Material Adverse Effect;

            (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP to the extent that all such Liens in the aggregate would, if all such contests were adversely determined, have no Material Adverse Effect;

            (c) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

            (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

            (e) encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and

            (f) financing statements with respect to a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business.

            "Default" means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

            "Deposit Account" has the meaning specified in the Subordinated Pledge and Security Agreement.

            "Deposit Account Bank" has the meaning specified in the Subordinated Pledge and Security Agreement.

            "Deposit Account Control Agreement" has the meaning specified in the Senior Credit Agreement.


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

            "Dollars" and the sign "$" each mean the lawful money of the United States of America.

            "Effective Date" has the meaning specified in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement).

            "Eleventh Supplemental Indenture" means the Eleventh Supplemental Indenture by and among National Steel Corporation, the Chase Manhattan Bank and Frank J. Grippo, as Trustees, dated as of March 31, 1999, to the Original Indenture.

            "Eligible Assignee" means (a) any Affiliate of the Lender or NKK which the Lender confirms in writing to the Senior Agent and the Senior Lenders is financially capable of performing the obligations of the Lender hereunder;
(b) any financial institution which has been pre-approved to be a Lender in writing by the Borrower; (c) a commercial bank having total assets in excess of five billion Dollars ($5,000,000,000) acceptable to the Borrower (which acceptance may not be unreasonably withheld); or (d) a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Senior Agent and the Borrower, that regularly is engaged in making, purchasing or investing in loans; provided, however, that, the consent of the Borrower required in clauses (c) and (d) above shall not be required during the continuance of an Event of Default.

            "Encumbrances" means, with respect to property, all Liens, leases, options, preferences, priorities, rights of first refusal, easements, servitudes, rights-of-way, licenses, securities purchase option, call or similar right, restrictions under any shareholder agreement or any other Contractual Obligation, encumbrance or any other restriction or limitation whatsoever on any right incident to the ownership in fee of such property (including rights to transfer, use or possess such property), whether contingent or non-contingent, matured or unmatured, known or unknown.

            "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss.1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss.136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. ss.7401 et seq.); the Clean Air Act, as amended (42 U.S.C. ss.740 et seq.); the Federal

Water Pollution Control Act, as amended (33 U.S.C. ss.1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss.651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. ss.300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. ss.13:1K-6 et seq.).

            "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Renedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, Order or Contractual Obligation with any Governmental Authority or other Person, relating to any environmental, health or safety condition or a Release or threatened Release and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" has the meaning specified in the Subordinated Pledge and Security Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

            "ERISA Event" means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a
Title IV Plan or a Multiemployer Plan; (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section

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4001(a)(2) of ERISA; (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate; or (i) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

            "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board.

            "Eurodollar Base Rate" means (a) with respect to an Interest Period, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Lender to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on the day two (2) Business Days prior to the first day of such Interest Period, or, at the option of the Lender, with notice to the Borrower, (b) the rate of interest determined by the Lender to be the average (rounded upward to the nearest whole multiple of one sixteenth of one percent (0.0625%) per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of the Fuji Bank, Limited (or such other bank as the Lender may, with notice to the Borrower, reasonably nominate) in London, England, to major banks in the London interbank market at 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Loan for a period equal to such Interest Period.

            "Eurodollar Borrowing Unit" means five million Dollars ($5,000,000).

            "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b) (i) a percentage equal to one hundred percent (100%) minus (ii) the Eurodollar Rate Reserve Percentage.

            "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

            "Eurodollar Rate Reserve Percentage" means with respect to any Interest Period the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the United States Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Base Rate is determined) having a term equal to such Interest Period.

            "Event of Default" has the meaning specified in Section 9.1 (Events of Default).

            "Existing Indebtedness" has the meaning specified in Section 7.2 (Indebtedness).

            "Existing Subordinated Credit Agreement" has the meaning specified in the recitals hereto.

            "Existing Obligations" means all "Obligations" outstanding under and as defined in the Existing Subordinated Credit Agreement.

            "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset; provided, however, that, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third-party appraiser for which the basic underlying assumptions have not materially changed since its date, the "Fair Market Value" of such asset shall be the value set forth in such appraisal and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in securities of such type selected by the Lender.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

            "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

            "Financial Covenant Debt" means, with respect to any Person at any time, all Indebtedness that would be required to be reflected on a consolidated balance sheet at such date of such Person and its Subsidiaries prepared in conformity with GAAP.

            "Financial Statements" means the financial statements of the Borrower and its Subsidiaries delivered in accordance with Section 4.3 (Financial Statements) and Section 5.1 (Financial Statements).

            "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

            "Fiscal Year" means the twelve month period ending on December 31.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or generally pertaining to, a government, nation, state or other political subdivision thereof, including any central bank, the PBGC or arbitrator.

            "Guarantor" means, individually, Pellet, NSFC, ProCoil and NSH, and, such entities collectively, the "Guarantors".

            "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any Security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise),
(ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if, in the case of any agreement described under clause (b)(i), (ii),
(iii), (iv) or (v) above, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

            "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

            "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or that bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are not overdue, (e) indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, decease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in these of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and
(j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

            "Indemnitee" has the meaning specified in Section 10.3 (Costs; Expenses; Indemnities).

            "Indemnified Matter" has the meaning specified in Section 10.3 (Costs; Expenses; Indemnities).

            "Indenture" means the Original Indenture, as supplemented by all instruments supplemental thereto, through and including the Eleventh Supplemental

Indenture, dated as of March 31, 1999, to the Original Indenture, attached hereto as Exhibit I (Indenture).

            "Interest Period" means, in the case of any Eurodollar Rate Loan,
(x) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one (1), two (2), or three (3) months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Lender pursuant to Section 2.2 (Borrowing Procedures) or Section
2.9 (Conversion and Continuation Options) and (y) thereafter, if such Eurodollar Rate Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.9 (Conversion and Continuation Options), a period commencing on the last day of the immediately preceding Interest Period therefor and ending one
(1), two (2) or three (3) months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Lender pursuant to Section 2.9 (Conversion and Continuation Options); provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                  (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                  (c) the Borrower may not select any Interest Period that ends after the Scheduled Termination Date;

                  (d) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than five million Dollars ($5,000,000); and

                  (e) there shall be outstanding at any one time no more than six (6) Interest Periods in the aggregate.

            "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

            "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person,
(c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepare expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that Person arising from a sale of property by that Person other than in the ordinary course of its business and (d) any Guaranty Obligation incurred by that Person in respect of Indebtedness of any other Person.

            "Inventory" has the meaning specified in the Subordinated Pledge and Security Agreement.

            "IRS" means the Internal Revenue Service of the United States or any successor thereto.

            "Legal Proceeding" means any judicial, administrative, investigative, informal or arbitral action, arbitration, suit, claim, demand, audit, investigation, litigation, hearing (public or private), including proceedings of a Governmental Authority.

            "Lender" means NUF LLC, a Delaware limited liability company and its successors and permitted assignees in accordance with Section 10.2 (Assignment).

            "Lien" means any lien (statutory or other), mortgage, deed of trust, charge, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable

Requirement of Law naming the owner of the asset to which such Lien relates as debtor.

            "Lien Subordination Agreement" means the Lien Subordination Agreement, dated as of September 28, 2001, and attached hereto as Exhibit D among the Lender, Senior Agent, Borrower, each Guarantor and each other entity that becomes a party thereto in accordance with the provisions thereof.

            "Loan" means any loan made by the Lender pursuant hereto.

            "Loan Documents" means, collectively, this Agreement, the Subordinated Notes (if any), the Lien Subordination Agreement, the Subordinated Guaranty, the Collateral Documents, and each agreement or document permitted by the Senior Loan Documents, executed by the Borrower and delivered in connection with or pursuant to any of the foregoing.

            "Loan Party" means each of the Borrower, each Guarantor and each other Subsidiary of Borrower that executes and delivers a Loan Document.

            "Material Adverse Change" means a material adverse change in any of
(a) the condition (financial or otherwise), business, performance, prospects, operations or properties of the Borrower or the Borrower and its Subsidiaries taken as a whole, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations or of the Loan Parties to perform their obligations under the Loan Documents or
(e) the rights and remedies of the Lender under the Loan Documents.

            "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

            "Material Subsidiary" means (a) Pellet, ProCoil, NSFC and NSH and
(b) any other Subsidiary of the Borrower that (x) has assets with a book value equal to or in excess of ten million Dollars ($10,000,000) that are not subject to any Liens permitted under Section 7.1 or (y) the Borrower has designated to the Lender and the Senior Agent as such.

            "Mortgagee's Waiver" means a mortgagee's waiver in the form attached hereto as Exhibit E-3.

            "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

            "NKK" means NKK Corporation, a company organized and existing under the laws of Japan, and each and every successor thereto.

            "Notice of Borrowing" has the meaning specified in Section 2.2(a) (Form of Notice of Borrowing).

            "Notice of Conversion or Continuation" has the meaning specified in
Section 2.9(a) (Delivery of Notice of Conversion or Continuation).

            "NSFC" means National Steel Funding Corporation, a Delaware corporation.

            "NSH" means NS Holdings Corporation, a Delaware corporation.

            "Obligations" means (a) the Loans, (b) all other amounts, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender, or any Indemnitee, of every type and description, present or future, arising under this Agreement or the Subordinated Notes and (c) all other amounts, obligations, covenants and duties owing by the Borrower to the Lender under any other Loan Document, in each case whether or not for the payment of money, whether by reason of an extension of credit, or any loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument, including fees, interest, charges, expenses, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement or any other Loan Document.

            "Order" means any order, award, injunction, judgment, decree, settlement, process, ruling, subpoena, writ, assessment, arbitration award, verdict (whether temporary, preliminary or permanent) or any determination or pronouncement (whether or not such determination or pronouncement can be appealed or otherwise modified) of any Governmental Authority reached as a result of a Legal Proceeding.

            "Original indenture" means the Indenture of Mortgage and Deed of Trust, dated May 1, 1952, between the Borrower, Great Lakes Steel Corporation (a predecessor-in-interest of the Borrower), and City Bank Farmers Trust Company and Ralph E. Morton, as Trustees.

            "Other Taxes" has the meaning specified in Section 2.14(b) (Stamp or Documentary Taxes).

            "Outstanding Amount" means, at any particular time, the sum of the principal amount of the Loans outstanding at such time.

            "paid in full" and "payment in full" shall have the meanings, with respect to any and all Senior Loan Obligations, ascribed to such terms in the Lien Subordination Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

            "Pellet" has the meaning specified in the recitals hereto.

            "Permit" means any certificate, permit, franchise, approval, authorization, license, variance, exemption, privilege, immunity, waiver, or permission required from, or otherwise granted by, a Governmental Authority under an applicable Requirement of Law or in connection with any Contractual Obligation with a Governmental Authority.

            "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, labor union, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

            "Post-Commencement Interest" means all interest accrued or accruing after the commencement of any Proceeding (and interest that would accrue but for the commencement of any Proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Senior Loan Obligations, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Proceeding.

            "Proceeding" has the meaning specified in Section 8.1(a)(i).

            "ProCoil" means ProCoil Corporation, a Delaware corporation.

            "Property Loss Event" means any loss of or damage to property of the Borrower or any of its Material Subsidiaries that results in the receipt by such Person of proceeds of insurance in excess of twenty-five million Dollars ($25,000,000) or any taking of property of the Borrower or any of its Material Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof in excess of twenty-five million Dollars ($25,000,000).

            "Real Estate" means all estate, right, title and interest of a Loan Party in, to and under any of the following described property, whether now held or hereafter acquired: (i) all real property owned in fee by such Loan Party, as well as all of the easements, rights, privileges and appurtenances (including air rights) thereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of such Loan Party therein and in the streets and ways adjacent thereto, either at law or equity, in possession or expectancy, now or hereafter acquired, and as used herein and in any mortgages shall, unless the context otherwise requires, be deemed to include improvements, fixtures and equipment of every kind and nature located in or on, or attached to or usable in connection with, such real property; (ii) all of such Loan Party's interests, if any, in and to all rents, royalties, issues, profits, revenue, income and other benefits of the real property and all leases of the real property or portions thereof, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, including any guaranties of such leases; (iii) all of such Loan Party's interests, if any, in and to all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, and all rights of the Borrower to refunds of real estate taxes and assessments; and (iv) the real property leased by such Loan Party.

            "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of May 16, 1994, among NSFC, the Borrower, as servicer, the financial institutions listed therein, as buyers, Morgan Guaranty Trust Company of New York, the Fuji Bank and Trust Company, The Mitsubishi Bank, Ltd. and Comerica Bank, as letter of credit issuing banks, J.P. Morgan Delaware, as reserve letter of credit bank, Morgan Guaranty Trust Company of New York, as Lender and J.P. Morgan Delaware, as structuring and collateral agent.

            "Receivables Purchase Facility" means the Receivables Purchase Agreement, the Receivables Sale Agreement, and each other document and instrument executed in respect thereof.

            "Receivables Sale Agreement" means the Purchase and Sale Agreement, dated as of May 16, 1994, between the Borrower, as seller, and NSFC, as purchaser.

            "Refinancing" means (i) the termination of, and the repurchase of all Accounts remaining outstanding and sold under, the Receivables Purchase Facility together with a termination of all Liens (if any) granted thereunder, in each case in form and substance satisfactory to the Lender and (ii) the refinancing of all Senior Existing Obligations; provided, however, that in the case of those Senior Existing Obligations which relate to outstanding letters of credit, Refinancing shall mean the cash collateralization or replacement thereof or the acceptance by the issuer thereof of back-to-back Letters of Credit (as defined in the Senior Credit Agreement).

            "Related Documents" means the Indenture, the Senior Loan Documents and each other document and instrument executed in respect thereof.

            "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

            "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant dues not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign or international laws, treaties, constitutions, equity principles, rules and regulations, Orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer" means, with respect to any Person, any principal executive officer, managing member or general partner of such Person but, in any event, with respect to financial matters (including matters relating to the solvency of such Person or Financial Statements), the chief financial officer, treasurer or controller of such Person.

            "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower or Pellet, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower and/or Pellet and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Borrower or any of its Subsidiaries or any other Loan Party (other than the Senior Loan Obligations), other than any required payment, prepayment, redemption, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions; provided, however, that payments or prepayments of fees in clause (c) above shall be permitted to the extent that the Borrower represents and warrants to the Lender immediately prior to the making thereof that such fee to be paid or prepaid is reasonable and reflects market pricing under the conditions and circumstances existing at the time of the payment or prepayment, as the case may be, of such fee.

            "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, whereby a Person or its Subsidiary shall sell or transfer any property, real or personal, and used or useful in its business, whether or not owned or hereafter acquired, and thereafter rent or lease such property or other property that such Person or its Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

            "Scheduled Termination Date" means February 25, 2002.

            "Secured Obligations" means, in the case of the Borrower, the Obligations and in the case of any other Loan Party, the obligations of such Loan

Party under the Subordinated Guaranty and the other Loan Documents to which it is a party.

            "Secured Party" means the Lender and any other holder of any Obligation.

            "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note, other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate in the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

            "Senior Agent" shall have the meaning ascribed to such term in the Lien Subordination Agreement.

            "Senior Collateral Documents" shall mean "Collateral Documents", as defined in the Senior Credit Agreement.

            "Senior Credit Agreement" has the meaning specified in the recitals hereto.

            "Senior Existing Credit Agreement" means the Credit Agreement, dated as of November 19, 1999, among Citicorp USA, Inc., The Fuji Bank, Limited, certain other financial institutions party thereto and the Borrower.

            "Senior Existing Obligations" means all "Obligations" outstanding under and as defined in the Senior Existing Credit Agreement.

            "Senior Issuer" means an Issuer as defined in the Senior Credit Agreement.

            "Senior Lender" means a Lender as defined in the Senior Credit Agreement.

            "Senior Loan Documents" has the meaning ascribed to such term in the Lien Subordination Agreement.

            "Senior Loan Obligations" shall have the meaning ascribed to such term in the Lien Subordination Agreement.

            "Senior Loan Obligations Default" means any Default or Event of Default under and as defined in any Senior Loan Document.

            "Senior Secured Parties" shall mean the Senior Lenders, the Senior Issuers, the Senior Agent and any other holder of any Senior Loan Obligation.

            "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Standard & Poor's" means Standard & Poor's Rating Corp., a division of The McGraw-Hill Companies.

            "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

            "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

            "Subordinated Guaranty" means a Guaranty, in substantially the form of Exhibit F (Form of Subordinated Guaranty), executed by the Guarantors and each other Material Subsidiary.

            "Subordinated Indebtedness" shall have the meaning ascribed to such term in Section 8.1 (Obligations Subordinate to Senior Loan Obligations).

            "Subordinated Note" means a promissory note of the Borrower payable to the order of the Lender in a principal amount equal to the amount of the


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

Lender's Commitment evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from the Loans owing to the Lender.

            "Subordinated Pledge and Security Agreement" means the Subordinated Pledge and Security Agreement, in substantially the form of Exhibit G (Form of Subordinated Pledge and Security Agreement), executed by the Borrower and the Guarantors.

            "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of fifty percent (50%) or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

            "Tax Affiliate" means, with respect to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

            "Tax Return" has the meaning specified in Section 4.8(a) (Timely Filing of Tax Returns and Payment of Taxes).

            "Taxes" has the meaning specified in Section 2.14(a) (Deduction of Taxes).

            "Termination Date" means the earliest of (a) the Scheduled Termination Date, (b) the date of termination of the Commitment pursuant to the terms hereof and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

            "Title IV Plan" means a pension plan, other than a Multiemployer Plan, that is covered by Title IV of ERISA to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

            "Unencumbered Real Estate" means any and all Real Estate that is not subject to an enforceable negative pledge provision that prohibits the pledge and mortgaging of such Real Estate to a lender and is not subject to the Liens set forth on Schedule 7.1.

            "Uniform Commercial Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided,


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

however, that in the event that, by reason of any mandatory Requirement of Law, any or all of the attachment, perfection or priority of any security interest granted under the Subordinated Pledge and Security Agreement in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purpose of definitions related to such provisions.

            "United States" or "U.S." means the United States of America or any political subdivision thereof.

            "Unused Commitment Fee" has the meaning specified in Section 2.10
(Fees).

            "Unused Commitment Fee Rate" means as of any date of determination, a per annum rate equal to 0.5% per annum.

            "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

            "Wholly-Owned Subsidiary" of any Person, means any other Person all of the Stock of which (other than director's qualifying shares, as may be required by law) is owned by such Person directly or by other Wholly-Owned Subsidiaries of such Person.

            "Withdrawal Liability" means, with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

            "Year" means the calendar year.

            Section 1.2 Accounting Terms and Principles.

            (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

            (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 5.1 (Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of the Borrower's Accountants and results in a difference in any calculation required by Article VII (Negative Covenants) or Article IX (Events of Default) from that which would be obtained had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such provisions by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article VII (Negative Covenants) shall be given effect until such provisions are amended to reflect such changes in GAAP.

            Section 1.3 Certain Terms and References.

            (a) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods. When used in any Loan Document, the words "either" and "or" do not refer to an exclusive choice.

            (b) The words "herein," "hereof" and "hereunder" and similar words used in any Loan Document refer to such Loan Document as a whole and not to any particular Article, Section, subsection or clause in such Loan Document.

            (c) Unless otherwise expressly indicated herein, (i) references in any Loan Document to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in such Loan Document and (ii) the words "above" and "below", when following a reference to a clause or sub-clause of any Loan Document, refer to a clause or sub-clause within, respectively, the same Section or clause.

            (d) Table of Contents and Headings. The table of contents and section titles of any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

            (e) The terms "Lender" and "Borrower," include, without limitation, their respective successors and permitted assigns.

            (f) References to Agreements. References to each agreement defined in this Article I shall include, without limitation, all appendices, exhibits and schedules thereto and, unless specifically stated otherwise, shall include, without limitation, amendments, restatements supplements or other modifications thereto and as the same may be in effect at any and all times such reference becomes operative.

            (g) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

            (h) Reference to Indenture. Any reference herein to any numbered section of the Indenture (but not any other reference to the Indenture) shall be a reference to a section of the Eleventh Supplemental Indenture, as in effect on the Effective Date.

            Section 1.4 Computation of Time Periods. In this Agreement and any other Loan Document, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

            Section 1.5 Quantities. In any Loan Document, in all instances where the same Dollar amount, time period, percentage or other quantity is expressed both using numerals and fully written out, the latter expression shall prevail over the expression using numerals in case of direct conflicts.

            Section 1.6 Pronouns. All pronouns contained in any Loan Document and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

            Section 1.7 Construction. The parties hereto acknowledge and agree that they have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                                   Article II

                                 THE FACILITIES

            Section 2.1 The Commitments. On the terms and subject to the conditions contained in this Agreement, the Lender agrees to make loans (each a "Loan") to the Borrower from time to time on any Business Day until the Termination Date in an aggregate principal amount at any time outstanding (for all such loans by Lender) not to exceed the Commitment; provided, however, that at no time shall Lender be obligated to make a Loan in excess of the Commitment. Within the limits of Lender's Commitment, amounts of Loans repaid may be reborrowed under this Section 2.1 on the terms and subject to the conditions contained in this Section 2.1 and the remainder of this Agreement.

            Section 2.2 Borrowing Procedures.

            (a) Form of Notice of Borrowing. Each Borrowing shall be made on notice given by the Borrower to the Lender not later than 1:00 P.M. (New York City time) four (4) Business Days prior to the date of the proposed Borrowing. Each such notice shall be in substantially the form of Exhibit B (Form of Notice of Borrowing) (a "Notice of Borrowing"), specifying therein (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing and (C) the initial Interest Period or Periods. The Loans shall be made as Eurodollar Rate Loans unless the Scheduled Termination Date is within one month of the date of the proposed Borrowing, in which case the Borrower shall request the proposed Borrowing to be of Base Rate Loans. Each Borrowing of Eurodollar Rate Loans shall be in an aggregate amount of two Eurodollar Borrowing Units or an integral multiple of Eurodollar Borrowing Units in excess thereof; provided, however, that the aggregate amount of the Eurodollar Rate Loans for each Interest Period must be in an amount of two Eurodollar Borrowing Units or an integral multiple of Eurodollar Borrowing Units in excess thereof. The Borrower may not request more than five
(5) Borrowings per month without the consent of the Lender.

            Section 2.3 Reduction and Termination if the Commitments. (a) To the extent permitted by Section 8.5(b) of the Senior Credit Agreement, the Borrower may, with the consent of the Lender, terminate in whole or reduce in part ratably the unused portion of the Commitment of the Lender upon payment of a corresponding amount of outstanding Loans in accordance with Section 2.6 (Optional Prepayments); provided, however, that each partial reduction shall, unless otherwise agreed by the Lender, be in the aggregate amount of not less than five million Dollars ($5,000,000) or an integral multiple of five million Dollars ($5,000,000) in excess thereof.

            (b) The Commitment of the Lender shall automatically reduce by the amount of any equitable contribution made in cash to the Borrower or any Guarantor by the Lender, NKK or any of their Affiliates (other than the Borrower or any of its Subsidiaries).

            Section 2.4 Repayment of Loans. The Borrower promises to repay the entire unpaid amount of the Obligations on the Scheduled Termination Letter (it being understood that other provisions of this Agreement may require all or part of such Obligations to be repaid earlier).

            Section 2.5 Evidence of Indebtedness.

            (a) Maintenance of Accounts by Lender. The Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrower resulting from each Loan from time to time, including the amounts of principal and interest payable and paid from time to time under this Agreement.

            (b) Accounts as Prima Facie Evidence. The entries made in the accounts maintained pursuant to clause (a) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided, however, that the failure of Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

            (c) Prompt Execution of Subordinated Notes. Notwithstanding any other provision of the Agreement, in the event that Lender requests that the Borrower execute and deliver a promissory note or notes payable to Lender in order to evidence the Indebtedness owing to Lender by the Borrower hereunder, the Borrower shall promptly execute and deliver a Subordinated Note or Subordinated Notes to Lender evidencing any Loans of Lender, substantially in the form of Exhibit A (Form of Subordinated Credit Note), and the interests evidenced by such note or notes shall at all times (including after assignment of all or part of such interests) be evidenced by one or more Subordinated Notes payable to the payee named therein.

            Section 2.6 Optional Prepayments. Subject to the provisions of
Section 8.5 of the Senior Credit Agreement and Article VIII (Subordination) hereof, the Borrower may, upon at least three (3) Business Days' prior notice to the Lender and the Senior Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans in whole or ratably in part at any time, together with accrued interest to the date of such prepayment on the principal amount prepaid (but shall have no right to prepay the principal amount of any Loan other than as provided in this Section 2.6); provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 10.3(c) (Eurodollar Loans); and, provided, further, unless otherwise agreed by the Lender, that each partial prepayment shall be in an aggregate principal amount not less than five million Dollars (S5,000,000) or integral multiples of one million Dollars ($1,000,000) in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment, unless the Borrower will not be in compliance with Section 8.5 of the Senior Credit Agreement on such date, in which case such notice shall be null and void and of no further effect (in such circumstances, the indemnification provisions, inter alia, of Section 2.12(e) (Breakage Costs) shall apply).

            Section 2.7 Mandatory Prepayments.

            (a) Payment of Obligations. Upon the payment in full in cash and discharge of all Senior Loan Obligations (as defined in the Senior Credit Agreement), and the termination of the commitments of the Senior Lenders, the Borrower shall forthwith prepay all Loans.

            (b) Excess Borrowing. To the extent permitted by the Senior Credit Agreement and subject to Article VIII (Subordination) hereof, if at any time, the aggregate principal amount of Loans exceed the Commitment the Borrower shall forthwith (but after first making any payment required pursuant to Section 2.9 of the Senior Credit Agreement, and subject to Section 8.5 thereof), pay the full amount of such excess or deficiency, as the case maybe, together with accrued interest.

            Section 2.8 Interest.

            (a) Rate. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until the date they are paid in full, except as otherwise provided in Section 2.8(c) (Default Rate), as follows:

                        (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time as interest accrues, plus (B) the Applicable Margin; and

                        (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, plus (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

                  (b) Interest Payments. (i) Interest accrued on each Eurodollar Rate Loan shall be due and payable (A) on the last day of each Interest Period applicable to such Loan, (B) won the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan; and (ii) interest accrued on the principal balance of all other Obligations shall be due and payable (A) on the first Business Day of each calendar month, commencing on the first such Business Day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

                  (c) Default Interest Notwithstanding the rates of interest specified in Section 2.8(a) (Rate) or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations then due and payable shall bear interest at a rate that is two percent (2%) per annum in excess of the rate of interest applicable to such Obligations from time to time, or if no rate is theretofore applicable, at the rate which is two percent (2%) per annum above Base Rate, as in effect from time to time.

            Section 2.9 Conversion and Continuation Options.

            (a) Delivery of Notice of Conversion or Continuation. The Borrower may elect at the end of any applicable Interest Period (i) which is within one month of the Scheduled Termination Date to convert Eurodollar Rate Loans into Base Rate Loans or (ii) to continue such Eurodollar Rate Loans or any portion thereof for additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Rate Loans for each Interest Period must be in the amount of two Eurodollar Borrowing Units or an integral multiple of Eurodollar Borrowing Units in excess thereof. Each such election shall be made by giving the Lender at least five (5) Business Days' prior written notice (a "Notice of Conversion or Continuation"), which shall be substantially in the form of Exhibit C (Form of Notice of Conversion or Continuation) hereto and shall specify (A) the amount of the Eurodollar Rate Loan being converted or continued,
(B) in the case of a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period). Each Notice of Conversion or Continuation shall be irrevocable and binding upon the Borrower. The election of the Borrower made in accordance with this Section 2.9(a) shall be effective on the Relevant Date (as defined in the applicable Notice of Conversion or Continuation), subject to Section 2.9(b) (Event of Default; Failure to Give Appropriate Notice).

            (b) Event of Default; Failure to Give Appropriate Notice. Notwithstanding the foregoing, no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a Eurodollar Rate Loan would violate any provision of Section 2.12 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the term of this Section 2.9, the Lender does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically continued with an Interest Period of one month. Each Notice of Conversion or Continuation shall be irrevocable.

            Section 2.10 Fees.

            Unused Commitment Fee. The Borrower agrees to pay to Lender a commitment fee (the "Unused Commitment Fee") on the actual daily unused amount of Lender's Commitment from the date hereof until the Termination Date at the Unused Commitment Fee Rate, payable in arrears (i) on the first Business Day of each calendar month, commencing on the first such Business Day following the Effective Date and (ii) on the Termination Date.

            Section 2.11 Payments and Computations; Protective Advances.

            (a) Payment Procedures. The Borrower shall make each payment hereunder (including interest, fees and expenses) not later than 11:00 A.M. (New York City time) on the day when due and payable, in Dollars, to the account of Lender (Account Number 001-008615) at The Fuji Bank and Trust Company (ABA Number 026008905) in immediately available funds without set-off or counterclaim, together with a notice thereof to Lender at its address referred to in Section 10.9 (Notices. Etc.). Payments received by the Lender after 11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day.

            (b) Computations of Interest. All computations of interest and of fees shall be made by the Lender on the basis of a year of three hundred and sixty (360) days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Payments on Business Days; Order. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being paid prior to those having later expiring Interest Periods.

            (d) Collateral Proceeds. After repayment in full in cash of all Senior Loan Obligations and the termination of the commitments of the Senior Lenders, the Borrower hereby irrevocably waives the right to direct, after the occurrence and during the continuance of an Event of Default, the application of any and all payments in respect of the Obligations and any proceeds of Collateral, and agrees that the Lender may (i) deliver a Blockage Notice, a Notice of Sole Control (as defined in Annex 1 to the Subordinated Pledge and Security Agreement) or other similar notice, as applicable, to each Deposit Account Bank and (ii) apply all payments in respect of any Obligations and all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral to the payment in whole or in part of the Obligations in accordance with provisions of this Agreement and the other Loan Documents.

            Section 2.12 Special Provisions Governing Eurodollar Rate Loans.

            (a) Determination of Interest Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Lender pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Lender's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrower.

            (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that (i) the Lender determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed and (ii) the Lender forthwith so notifies the Borrower, each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lender to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Lender shall notify the Borrower that it has determined that the circumstances causing such suspension no longer exist.

            (c) Increased Costs. If at any time Lender shall determine that the introduction of, or any change in or in the interpretation of, any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by Lender with any guideline, request or directive promulgated or given on behalf of any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the

Borrower shall from time to time, upon demand by Lender pay to the Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by Lender, shall be conclusive and binding for all purposes, absent manifest error.

            (d) Illegality. Notwithstanding any other provision of this Agreement, if the Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for the Lender to make Eurodollar Rate Loans or to continue to fund as maintain Eurodollar Rate Loans, then, co notice thereof and demand therefor by the Lender to the Borrower, (i) the obligation of the Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and the Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrower shall immediately convert each such Loan into a Base Rate Loan. If, at any time after the Lender gives notice under this clause (d), the Lender determines that it may lawfully make Eurodollar Rate Loans, the Lender shall promptly give notice of that determination to the Borrower. The Borrower's right to request, and the Lender's obligation, if any, to make Eurodollar Rate Loans, shall thereupon be restored.

            (e) Breakage Costs. In addition to all amounts otherwise required to be paid by the Borrower pursuant to this Agreement, the Borrower shall compensate Lender, upon demand, for all losses, expense and liabilities (including any loss or expense incurred by reason of the borrowing, liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that the Lender may sustain (i) if for any reason a proposed Borrowing or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by Borrower or in a telephonic request by it for borrowing or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.9(a) (Delivery of Notice of Conversion or Continuation), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.7 (Mandatory Prepayments)) on a date that is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in clause (b) above or (iv) as a consequence of any failure by a Borrower to repay or prepay Eurodollar Rate Loans when required by the terms hereof, including, without limitation following delivery of a prepayment notice pursuant to Section 2.6 (Optional Prepayments) in respect of which the notified prepayment is not in fact made due to the prohibition in the final sentence of such Section 2.6 (Optional Prepayments). Lender shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to Lender, absent manifest error.

            Section 2.13 Capital Adequacy. If at any time Lender determines that
(a) the adoption of, or any change in, or in the interpretation of, any Requirement of Law regarding capital adequacy, (b) compliance with any such Requirement of Law or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) (and in each case whether in respect of the Lender itself or the Lender's source of finds) shall have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder, to a level below the level that the Lender could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by Lender the Borrower shall, subject to Section 8.1(b)(i) hereof and Section 8.5(b) of the Senior Credit Agreement, pay to the Lender, from time to time as specified by Lender, additional amounts sufficient to compensate Lender for such reduction. A certificate as to such amounts submitted to the Borrower by Lender shall be conclusive and binding for all purposes absent manifest error.

            Section 2.14 Taxes.

            (a) Deduction of Taxes. Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding, in the case of Lender (i) taxes measured by its net income and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which Lender is organized, (ii) any United States withholding taxes payable with respect to payments under the Loan Documents under Requirement of Laws in effect on the date hereof (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to the Lender, but not excluding any United States withholding taxes payable as a result of any change in such Requirement of Laws occurring after the date hereof (or the date of such Assignment and Acceptance) and (iii) taxes measured by its net income and franchise taxes imposed on it, by the jurisdiction in which Lender's principal place of business is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by any Requirement of Law to be deducted from, or in respect of, any sum payable under any Loan Document to Lender (w) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (x) the Borrower shall make such deductions, (y) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (z) the Borrower shall deliver to the Lender evidence of such payment.

            (b) Stamp or Documentary Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any applicable foreign jurisdiction and all liabilities with respect thereto, arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

            (c) Indemnification. The Borrower shall indemnify Lender for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by Lender and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date Lender makes written demand therefor.

            (d) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of the Obligations.

            Section 2.15 Collateral Audits. On and after the date hereof, the Borrower shall promptly provide the Lender with copies of all collateral audits conducted by the Senior Agent of which the Borrower has been provided a copy. The Borrower shall notify the Lender promptly after the Borrower receives notice of any collateral audit to be conducted by the Senior Agent.

                                   Article III

                    CONDITIONS PRECEDENT TO THE EFFECTIVENESS
                         OF THIS AGREEMENT AND TO LOANS

            Section 3.1 Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall become effective on the date (the "Effective Date") on which the Lender shall have received each of the following, unless otherwise indicated or agreed to by the Lender, each in form and substance satisfactory to the Lender:

            (a) (i) this Agreement, duly executed and delivered by the Borrower and, for the account of Lender requesting the same, (ii) a Subordinated Note or Subordinated Notes of the Borrower conforming to the requirements set forth herein, and (iii) evidence satisfactory to the Lender that, as of the Effective Date, the Senior Credit Agreement has been duly executed and delivered by the Borrower;

            (b) the Subordinated Pledge and Security Agreement, duly executed by the Borrower, Pellet, NSFC and ProCoil and NSH, together with:

                  (i) evidence satisfactory to the Lender that, upon the filing and recording of instruments delivered on or before the Effective Date, the Lender shall have a valid and perfected security interest in the Collateral, senior to all security interests in the Collateral except that of the Senior Agent (for the benefit of the Senior Secured Parties) including (A) such documents duly executed by each Loan Party as the Lender may request with respect to the perfection of its security interests in the Collateral (including evidence satisfactory to the Lender that financing statements under the UCC, patent, trademark and copyright security agreements suitable for filing with the Patent and Trademark Office or the Copyright Office, as the case may be, and other applicable documents under the laws of any jurisdiction have been appropriately filed with respect to the perfection of Liens created by the Subordinated Pledge and Security Agreement) and (B) copies of search reports pursuant to the UCC as of a recent date listing all effective financing statements naming any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those that shall be terminated on the Effective Date;

                  (ii) evidence satisfactory to the Lender that share certificates representing all certificated Stock being pledged pursuant to such

      Subordinated Pledge and Security Agreement and stock powers for such share certificates duly executed in blank have been delivered to the Senior Agent;

                  (iii) evidence satisfactory to the Lender that all instruments representing notes being pledged pursuant to such Subordinated Pledge and Security Agreement, duly endorsed in favor of the Senior Agent or in blank, including without limitation Intercompany Notes (as defined in the Subordinated Pledge and Security Agreement) between the Guarantors and the Borrower, have been delivered to the Senior Agent;

                  (iv) evidence satisfactory to the Lender that duly executed Deposit Account Control Agreements from all Deposit Account Banks have been entered into with the Senior Agent;

                  (v) evidence satisfactory to the Lender that the Senior Agent has received duly executed control account agreements from (A) all securities intermediaries with respect to all securities accounts and securities entitlements of the Borrower and Pellet and (B) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by the Borrower and Pellet; and

                  (vi) (A) duly executed Collateral Account Control Agreements from (x) all Deposit Account Banks and (y) all securities intermediaries with respect to all securities accounts and securities entitlements of the Borrower and Guarantors and (B) control account agreements, in form and substance satisfactory to the Lender, from all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by the Borrower and the Guarantors.

            (c) the Lien Subordination Agreement, duly executed by Senior Agent, Lender, Borrower and each Guarantor.

            (d) a favorable opinion of Yukevich, Marchetti, Liekar & Zangrilli, P.C., counsel to the Loan Parties, in substantially the form of Exhibit F (Form of Opinion of Counsel for the Loan Parties), addressed to the Lender and addressing such matters as Lender may reasonably request and a favorable opinion of Klehr, Harrison, Harvey, Branzburg & Ellers as to issues of perfection under Delaware law;

            (e) the Subordinated Guaranty duly executed by Pellet, NSFC, ProCoil, NSH and any other Material Subsidiary.

            (f) a copy of each Related Document as in effect on the Effective Date certified as being complete and correct by a Responsible Officer of the Borrower;

            (g) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State of the state of organization of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

            (h) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) the names and true signatures of each officer who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (ii) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (iii) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of the Agreement and the other Loan Documents to which it is a party and (iv) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to clause (g) above;

            (i) a certificate of a Responsible Officer of the Borrower and the Guarantors, stating that the Borrower and each Guarantor are Solvent as of the Effective Date after giving effect to the payment of all estimated legal, accounting and other fees related hereto;

            (j) a copy of the latest Borrowing Base Certificate (as defined in the Senior Credit Agreement) delivered to the Senior Agent;

            (k) a certificate of a Responsible Officer of the Borrower to the effect that (i) the conditions set forth in Section 3.2(b) (Representations and Warranties; No Defaults) have been satisfied and (ii) no Legal Proceedings shall have been initiated against Borrower or any of its Material Subsidiaries which, if adversely determined, would have a Material Adverse Effect;

            (l) evidence satisfactory to the Lender that the insurance policies required by Section 6.5 (Maintenance of Insurance) and each Collateral Document are in full force and effect, together with endorsements naming the Lender, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the Collateral;

            (m) a letter from the Borrower to its independent certified public accountants authorizing such independent certified public accountants to communicate with the Lender in accordance with Section 6.6 (Access);

            (n) evidence satisfactory to the Lender that, as of the Effective Date, the procedures with respect to cash management required by the Collateral Documents and the Senior Collateral Documents have been established and are currently being maintained by each Loan Party, together with copies of all executed lockbox agreements and Deposit Account Control Agreements and Collateral Account Control Agreements executed by such Loan Party in connection therewith;

            (o) evidence satisfactory to the Lender that, as of the Effective Date, all costs accrued and unpaid fees and expenses due and payable on or before the Effective Date required to be paid to the Lender on or before the Effective Date have been paid;

            (p) (i) evidence satisfactory to the Lender that, as of the Effective Date, each of the Borrower and its Material Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Material Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents;

            (ii) without prejudice to the generality of Subsection 3. 1(p)(i,), approval of the Board of Directors of the Borrower and approval of the independent directors of the Borrower acting as a special committee;

            (q) evidence satisfactory to the Lender that, as of the Effective Date, the Refinancing shall have occurred in form and substance reasonably satisfactory to the Lender;

            (r) a copy of the Borrower's Form l0-Q for the period ended September 30, 2001, as filed with the Securities and Exchange Commission; and

            (s) such other certificates, documents, agreements and information with respect to Borrower and the Guarantors as the Lender may, in its sole discretion, request.

            Section 3.2 Conditions Precedent to Each Loan. The obligation of Lender on any date (including the Effective Date) to make any Loan is subject to the satisfaction of all of the following conditions precedent:

            (a) Request for Borrowing. With respect to any Loan, the Lender shall have received a duly executed Notice of Borrowing.

            (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan, both before and after giving effect thereto and, in the case of such Loan, to the application of the proceeds therefrom:

                  (i) The representations and warranties set forth in Article IV (Representations and Warranties) and in the other Loan Documents shall be true and correct on and as of the Effective Date and shall be true and correct in all material respects on and as of any such date after the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

                  (ii) no Borrowing Base Deficiency shall exist; and

                  (iii) no Event of Default shall have occurred and be continuing.

            (c) Borrowing Base. The Borrower shall have delivered to the Lender a copy of all Borrowing Base Certificates (as defined in the Senior Credit Agreement) required to be delivered by it to the Senior Agent pursuant to
Section 3.2(c) of the Senior Credit Agreement through the date of such Loan.

            (d) No Legal Impediments. The making of such Loan on such date does not violate any Requirement of Law on the date of or immediately following such Loan and is not enjoined, temporarily, preliminarily or permanently.

            (e) Indenture Provisions. The Lender shall have received evidence and calculation reasonably satisfactory to it demonstrating that the making of such Loan on such date does not violate any provision of the Indenture, including without limitation, Section 4.05, and without limitation, that such Loan will constitute "Permitted Debt" as defined in the Indenture.

            (f) Additional Matters. The Lender shall have received such additional documents, information and materials as Lender may reasonably request.

Each submission by the Borrower to the Lender of a Notice of Borrowing and the acceptance by the Borrower of the proceeds of each Loan requested therein (each such event being a "Credit Event"), shall be deemed to constitute a representation and warranty by the Borrower as to the matters specified in clause (b) above on the date of the making of such Loan.

            Section 3.3 Post Closing Conditions. Within the number of days set forth below after the occurrence of the Effective Date or such other period of time as determined by the Lender, acting reasonably, the Borrower shall deliver to the Lender the following, each in form and substance satisfactory to the
Lender:

            (a) within thirty (30) days, a Mortgagee's Waiver covering the Real Estate mortgaged pursuant to the Indenture;

            (b) within thirty (30) days, the Collateral Account Control Agreement among the Borrower, the Lender, Mellon Bank, N.A. and Mellon Financial Services Corporation #1; and

            (c) within seventy-five (75) days, such duly executed Bailee's Letters with respect to Inventory representing 50% (or such lesser percentage as is satisfactory to the Lender) of the aggregate value of the Inventory of the Borrower (valued at cost on a first-in, first-out basis) that, on the last Business Day of the calendar month immediately preceding the Effective Date, was located, stored, used or otherwise held at the premises of any third party.

                                   Article IV

                         REPRESENTATIONS AND WARRANTIES

            To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that, on and as of the Effective Date (after giving effect to the making of any Loan or other financial accommodations to be made on the Effective Date) and on and as of each date as required by
Section 3.2(b)(i):

            Section 4.1 Corporate Existence; Compliance with Law. Each of the Borrower and its Material Subsidiaries, (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as is or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect and (f) has obtained all Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

            Section 4.2 Corporate Power; Authorization; Enforceable Obligations.

            (a) Noncontravention. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

                  (i) are within Borrower's corporate, limited liability company, partnership or other powers;

                  (ii) have been, or at the time of delivery thereof pursuant to
      Article III (Conditions Precedent to the Effectiveness of this Agreement and to Loans) will have been duly authorized by all necessary corporate action, including the consent of shareholders where required;

                  (iii) do not and will not (A) contravene any Loan Party's or any of the Borrower's Material Subsidiaries' respective Constituent Documents, (B) violate any other Requirement of Law applicable to Borrower (including under its Constituent Documents or Regulations T, U and X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder) or any Order of any Governmental Authority applicable to Borrower, (C) conflict with or result in the breach of, or constitute or result in a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of Borrower or any of its Material Subsidiaries (including, without limitation, any provision in the Indenture) or (D) result in the creation or imposition of any Lien or Encumbrance upon any property of Borrower or any of its Material Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents;

                  (iv) do not require obtaining any Permit from or filing or registration with, any Governmental Authority or any other Person, other than those listed on Schedule 4.2 (Permits) and which have been obtained or made, copies of which have been or will be delivered to the Lender pursuant to Section 3.1(p) and each of which on the Effective Date will be in full force and effect and, with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents; and

            (b) Due Execution. This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by Borrower. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

            (c) Indenture. Without limiting any other representation or warranty made by any Loan Party in any Loan Document, the obtaining of any Loan hereunder will not result in any default under, and the provisions of Sections 7.4 (Restricted Payments) and 7.3 (Restrictions on Subsidiary Distributions; No New Negative Pledge) do not conflict with, any provision of the Indenture as in effect on the Effective Date, including, without limitation, Section 4.05 and
Section 4.11 of the Eleventh Supplemental Indenture as in effect on the Effective Date.

            Section 4.3 Financial Statements.

            (a) Accuracy of Financial Statements. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2000 and December 31, 1999, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the Fiscal Years then ended, certified by Ernst & Young, LLP, and the consolidated balance sheets of the Borrower and its Subsidiaries as at September 30, 2001, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the six (6) months then ended, certified by a Responsible Officer of the Borrower, copies of which have been furnished to Lender, fairly present, subject, in the case of said balance sheets as at September 30, 2001, and said statements of income, retained earnings and cash flows for the six (6) months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

            (b) No Additional Liability. Neither the Borrower nor any of its Material Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment that is not reflected in the Financial Statements referred to in Section 4.3(a) (Accuracy of Financial Statements) or in the notes thereto or otherwise permitted by this Agreement.

            Section 4.4 Legal Proceedings. There are no pending, or, to the knowledge of the Borrower, threatened, Legal Proceedings that may affect the Borrower or any of its Material Subsidiaries or their respective properties before any Governmental Authority other than those that, if determined adversely to Borrower, would not have a Material Adverse Effect. The performance of any action by Borrower required or contemplated by any Loan Document is not restrained or enjoined (either temporarily, preliminarily or permanently).

            Section 4.5 Material Adverse Change. Since December 31, 2000, there has been no Material Adverse Change and there have been no events or developments that, in the aggregate, have had a Material Adverse Effect other than as has been disclosed in the Borrower's Form l0-Q for the period ended September 30, 2001.

            Section 4.6 Solvency. Both before and after giving effect to (a) the Loans to be made or extended on the Effective Date or such other date as Loans requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the consummation of the other financing transactions contemplated hereby and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.

            Section 4.7 Litigation. There are no pending or, to the knowledge of the Borrower, threatened actions, investigations or proceedings affecting the Borrower, or any of its Material Subsidiaries before any court, Governmental Authority or arbitrator other than those that, in the aggregate, are not reasonably likely to be determined adversely to any Loan Party and, if so determined, would not have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any Loan Document is not restrained or enjoined (either temporarily, preliminarily or permanently).
Schedule 4.7 (Litigation) lists all litigation pending against any Loan Party at the Effective Date that, if adversely determined, would have a Material Adverse Effect.

            Section 4.8 Taxes.

            (a) Timely Filing of Tax Returns and Payment of Taxes. All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except when contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Except as disclosed to the Lender in writing, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

            (b) Tax-Sharing Agreements. None of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for filing of any Tax Return or the assessment or collection of any charges, or (ii) any obligation under any tax sharing agreement, arrangement or other Contractual Obligation other than those of which the Lender has received a copy prior to the Effective Date, or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Borrower (or its Tax Affiliate) is the common parent.

            Section 4.9 Full Disclosure. The information prepared or furnished by or on behalf of the Borrower in connection with this Agreement or the consummation of the financing hereunder taken as a whole does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements contained therein or herein not misleading. All facts known to the Borrower that are material to an understanding of the financial condition, business, properties or prospects of the Borrower and its Material Subsidiaries taken as one enterprise have been disclosed to the Lender.

            Section 4.10 Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder.

            Section 4.11 Ownership of the Material Subsidiaries and Certain Assets. Set forth on Schedule 4.11 (Material Subsidiaries) is a true, complete and accurate list showing, as of the Effective Date, all Material Subsidiaries of the Borrower and, as to each such Material Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Effective Date and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and any other Stock and Stock Equivalents of such Material Subsidiary. All of the outstanding Stock of each Material Subsidiary of the Borrower has been validly issued, is fully paid and non-assessable and is owned by the Borrower or a Material Subsidiary of the Borrower free and clear of all Liens and Encumbrances (other than the Liens created pursuant to the Senior Loan Documents and the Subordinated Pledge and Security Agreement). Neither the Borrower nor any such Material Subsidiary is a party to, or has knowledge of, any Contractual Obligation restricting the transfer or hypothecation of any Stock or Stock Equivalent of any such Material Subsidiary, other than the Loan Documents and the Senior Loan Documents. The Borrower does not own or hold, directly or indirectly, any Securities of any Person other than such Subsidiaries and Investments permitted by Section 7.7 (Investments in Other Persons). There are no Material Subsidiaries other than Pellet, NSFC, ProCoil, and NSH on the Effective Date and thereafter no other Material Subsidiaries that have not executed and delivered to the Lender a Subordinated Guaranty, a Subordinated Pledge and Security Agreement and any other Collateral Documents in connection therewith, and all documents and items necessary to achieve a valid, second priority (behind only the Senior Secured Parties) perfected security interest in the Collateral of such Material Subsidiary as contemplated thereby. No Subsidiary of the Borrower other than Pellet and NSFC owns any material amount of Accounts or Inventory.

            Section 4.12 ERISA.

            (a) List of Employee Benefit Plans. Schedule 4.12 (Employee Benefit Plans) separately identifies, as of the Effective Date, all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of
Section 3(3) of ERISA to which the Borrower or any of its Material Subsidiaries has any obligation or liability, contingent or otherwise.

            (b) Tax Qualification. Each employee benefit plan of the Borrower or any of its Material Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where all such failures have no Material Adverse Effect.

            (c) Compliance with Requirements of Law. Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would have no Material Adverse Effect.

            (d) No Material Adverse Effect. There has been no, nor is there reasonably expected to occur any, ERISA Event which will have a Material Adverse Effect.

            (e) No Withdrawal Liability. Except to the extent set forth on
Schedule 4.12 (Employee Benefit Plans), none of the Borrower or any Subsidiary or any ERISA Affiliate thereof would have any Withdrawal Liability as a result of a complete withdrawal as of the Effective Date from any Multiemployer Plan.

            Section 4.13 Liens and Encumbrances. There are no Liens or Encumbrances of any nature whatsoever on any properties of any Loan Party or any of its Material Subsidiaries other than those permitted by Section 7.1 (Liens, Etc.). The Liens granted by the Borrower to the Lender pursuant to the Collateral Documents are fully perfected Liens in and to the Collateral, subject only to timely filing with Governmental Authorities of the appropriate UCC-l and UCC-3 financing statements. Schedules 7.1 (Existing Liens) and 7.3 (Existing Negative Pledges) together encompass all Liens and Encumbrances of all Loan Parties as of the Effective Date other than Permitted Customary Liens. On and after September 28, 2001, there have been no Liens or Encumbrances granted by the Borrower on any properties of any Loan Party or any of its Material Subsidiaries other than the Liens granted under the Senior Loan Documents.

            Section 4.14 Related Documents. Except as set forth on Schedule 4.14 (Amendments to Related Documents) and as permitted under Section 7.10 (Modification of Related Documents), none of the Related Documents has been amended or modified in any respect and no provision therein has been waived. Each of the representations and warranties in each of the Related Documents are true and correct in all material respects, and no default or material breach (or event which with the giving of notice or lapse of time or both would be a default or a material breach) has occurred thereunder, except as duly waived, to the extent such waiver is permitted under Section 7.10 (Modification of Related Documents) and a copy of such waiver has been delivered to the Lender.

            Section 4.15 No Burdensome Restrictions; No Defaults.

            (a) Material Contracts. None of the Borrower or any of its Material Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien or other Encumbrance (other than a Lien or Encumbrance granted pursuant to a Loan Document or a Senior Loan Document or otherwise permitted hereby) on the property or assets of any thereof or (ii) is subject to any restriction under its Constituent Documents that would have a Material Adverse Effect.


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

            (b) No Default. None of the Borrower or any of its Material Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to Borrower or to any Material Subsidiary of the Borrower, other than, in either case, those defaults which in the aggregate would not have a Material Adverse Effect.

            (c) No Default or Event of Default. No Default or Event of Default has occurred and is continuing.

            (d) Requirements of Law. To the best knowledge of the Borrower, there is no Requirement of Law applicable to Borrower the compliance with which by Borrower would have a Material Adverse Effect.

            (e) Restrictions on Stock. No Material Subsidiary of the Borrower is subject to any Contractual Obligation restricting or limiting its ability to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of, any such shares or any shareholder rights, except pursuant to a Loan Document or any Senior Loan Document.

            Section 4.16 No Other Ventures. Except as set forth on Schedule 4.16 (Joint Ventures and Partnerships), none of the Borrower or any of its Material Subsidiaries is engaged in any joint venture or partnership with any other Person.

            Section 4.17 Investment Company Act. None of the Borrower or any of its Material Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. None of the making of the Loans by the Lender, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents will result in a violation by the Borrower or any of its Material Subsidiaries of any provision of such act or any Requirement of Law created by the Securities and Exchange Commission thereunder.

            Section 4.18 Public Utility Holding Company Act. None of the Borrower or any of its Material Subsidiaries is a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

            Section 4.19 Insurance. All policies of insurance of any kind or nature of the Borrower and its Material Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage (a) as is sufficient and as is customarily carried by businesses of the size and character of such Person and (b) as is required under any of the Related Documents or Loan Documents. Since June 30, 2001, none of the Borrower or any of its Material Subsidiaries has had any material policy on insurance terminated (other than at its request).

            Section 4.20 Labor Matters.

            (a) No Strikes. There are no strikes, work stoppages, slowdowns or lockouts pending, threatened against or involving, the Borrower or any of its Material Subsidiaries, other than those that in the aggregate would not have a Material Adverse Effect.

            (b) No Claims or Complaints. There are no unfair labor practices, grievances or complaints pending, or, to the best of the Borrower's knowledge after due inquiry, threatened, against or involving the Borrower or any of its Material Subsidiaries, nor are there any arbitrations or grievances threatened involving the Borrower or any of its Material Subsidiaries, other than those that, in the aggregate, if resolved adversely to the Borrower or such Material Subsidiary, would not have a Material Adverse Effect.

            Section 4.21 Use of Proceeds. The proceeds of the Loans are being used by the Borrower solely for general working capital and corporate purposes and to repay or prepay any principal amount owing under any note issued under the Indenture as long as permitted under the Senior Credit Agreement.

            Section 4.22 Environmental Matters.

            (a) Environmental Laws. The operations of the Borrower and each of its Material Subsidiaries and their respective tenants have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that in the aggregate have no Material Adverse Effect or have been disclosed in the Financial Statements delivered pursuant to Section 4.3(a) (Accuracy of Financial Statements).

            (b) No Threatened Legal Proceeding. None of the Borrower or any of its Material Subsidiaries or any Real Estate currently (or, to the best of the knowledge of the Borrower after due inquiry, previously) owned, operated or leased by or for the Borrower or any of its Material Subsidiaries is subject to any pending or, to the knowledge of the Borrower, threatened claim, Order, Contractual Obligation, notice of violation or potential liability or is subject to any pending, or, to the Borrower's knowledge, threatened, Legal Proceeding with respect to (i) any Environmental Law, (ii) a Remedial Action or (iii) Environmental Liabilities and Costs arising from a Release or threatened Release, other than those that in the aggregate have no Material Adverse Effect.

            (c) Disposal Facilities. Except as set forth on Schedule 4.22 (Disposal Facilities), none of the Borrower or any of its Material Subsidiaries maintains a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq., as amended, the regulations thereunder or similar Requirement of Law.

            (d) No Undisclosed Information. There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of real property owned, operated or leased by the Borrower or any of its Material Subsidiaries that are not specifically included in the financial information furnished to the Lender other than those that in the aggregate have no Material Adverse Affect.

            (e) No Environmental Lien. As of the Effective Date, no Environmental Lien has attached to any property of the Borrower or any of its Material Subsidiaries.

            Section 4.23 Intellectual Property. The Borrower and its Material Subsidiaries own or license or otherwise have the right to use all license, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Subordinated Pledge and Security Agreement) that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any


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

private label brands of the Borrower or any of its Material Subsidiaries. To the Borrower's knowledge, no slogan or other advertising device, product, process method, substance, part or component, or other material now employed, or now contemplated to be employed, by the Borrower or any of its Material Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened. No Subsidiary of the Borrower other than a Material Subsidiary owns any Intellectual Property (as defined in the Subordinated Pledge and Security Agreement) that is material to its business or that of the Borrower.

            Section 4.24 Title; Real Estate.

            (a) Title. Each of the Borrower and its Material Subsidiaries has good and marketable title to, or valid leasehold interests in, all Real Estate and good title to all personal property purported to be owned by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien or other Encumbrance, except Liens permitted under Section 7.1 (Liens, Etc.). The Borrower and its Material Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's and its Material Subsidiaries' right, title and interest in and to all such property.

            (b) Permits. All Permits required to have been issued or appropriate to enable all real property owned or leased by the Borrower and its Material Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, would not have a Material Adverse Effect.

            (c) No Condemnation Proceeding. None of the Borrower or any of its Material Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding or other Legal Proceeding affecting any Real Estate owned or leased by the Borrower or any of its Material Subsidiaries or any part thereof, except those which, in the aggregate, would not have a Material Adverse Effect.

            (d) No Damage. No portion of any real property owned or leased by the Borrower or any of its Material Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition.

            Section 4.25 Existing Indebtedness. Schedule 4.25 (Existing Indebtedness) separately identifies all Indebtedness as of the Effective Date of the Borrower and its Subsidiaries which is to remain outstanding after the Effective Date and is (a) for borrowed money, (b) incurred outside of the ordinary course of the business and in a manner and to the extent consistent with past practice or (c) material to the financial condition, business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (or will be material to the financial condition, business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole). For purposes of clause (c) above, Indebtedness equal to or in excess of ten million Dollars ($10,000,000) shall be deemed material.

            Section 4.26 Deposit Accounts. Schedule 4.26 (Deposit Accounts) contains a complete and accurate list, as of the Effective Date, of each Deposit Account of the Borrower and its Material Subsidiaries, specifying the nature of such account and whether any proceeds of Collateral are deposited therein.

                                    Article V

                               REPORTING COVENANTS

            As long as any Obligation or the Commitment remains outstanding, unless the Lender otherwise consents in writing, the Borrower agrees with the Lender that:

            Section 5.1 Financial Statements. The Borrower shall furnish to the Lender the following Financial Statements and information:

            (a) Monthly Reports. As soon as available and in any event within thirty (30) days after the end of each fiscal month in each Fiscal Year (other than any fiscal month ending on the last day of any Fiscal Quarter), consolidated and consolidating unaudited balance sheets of the Borrower and its Subsidiaries as of the close of such month and consolidated and consolidating statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for such month and that portion of the current Fiscal Year ending as of the close of such month, in each case prepared in accordance with GAAP (subject to the absence of footnote disclosure and normal recurring year-end audit adjustments) together with (i) a schedule of all monies advanced or loaned by the Borrower to any Guarantor, (ii) a statement by a Responsible Officer of the Borrower that such financial information presents fairly in accordance with GAAP (subject to the absence of footnote disclosure and normal recurring year-end adjustments) the financial position, results of operations and statements of cash flow of the Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such month and for the period then ended and (iii) a certificate of such Responsible Officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

            (b) Quarterly Financial Statements and Compliance Certificates. As soon as available and in any event within fifty (50) days after the end of each Fiscal Quarter of each Fiscal Year, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the Responsible Officer of the Borrower and a certificate of such Responsible Officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

            (c) Annual Audited Financial Statements. As soon as available and in any event within ninety-five (95) days after the end of each Fiscal Year, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such year and consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by the Borrower's Accountants, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing or, if in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof;


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

            (d) Compliance Certificate. Promptly after delivery to the Senior Agent, a copy of each Compliance Certificate (as defined in the Senior Credit Agreement) delivered to the Senior Agent;

            (e) Borrowing Base Certificate. Promptly after delivery to the Senior Agent, a copy of each Borrowing Base Certificate (as defined in the Senior Credit Agreement) delivered to the Senior Agent;

            (f) Annual Operating Plans. Not later than thirty (30) days after the end of each Fiscal Year beginning with the Fiscal Year ending December 31, 2001, an annual operating plan of the Borrower and its Subsidiaries for the following Fiscal Year, approved by the Board of Directors of the Borrower, which shall include, without limitation, a statement of all of the material assumptions on which such plan is based, monthly balance sheets and a monthly budget for the following year and which shall integrate sales, gross profits, operating expenses, operating profit and cash flow projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance through the Fiscal Year ending after the third (3rd) anniversary of the "Effective Date" (as defined in the Senior Credit Agreement) based on historical performance);

            (g) Changes in Bank Accounts. Prior written notice of any closing or other change in the existing bank accounts of the Borrower or Pellet (or the establishment of any new bank account by the Borrower or Pellet) or any agreement relating thereto;

            (h) Landlord's Waiver. Promptly after delivery to the Senior Agent, a copy of each Landlord's Waiver (as defined in the Senior Credit Agreement) delivered to the Senior Agent, and, if requested by the Lender, a corresponding landlord's waiver in favor of the Lender; and

            (i) Additional Information. Promptly, from time to time, such other information regarding the operations, including information regarding specific product categories and lines of business of the Borrower and its Subsidiaries, the business affairs and financial condition (including financial controls and accounting practices) of the Borrower or any of its Subsidiaries or compliance by any Loan Party and its Subsidiaries with the terms of any Loan Document, as the Lender may reasonably request.

            Section 5.2 Default Notices. Promptly, and in any event within five
(5) Business Days after any Responsible Officer of the Borrower becomes aware of any occurrence which it knows to constitute any Default or Event of Default, the Borrower shall deliver to the Lender a certificate of a Responsible Officer setting forth the details of such occurrence and the action which the Borrower is taking or proposes to take with respect thereto.

            Section 5.3 Expected Net Cash Proceeds. The Borrower shall promptly furnish the Lender with a copy of each notice delivered to the Senior Agent pursuant to Section 6.3 (Expected Net Cash Proceeds) of the Senior Credit Agreement.

            Section 5.4 ERISA Matters. The Borrower shall furnish the Lender:

            (a) ERISA Event. Promptly and in any event within thirty (30) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower, its Subsidiaries or its ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with any Governmental Authority pertaining thereto;

            (b) Request for Minimum Funding Waiver. Promptly and in any event within ten (10) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with any Governmental Authority pertaining thereto;

            (c) Notice of Intent to Terminate. Simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

            Section 5.5 Litigation. Promptly after the commencement thereof, the Borrower shall give the Lender written notice of the commencement of any Legal Proceeding that, if adversely determined, would have a Material Adverse Effect. Not later than fifty (50) days after the end of each Fiscal Quarter, the Borrower shall deliver to the Lender a written report describing any Legal Proceeding that may affect the Borrower or any of its Subsidiaries and that, in the reasonable judgment of the Borrower, exposes the Borrower or such Subsidiary to liability in an amount aggregating two million Dollars ($2,000,000) or more.

            Section 5.6 Notices under Related Documents. Promptly after the sending or filing thereof, the Borrower shall send the Lender copies of all material notices, certificates or reports delivered pursuant to or in connection with any Related Document

            Section 5.7 SEC Filings; Press Releases. Promptly after the sending or filing thereof, the Borrower shall serve the Lender copies of (a) all reports which the Borrower sends to its security holders generally or to the holders of Securities issued under the Indenture, (b) all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of Borrower made available by Borrower to the public.

            Section 5.8 Labor Relations. Promptly after becoming aware of the same, the Borrower shall give the Lender written notice of (a) any material labor dispute to which the Borrower or any of its Material Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such Person.

            Section 5.9 Insurance. As soon as is practicable and in any event within thirty (30) days prior to the expiration or termination of any insurance coverage for which the Borrower is required to name the Lender as additional insured or loss payee hereunder or under any Loan Document, the Borrower shall furnish the Lender a confirmation executed by the insurance company or the Borrower's insurance broker and in form and substance satisfactory to the Lender that such coverage has been continued.

            Section 5.10 Environmental Matters. The Borrower shall provide the Lender promptly and in any event within ten (10) days of the Borrower or any of its Material Subsidiaries learning of any of the following, written notice of each of the following:

            (a) Environmental Lien. The receipt by Borrower of notification that any real or personal property of Borrower is or is reasonably likely to be subject to any Environmental Lien;

            (b) Notice of Violation of an Environmental Law. The receipt by Borrower of any notice of violation of or potential liability under, or knowledge by such Borrower that there exists a condition that could reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which, in the aggregate, would not be reasonably likely to subject the Borrower and its Subsidiaries collectively to Environmental Liabilities and Costs that have a Material Adverse Effect;

            (c) Commencement of a Legal Proceeding. The commencement of any Legal Proceeding alleging a violation of or liability under any Environmental Law, other than those the consequences of which in the aggregate would have no reasonable likelihood of subjecting the Borrower and its Subsidiaries collectively to Environmental Liabilities and Costs that have a Material Adverse Effect;

            (d) Property Acquisition. Any proposed acquisition of Securities, assets or real estate, any proposed leasing of property or any other action of the Borrower or any of its Material Subsidiaries, other than those the consequences of which in the aggregate would have no reasonable likelihood of subjecting the Borrower and its Subsidiaries collectively to Environmental Liabilities and Costs that have a Material Adverse Effect; and

            (e) Additional Permits; Additional Capital Improvements. Any proposed action by the Borrower or any of its Material Subsidiaries or any change in Environmental Laws that, in the aggregate, have a reasonable likelihood of requiring the Borrower to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in the aggregate subject the Borrower to Environmental Liabilities and Costs that have a Material Adverse Effect; and

            (f) Status Report. Upon written request by Lender, a report providing an update of the status of any environmental, health or safety compliance,


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

hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

            Section 5.11 Customer Contracts. Promptly after becoming aware of the same, the Borrower and each of its Subsidiaries shall give the Lender written notice of any cancellation, termination or loss of any material Contractual Obligation or other customer arrangement of the Borrower or any of its Material Subsidiaries prior to the earlier of (i) the date of termination of the Commitment pursuant to the terms of this Agreement and (ii) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

            Section 5.12 Other Information. The Borrower shall provide the Lender with such other information respecting the business, properties, condition (financial or otherwise) or operations of the Borrower or any of its Subsidiaries as Lender may from time to time reasonably request.

                                   Article VI

                              AFFIRMATIVE COVENANTS

            As long as any Obligation or the Commitment remains outstanding, unless the Lender otherwise consents in writing, the Borrower agrees with the Lender that:

            Section 6.1 Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except as permitted by Section 7.5 (Restriction on Fundamental
                                   -----------
Changes).

            Section 6.2 Compliance with Law, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, comply in all material respects with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.

            Section 6.3 Conduct of Business. The Borrower shall, and shall cause each of its Material Subsidiaries to conduct its business in the ordinary course consistent with past practice and use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Material Subsidiaries; provided, however, that the Borrower shall not be deemed in default of this
Section 6.3 if all such failures to comply in the aggregate would have no Material Adverse Effect.

            Section 6.4 Payment of Taxes, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful claims, taxes, assessments, charges and levies of a Governmental Authority, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

            Section 6.5 Maintenance of Insurance. The Borrower shall maintain, and cause to be maintained for each of its Material Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Material Subsidiary operates and, in any event, all insurance required by any Collateral Documents.

            Section 6.6 Access. The Borrower shall from time to time, permit the Lender, and any of its agents or representatives, within five (5) Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required), on any Business Day, to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors and (d) communicate directly with the Borrower's Accountants and any other certified public accountants. The Borrower shall authorize its certified public accountants (including the Borrower's Accountants) to disclose to the Lender any and all financial statements and other information of any kind, as the Lender reasonably requests from the Borrower and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

            Section 6.7 Keeping of Books. The Borrower shall, and shall cause each of its Material Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of the Borrower and each such Material Subsidiary.

            Section 6.8 Maintenance of Properties, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain and preserve (a) in good working order and condition all of its properties that are necessary in the conduct of its business, (b) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business except where failure to so maintain and preserve the items set forth in clauses (a) through (c) above would not, in the aggregate, have a Material Adverse Effect.

            Section 6.9 Maintenance of Contractual Obligations, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, perform, observe and comply with each of the covenants, conditions and agreements set forth in the Related Documents (which in the case of the Senior Loan Documents, shall be as such covenants, conditions and agreements are from time to time waived or amended in accordance with the provisions thereof) and under each other Contractual Obligation under which it or any of its Material Subsidiaries may be bound (including to pay all rent and other charges payable under any lease and all Indebtedness and other obligations as the same become due) and do all things necessary to preserve and to keep unimpaired any rights the Borrower or any of its Material Subsidiaries may have under any Contractual Obligation; provided, however, that the Borrower shall not be deemed in default of this
Section 6.9 if all such failures in the aggregate would have no Material Adverse Effect.

            Section 6.10 Application of Proceeds. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.21 (Use of Proceeds).

            Section 6.11 Fiscal Year. The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain as its fiscal year the twelve month period ending on the thirty-first (31st) of December of each year.


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            Section 6.12 Environmental. The Borrower shall, and shall cause each
Material Subsidiary to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of the Borrower and its Material Subsidiaries incurring Environmental Liabilities and Costs that have a Material Adverse Effect, promptly advise the Lender thereof and (a) if requested by the Lender, conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take such Remedial Action, make such investigation or take such other action as required by Environmental Laws or other Requirements of Law or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event.

            Section 6.13 Inventory.

            (a) Appraisals and Investigations. The Borrower shall promptly furnish to the Lender any information which Borrower furnishes to the Senior Agent regarding the Collateral and its value, including without limitation all information provided by the Borrower to the Senior Agent pursuant to Section
7.13 of the Senior Credit Agreement, and correct and complete copies of any invoices, underlying agreements, instruments or other documents.

            (b) Verifications. The Lender may, at the Borrower's sole cost and expense, make physical or other forms of verifications of the Collateral at any time and in any manner and through any medium that the Lender considers advisable, and the Borrower and the Guarantors shall furnish, or shall cause to be furnished, all such assistance and information as the Lender may require in connection therewith.

            Section 6.14 Additional Collateral and Guaranties. To the extent not delivered to the Lender on or before the Effective Date, the Borrower agrees promptly to (i) execute and deliver to the Lender such amendments and supplements to the Collateral Documents and such additional Collateral Documents as the Lender deems necessary or advisable in order to grant to the Lender a perfected security interest, prior to all other security interests except that of the Senior Agent, in the Stock and Stock Equivalents and debt Securities of any Material Subsidiary that are owned by the Borrower or any of its Subsidiaries and requested to be pledged by the Lender; provided, however, that in no event shall the Borrower or any of its Subsidiaries be required to pledge in excess of 65% of the outstanding Stock of any Material Subsidiary that is not a Domestic Subsidiary or any of the stock of any


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Subsidiary of such Material Subsidiary, (ii) in the case of any such Material
Subsidiary that is a Domestic Subsidiary cause such new Material Subsidiary (A) to become a party to the Guaranty and the applicable Collateral Documents and
(B) to take such actions necessary or advisable to grant to the Lender a perfected security interest in the Collateral described in the Collateral Documents with respect to such new Material Subsidiary, including the filing of UCC financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Lender and the execution and delivery of appropriate Intercompany Notes (as defined in the Subordinated Pledge and Security Agreement) if not delivered to the Senior Agent, (iii) execute, record and deliver to the Lender such mortgages on any now or hereafter Unencumbered Real Estate owned by the Borrower, the Guarantors, or any Subsidiary, as requested by the Lender in its sole discretion, in order to grant to the Lender a perfected security interest, prior to all other security interests except that of the Senior Agent, in such Unencumbered Real Estate, and
(iv) if requested by the Lender, deliver to the Lender legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Lender.

            Section 6.15 Accounting Changes; Fiscal Year. The Borrower shall disclose in writing to the Lender promptly after such change, any change in (a) the accounting treatment, reporting practices or tax reporting treatment of the Borrower or any of its Material Subsidiaries and (b) the fiscal year of the Borrower or any of its Material Subsidiaries.

                                   Article VII

                               NEGATIVE COVENANTS

            As long as any Obligation or the Commitment remains outstanding and unless the Lender otherwise consents in writing, the Borrower agrees with the Lender that:

            Section 7.1 Liens, Etc. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist, any Lien or other Encumbrance upon, or with respect to, any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:


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            (a) Liens created pursuant to the Loan Documents or the Senior Loan
Documents;

            (b) Liens existing on the date of this Agreement and disclosed on
Schedule 7.1 (Existing Liens);

            (c) Customary Permitted Liens of the Borrower and its Subsidiaries;

            (d) purchase money Liens or purchase money security interests granted by the Borrower or any Subsidiary of the Borrower (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of the Borrower's or such Subsidiary's acquisition thereof) securing Indebtedness permitted under Section 7.2 (b) and (d) and limited in any case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;

            (e) Liens securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (b) or (d) above without any change in the assets subject to such Lien;

            (f) Liens in favor of lessors securing operating leases; and

            (g) pledges or deposits of cash or Cash Equivalents securing judgment liens; provided, however, that all such Liens in the aggregate have no Material Adverse Effect.

            Section 7.2 Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume, maintain or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

            (a) the Obligations and the Senior Loan Obligations;

            (b) Indebtedness existing on the date of this Agreement and disclosed on Schedule 4.25 (Existing Indebtedness) ("Existing Indebtedness");

            (c) Guaranty Obligations incurred by the Borrower or a Guarantor in respect of Indebtedness of the Borrower or a Guarantor otherwise permitted by this Section 7.2;


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            (d) Capital Lease Obligations and purchase money Indebtedness incurred by the Borrower or a Subsidiary of the Borrower to finance the acquisition of fixed assets in an aggregate outstanding principal amount not to exceed at any time the Fair Market Value of such fixed assets and, in the aggregate for all such Capital Lease Obligations and Indebtedness, fifty million Dollars ($50,000,000); provided, however, that, in the case of Capital Lease Obligations, the Capital Expenditure related thereto is otherwise permitted by
Section 5.1 (Capital Expenditures) of the Senior Credit Agreement; and provided, further, that, if the corresponding Capital Lease is the result of the conversion of an operating lease of the Borrower existing as of the Effective Date, then the present value of all payments due under such Capital Lease shall not be more than one hundred and five percent (105%) of the present value of all payments due or that will become due under such operating lease;

            (e) Renewals, extensions, refinancing and refundings of Indebtedness permitted by clause (b) or (d) above; provided, however, that any such renewal, extension, refinancing or refunding is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Borrower or such Subsidiary, including as to weighted average maturity, than, the Indebtedness being renewed, extended, refinanced or refunded;

            (f) Indebtedness arising from intercompany loans (i) from the Borrower to a Guarantor or from any Guarantor to the Borrower and (ii) from the Borrower or any Guarantor to any Subsidiary of the Borrower other than a Guarantor; provided, however, that the Investment in the intercompany loan to such Subsidiary is permitted under Section 7.7 (Investments in Other Persons);

            (g) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;

            (h) Indebtedness evidenced by bonds issued pursuant to the Indenture as in effect on the Effective Date, together with any supplements, amendments, restatements or other modifications as may be approved by the Lender; and

            (i) Indebtedness incurred after the Effective Date if otherwise permitted to be incurred by Section 4.05 (Limitation on Debt and Restricted Subsidiary Preferred Stock) of the Indenture; provided, however, that (x) no Capital Lease Obligation or purchase money Indebtedness shall be permitted under this clause (i) unless it is otherwise permitted under clause (d) or (e) above and (y) no Indebtedness


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arising from intercompany loans shall be permitted under this clause (i) unless it is otherwise permitted under clause (f) above.

            Section 7.3 Restrictions on Subsidiary Distributions; No New Negative Pledge. Other than pursuant to the Loan Documents and any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by Section 7.2(b), (d) or (e) (Indebtedness) above (in which latter case, any prohibition or limitation shall only be effective against the assets financed thereby) and except for restrictions set forth in the Indenture and in the Senior Loan Documents as of the Effective Date, the Borrower shall not, and shall not permit any of its Material Subsidiaries to, (a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Material Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Material Subsidiary or (b) enter into or, other than pursuant to agreements in effect on the date hereof, suffer to exist or become effective any agreement prohibiting or limiting the ability of the Borrower or any Material Subsidiary to create, incur, assume or suffer to exist any Lien or Encumbrance upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring other Indebtedness or Contractual Obligation to be equally and ratably secured with the Obligations.

            Section 7.4 Restricted Payments. The Borrower shall not, and shall not permit any of its Material Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided, however, that any Material Subsidiary may make Restricted Payments to the Borrower or Pellet; provided, further, that, the Borrower and its Material Subsidiaries may make any Restricted Payment permitted under Section 4.06 (Limitation on Restricted Payments) of the Indenture and under Section 8.5 (Restricted Payments) of the Senior Credit Agreement.

            Section 7.5 Restriction on Fundamental Changes. The Borrower shall not, and shall not permit any of its Material Subsidiaries to, (a) merge with any Person other than a Wholly-Owned Subsidiary of the Borrower that is a Material Subsidiary, provided, however, that none of Pellet, NSFC, ProCoil and NSH shall merge with any other Person, (b) consolidate with any Person other than a Wholly-Owned Subsidiary of the Borrower that is a Material Subsidiary,
(c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets


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

constituting the business of a division, branch or other unit operation of any Person, (e) enter into any joint venture or partnership with any Person or (f) acquire or create any Subsidiary, unless, in the case of clauses (e) and (f) above, the Borrower is in compliance with Section 6.14 (Additional Collateral and Guaranties) and the Investment in such Subsidiary or joint venture is permitted under Sections 7.7 (e) or (h) (Investments in Other Persons)); provided, however, that the Borrower shall be authorized to consummate any transaction described in clauses (a) through (d) above and Pellet shall be authorized to consummate any transaction described in clauses (b) through (e) above, in each ease to the extent the Stock, Stock Equivalents and assets that are acquired do not have in the aggregate a Fair Market Value of more than fifty million Dollars ($50,000,000) per Fiscal Year and, in the case of any transaction described in clause (a) above and involving the Borrower, the surviving corporation is the Borrower.

            Section 7.6 Sale of Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Stock or Stock Equivalent (any such disposition being an "Asset Sale"), except:

            (a) the sale or disposition of Inventory in the ordinary course of business;

            (b) the sale or disposition of Inventory in connection with the sale of all of the fixed assets at the location where such Inventory is maintained; provided, however, that the aggregate Fair Market Value of all such Inventory disposed of in any Fiscal Year shall not exceed ten million Dollars ($10,000,000);

            (c) the sale or disposition of Equipment that has become obsolete or is replaced in the ordinary course of business; provided, however, that the aggregate Fair Market Value of all such Equipment disposed of in any Fiscal Year shall not exceed thirty million Dollars ($30,000,000);

            (d) assignments and licenses of intellectual property of the Borrower and its Subsidiaries in the ordinary course of business;

            (e) any Asset Sale to the Borrower or Pellet;


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            (f) subject to the consent of the Lender, which shall not be unreasonably withheld, the sale of all of the assets or the Stock of Pellet, ProCoil and Ingleside Holdings, L.P.;

            (g) as long as no Default or Event of Default has occurred and is continuing or would result therefrom, any other Asset Sale for Fair Market Value, payable upon such sale; provided, however, that with respect to any such sale pursuant to this clause (g), (i) the aggregate consideration received for the sale of all assets sold during any Fiscal Year shall not exceed forty million Dollars ($40,000,000) for non-real property assets and ten million Dollars ($10,000,000) for real property assets and (ii) all proceeds received by the Borrower or any of its Material Subsidiaries in cash or Cash Equivalents from such Asset Sale under this clause (g), net of (x) the reasonable cash costs of sale, assignment or other disposition, (y) taxes paid or payable as a result thereof and (z) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale (provided, however, that evidence of each of sub-clauses (x), (y) and (z) above is provided to the Lender in form and substance satisfactory to it) are applied to the prepayment of the Obligations to the extent required by Section 2.7 (Mandatory Prepayments); and

            (h) as long as no Default or Event of Default has occurred and is continuing or would result therefrom, any Asset Sale permitted under Section
4.08 (Limitation on Sale of Mortgaged Property) or (other than an Asset Sale involving any Collateral) Section 4.10 (Limitation on Sale of Assets other Than Mortgaged Property) of the Indenture.

            Section 7.7 Investments in Other Persons. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment, except:

            (a) Investments existing on the date of this Agreement and disclosed on Schedule 7.7 (Existing Investments);

            (b) Investments in cash and Cash Equivalents held in a Cash Collateral Account or a Control Account with respect to which the Lender has a perfected Lien or in the accounts permitted to be maintained pursuant to the Subordinated Pledge and Security Agreement;

            (c) Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired


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

from the sale of Inventory in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries or a new practice approved in writing by the Lender;

            (d) Investments received in settlement of amounts due to the Borrower or any Subsidiary of the Borrower effected in the ordinary course of business;

            (e) Investments by (i) the Borrower in Pellet, (ii) a Subsidiary of the Borrower in the Borrower or any other Subsidiary of the Borrower, and (iii) the Borrower or Pellet in any other Subsidiary of the Borrower that is not a Material Subsidiary; provided, however, that the aggregate outstanding amount of Investments permitted under clause (iii) above shall not exceed one million Dollars ($1,000,000) at any time;

            (f) Loans or advances to employees of the Borrower or any of its Subsidiaries in the ordinary course of business, which loans and advances shall not in the aggregate exceed the aggregate outstanding principal amount of one million Dollars ($1,000,000) at any time;

            (g) Investments constituting Guaranty Obligations permitted by
Section 7.2 (indebtedness); and

            (h) Investments in joint ventures to the extent permitted under clause (g) or (h) of the definition of "Permitted Investments" in Section 1.01 (Definitions) of the Indenture.

            Section 7.8 Change in Nature of Business. The Borrower shall not, and shall not permit any of its Material Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

            Section 7.9 Compliance with ERISA. The Borrower shall not, and shall not permit any of its Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event that could have a Material Adverse Effect.


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            Section 7.10 Modification of Related Documents. The Borrower shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Lender, alter, rescind, terminate, amend, supplement, refinance, refund, waive or otherwise modify any provision of any Related Document (other than the Senior Loan Documents).

            Section 7.11 Modification of Existing Indebtedness Agreements. Other than the Senior Loan Documents and the Senior Loan Obligations, the Borrower shall not, and shall not permit any of its Subsidiaries to, change or amend the terms of any Existing Indebtedness if the effect of such amendment is to (a) increase the interest rate on such Existing Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Existing Indebtedness other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein or add any covenant with respect to such Existing Indebtedness; (d) change the redemption or prepayment provisions of such Existing Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Existing Indebtedness; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Existing Indebtedness in a manner adverse to the Borrower, any of its Subsidiaries, or the Lender.

            Section 7.12 Transactions with Affiliates.

            (a) General Limitation on Affiliate Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange or the rendering of any service) (an "Affiliate Transaction") with, or for the benefit of, any Affiliate of the Borrower unless (i) the terms of such Affiliate Transaction are (A) set forth in writing and (B) not less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Borrower, (ii) if such Affiliate Transaction involves aggregate payments or value in excess of ten million Dollars ($10,000,000), the board of directors of the Borrower (including a majority of the disinterested members of the board of directors of the Borrower) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (i) above as evidenced by a board resolution promptly delivered to the Senior Agent and the Lender and (iii) if such Affiliate Transaction involves aggregate payments or


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value in excess of twenty million Dollars ($20,000,000), the Borrower obtains a written opinion from an independent financial advisor to the effect that such Affiliate Transaction is fair, from a financial point of view, to the Borrower or such Subsidiary, as the case may be.

            (b) Approval of Specific Affiliate Transactions. Notwithstanding clause (a) above the following Affiliate Transactions shall not be prohibited under this Section 7.12:

                  (i) any Affiliate Transaction between the Borrower and any Guarantor;

                  (ii) any Restricted Payment permitted to be made pursuant to
      Section 7.4 (Restricted Payments);

                  (iii) any issuance of securities, or other payments, awards or grants in securities or otherwise pursuant to, or the funding of, employment arrangements, pension or other benefit plans, stock option and stock ownership plans and other compensatory arrangements approved by the board of directors of the Borrower;

                  (iv) the payment of reasonable fees to directors of the Borrower or such Subsidiary who are not employees of the Borrower or any of its Subsidiaries;

                  (v) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Borrower or such Subsidiary, as the case may be, provided, however, that such loans and advances do not exceed five million Dollars ($5,000,000) in the aggregate at any time outstanding;

                  (vi) any Affiliate Transaction between the Borrower or any Subsidiary, on the one hand, and one or more joint ventures that are Affiliates of the Borrower or any Subsidiary, on the other hand, that (A) are on terms no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a person that is not an Affiliate of the Borrower and (B) if such Affiliate Transactions involve aggregate payments or value in excess of ten million Dollars ($10,000,000), the board of directors of the Borrower (including a majority of the disinterested members thereof) approves such Affiliate


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      Transaction and, in its good faith judgment, believes that such Affiliate
      Transaction complies with clause (A) above; and

                  (vii) the execution, delivery and performance of obligations under the Loan Documents.

            Section 7.13 Operating Leases; Sale and Leaseback Transactions.

            (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless that aggregate amount of all rents paid or accrued under all such operating leases shall not exceed one hundred million Dollars ($100,000,000) in any Fiscal Year.

            (b) The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction covering any property with a Fair Market Value in excess of ninety million Dollars ($90,000,000) in the aggregate.

            Section 7.14 Cancellation of Indebtedness Owed to It. The Borrower shall not, and shall not permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to it except for reasonable consideration and in the ordinary course of business consistent with the past practice.

            Section 7.15 Material Subsidiaries. The Borrower shall not have any Subsidiary other than Pellet, NSFC, ProCoil and NSH that is a Material Subsidiary unless such Subsidiary has executed and delivered a Subordinated Guaranty, a Subordinated Pledge and Security Agreement and any other Collateral Documents and Collateral in connection therewith satisfactory to the Lender.

            Section 7.16 Capital Structure. The Borrower will not, and will not permit any of its Material Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or amend its Constituent Documents other than for changes and amendments which in the aggregate have no Material Adverse Effect and of which the Borrower has delivered advance notice thereof to the Lender.


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

            Section 7.17 No Speculative Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

            Section 7.18 Margin Regulations. The Borrower shall not, and shall not permit any of its Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.

            Section 7.19 Control Accounts; Approved Deposit Accounts. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) deposit or cause to be deposited in any Deposit Account other than an Approved Deposit Account any cash received by the Borrower or any of its Subsidiaries, except that the Borrower and its Subsidiaries may establish and maintain one or more Deposit Accounts with one or more financial institutions other than a Deposit Account Bank, a Senior Lender or an Affiliate of a Senior Lender if the aggregate balance in all such accounts does not exceed one million Dollars ($1,000,000) at any time or (ii) establish or maintain any securities account that is not a Control Account.

                                  Article VIII

                                  SUBORDINATION

            Section 8.1 Obligations Subordinate to Senior Loan Obligations. The Borrower and the Lender, by the Lender's execution hereof, covenant and agree that, to the extent and in the manner hereinafter set forth in this Section 8.1, the Obligations (collectively, the "Subordinated Indebtedness") are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Loan Obligations. This Section 8.1 constitutes a continuing offer to all Persons who become holders of, or continue to hold, Subordinated Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holder's rights hereunder, subject to the provisions hereof, without any act or notice of acceptance hereof or reliance hereon.


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            (a) Payment Over of Proceeds Upon Bankruptcy, Etc.

                  (i) In the event of (A) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower or any Loan Party or its assets, (B) any liquidation, dissolution or other winding up of the Borrower or any Loan Party, whether voluntary or involuntary or whether or not involving insolvency or bankruptcy or (C) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Borrower or any Loan Party (each such event, if any, herein sometimes referred to as a "Proceeding'), then and in any such event the holders of all Senior Loan Obligations shall first be paid in full (including, without limitation, all Post-Commencement Interest) or provision for such payment shall be made and agreed to in writing by the holders of Senior Loan Obligations before the Lender is entitled to receive any direct or indirect payment or distribution of any cash, property or securities on account of or with respect to Subordinated Indebtedness and to that end the holders of Senior Loan Obligations shall be entitled to receive (pro rata on the basis of the respective amounts of such Senior Loan Obligations held by them) directly, for application to the payment thereof (to the extent necessary to pay all such Senior Loan Obligations in full in cash, whether or not due, including specifically, without limitation, all Post-Commencement Interest after giving effect to any substantially concurrent payment or distribution to the holders of such Senior Loan Obligations and any provision for such payment made and agreed to in writing by the holders of Senior Loan Obligations), any and all payments or distributions of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Subordinated Indebtedness in any such Proceeding (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower being subordinated to the payment of Subordinated Indebtedness). To the extent any payment of Senior Loan Obligations (whether by or on behalf of the Borrower as proceeds of security of enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Loan Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.


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                  (ii) Notwithstanding the foregoing provisions of paragraph (i)
      of this Section 8.1(a), if in the event of any Proceeding the Lender shall have received any payment from or distribution of assets of the Borrower or the estate created by the commencement of any such Proceeding of any kind or character in respect of the Subordinated Indebtedness, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Borrower being subordinated to the payment of the Subordinated Indebtedness) before all Senior Loan Obligations, whether or not due and including specifically, without limitation, all Post-Commencement Interest thereon, are paid in full or provision therefor is made and agreed to in writing by the holders of Senior Loan
      Obligations, then in such event, such payment or distribution shall be received and held in trust for the benefit of and shall be paid over to the holders of Senior Loan Obligations (pro rata, on the basis of the respective amounts of such Senior Loan Obligations held by them) remaining unpaid, to the extent necessary to pay all such Senior Loan Obligations in full in cash including, without limitation, all Post-Commencement Interest thereon, after giving effect to any substantially concurrent payment or distribution to or for the holders of such Senior Loan Obligations, if made in cash for application to (and if made other than in cash to be held as collateral security for) the payment in full of the Senior Loan Obligations.

            (b) Default on Senior Loan Obligations.

                  (i) If any Senior Loan Obligations Default shall at any time occur or exist, then at all times thereafter until such Senior Loan Obligations Default shall have been cured or otherwise ceases to exist pursuant to the terms of such Senior Loan Obligations, or the benefits of this sentence shall have been waived in writing by or on behalf of, and at the sole option of, the holders of a majority of the principal amount of such Senior Loan Obligations, then and in such event (A) the Borrower may not and shall not make any payment on account of or with respect to the Subordinated Indebtedness which a holder of Subordinated Indebtedness would be entitled to receive but for the provisions of this Section 8.1(b)(i) and (B) the Lender shall not be entitled, nor shall the Lender have the right to, declare to be due and payable, demand prepayment of, or take any action to collect, any principal outstanding hereunder, any interest accrued thereon, or any other amount payable hereunder, and any purported such declaration, demand or other action shall have no force or effect.


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

                  (ii) In the event that, notwithstanding the foregoing provisions of this Section 8.1(b), any payment or distribution shall be made by or on behalf of the Borrower from any of its assets and received by the Lender at a time when such payment was prohibited by the provisions of Section 8.1 (b)(i), then such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Loan Obligations (pro rata, on the basis of the respective amount of such Senior Loan Obligations held by them) remaining unpaid, if made in cash for application to (and if made other than in cash to be held as collateral security for) the payment in full of all Senior Loan Obligations in accordance with its terms (after giving effect to any prior or substantially concurrent payment to the holders of such Senior Loan Obligations).

                  (iii) The provisions of this Section 8.1(b) shall not modify or limit in any way the application of Section 8.1(a).

            (c) Subrogation to Rights of Lenders of Senior Loan Obligations. After all amounts payable under or in respect of Senior Loan Obligations are paid in full in cash, whether or not due, the Lender shall be subrogated to the extent of the payments or distributions made to the holders of, or otherwise applied to payment of, such Senior Loan Obligations pursuant to the provisions of this Section 8.1 (equally and ratably with the holders of all Indebtedness of the Borrower which by its express terms is subordinate and subject in right of payment to Senior Loan Obligations to substantially the same extent as the Subordinated Indebtedness is so subordinate and subject in right of payment and which is entitled to like rights of subrogation), and to the rights of the holders of such Senior Loan Obligations to receive payments and distributions of cash, property and securities applicable to the Senior Loan Obligations until the Subordinated Indebtedness shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Loan Obligations of any cash, property or securities to which the Lender would be entitled except for the provisions of this Section 8.1, and no payments over pursuant to the provisions of this Section 8.1 to the holders of Senior Loan Obligations by the Lender shall, as among the Borrower and its creditors (other than holders of Senior Loan Obligations and the Lender), be deemed to be a payment or distribution by the Borrower to or on account of the Senior Loan Obligations, it being understood that the provisions of this are solely for the purpose of defining the relative rights of the holders of Senior Loan Obligations on the one hand and the Lender on the other hand.


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            (d) No Waiver of Subordination Provisions. No right of any holder of any Senior Loan Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act by such holder or any agent of such holder, or by any noncompliance by the Borrower with such terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Loan Obligations may, at any time and from time to time, without the consent of or notice to the Lender, incurring any liabilities to the Lender and without impairing or releasing the subordination and other benefits provided in this Section 8.1 or the obligations hereunder of the Lender to the holders of the Senior Loan Obligations, even if any right of reimbursement or subrogation or other right or remedy of the Lender is affected, impaired or extinguished thereby, do any one or more of the following:

                  (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Senior Loan Obligations, any security therefor or guaranty thereof or any liability of the Borrower or any guarantor to any holder of Senior Loan Obligations, or any liability incurred directly or indirectly in respect thereof, or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner Senior Loan Obligations or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Loan Obligations are outstanding;

                  (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing Senior Loan Obligations or any liability of the Borrower or any guarantor to such holder, or any liability incurred directly or indirectly in respect thereof;

                  (iii) settle or compromise any Senior Loan Obligations or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to the Senior Loan Obligations in any manner or order; and

                  (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Loan


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      Obligations by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against the Borrower or any security or any guarantor or any other Person, elect any remedy and otherwise deal freely with the Borrower and any security and any guarantor of the Senior Loan Obligations or any liability of the Borrower or any guarantor to any holder of Senior Loan Obligations or any liability incurred directly or indirectly in respect thereof.

            (e) Additional Documentation.

                  (i) The Lender by its acceptance and execution hereof agrees that it takes this Agreement as an obligation subordinated to the Senior Loan Obligations and agrees to execute any additional documentation that may be necessary, in the reasonable opinion of the Senior Agent, to evidence the subordination of the Lender to the holders of the Senior Loan Obligations as provided in this Section 8.1.

                  (ii) The Senior Agent is hereby authorized, and shall have the right (without any duty) to take such action as may be necessary or appropriate to effectuate the sobordination provided for in this Section
      8.1 including, without limitation, the timely filing of a claim or proof of debt for the unpaid balance of the Subordinated Indebtedness in the form required in any Proceeding.

            (f) Agreements of Lender. So long as any Senior Loan Obligation is outstanding, the Lender for itself and its successors and assigns, agrees that it will not, except as permitted under the Senior Credit Agreement or the Lien Subordination Agreement, without the prior written consent of a majority of the holders of the Senior Loan Obligations, (i) modify or amend this Agreement, (ii) cancel, waive, forgive, transfer or assign or subordinate the Subordinated Indebtedness to any other Indebtedness of the Borrower or (iii) (A) initiate any Proceeding involving the Borrower or any other Loan Party pursuant to which it is sought to adjudicate the Borrower or any other Loan Party bankrupt or insolvent or (B) exercise or assert any right or remedy, by suit or otherwise, against the Borrower or any other Loan Party in respect of the Subordinated Indebtedness (provided that nothing herein shall prevent the Lender from filing a claim, proof of debt or statement of interest with respect to the Obligations in any Proceeding).


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                                   Article IX

                                EVENTS OF DEFAULT

            Section 9.1 Events of Default. Each of the following events shall be an Event of Default:

            (a) Failure to Repay Principal. The Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or

            (b) Failure to Pay Interest. The Borrower shall fail to pay any interest on any Loan, any fee under any Loan Document or any other Obligation (other than those subject to Section 9.1(a) (Failure to Repay Principal)) and such non-payment continues for a period of five (5) Business Days after the due date therefor; or

            (c) Borrowing Base Deficiency. A Borrowing Base Deficiency shall exist and be continuing for a period of more than 30 days (or such other longer grace period as is provided for such failure in the Indenture), after a Responsible Officer of the Borrower first becomes aware of such Borrowing Base Deficiency; or

            (d) Representation and Warranties. Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

            (e) Covenants. Any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.1 (Financial Statements) or Article VII (Negative Covenants), or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for ten (10) days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Lender; or

            (f) Unenforceability of Collateral Documents. Any material provision of any Collateral Document or any Subordinated Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Loan Party party thereto, or any Loan Party shall so state in writing; or


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

            (g) Unenforceability of Liens. Any Lien purported to be created pursuant to any Loan Document shall for any reason fail or cease to be created thereby or, except as permitted by any Loan Document, such a Lien shall fail or cease to be a perfected Lien or Borrower shall state in writing any of the foregoing; or

            (h) Default Under Other Indebtedness. (i) The Borrower or any of its Material Subsidiaries shall fail to make any payment on any Indebtedness of the Borrower or any such Material Subsidiary (other than the Obligations) or any Guaranty Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount not less than ten million Dollars ($10,000,000) (individually or in the aggregate with other Indebtedness to which this clause (h) would otherwise apply), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (iv) there shall have been a failure of any of the Obligations or the Senior Loan Obligations to be permitted under the Indenture (without regard to any grace period provided for such failure by the Indenture);

            (i) Bankruptcy, Etc. (i) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceeding instituted against the Borrower or any of its Material Subsidiaries (but not instituted by the Borrower or such Material Subsidiary), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or more or any of the actions sought in such proceedings shall occur; or (iii) the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (i); or


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

            (j) Orders. One or more judgments or Orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of ten million Dollars ($10,000,000) in the case of a money judgment, if not fully covered by insurance, shall be rendered against the Borrower or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or Order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or Order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (k) Event of Default. The Senior Agent shall declare an "Event of Default" within the meaning specified in Article IX of the Senior Credit Agreement and such "Event of Default" shall be continuing; or

            (1) Material Adverse Change. There shall occur a Material Adverse Change or any event or circumstances which could have a Material Adverse Effect; or

            (m) Change of Control. There shall occur any Change of Control; or

            (n) ERISA Event. An ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, and all waiver requests resulting therefrom, exceeds ten million Dollars ($10,000,000) in the aggregate; or

            (o) Environmental Law Violation. The Borrower or any of its Material Subsidiaries shall have entered into one or more consent or settlement decrees or any Contractual Obligation, agreement or similar arrangement with a Governmental Authority or any judgment, Order, decree or similar actions shall have been entered against one or more of the Borrower or any of its Material Subsidiaries, in either case based on or arising from the violation of or pursuant to, any Environmental Law or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in correction with all of the foregoing, the Borrower and its Material Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of twenty-five million Dollars ($25,000,000) in the aggregate in any Fiscal Year.


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            Section 9.2 Remedies. Subject to the provisions of the Lien
Subordination Agreement and Article VIII (Subordination) hereof, during the continuance of any Event of Default, the Lender (a) may, by notice to the Borrower, declare that all or any portion of the Commitment be terminated, whereupon the obligation of Lender to make any Loan shall immediately terminate and (b) may, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of any Event of Default specified in Section 9.1(i) (Bankruptcy, Etc.), (x) the Commitment of Lender to make Loans shall automatically be terminated and (y) the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. In addition to the remedies set forth above, but still subject to the provisions of the Lien Subordination Agreement and Article VIII (Subordination) hereof, the Lender may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable Requirements of Law.

            Notwithstanding anything to the contrary in this Article IX, to the extent the Borrower is prohibited pursuant to Section 8.5(b) of the Senior Credit Agreement or Section 8.1(b)(i) hereof from paying any amount (other than on the Scheduled Termination Date) otherwise due and payable under any Loan Document, such failure to pay shall not constitute an Event of Default hereunder until the earlier to occur of (i) three Business Days following the day such prohibition ceases to exist and (ii) the Scheduled Termination Date. Interest shall accrue on any such amounts, the payment of which is so prohibited, from the date such amounts are otherwise due and payable hereunder to the date of payment at the rate which is two percent (2%) per annum in excess of the rate of interest otherwise applicable to such Obligations from time to time, or if no rate is theretofore applicable, at the rate which is two percent (2%) per annum above Base Rate.


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

                                    Article X

                                  MISCELLANEOUS

            Section 10.1 Amendments, Waivers, Etc. No amendment, restatement or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and, in the case of any amendment, by the Borrower, and then any such waiver, restatement or consent shall be effective only in the specific instance and for the specific purpose for which given. Following notification by the Senior Agent that a waiver, restatement or amendment is intended to be made to any of the definitions, conditions precedent, conditions, representations and warranties, covenants or events of defaults in the Senior Credit Agreement, the Lender and Borrower shall, as appropriate, enter into a waiver or, as applicable, an amendment to or restatement of this Agreement to effect such waiver, restatement or amendment to the corresponding definitions, conditions precedent, conditions, representations and warranties, covenants or events of defaults of this Agreement. Such waiver, restatement or amendment shall become effective contemporaneously with the waiver under, restatement or amendment of the Senior Credit Agreement. As consideration for any such waiver, restatement or amendment, the Lender shall be entitled to receive from the Borrower, prior to the effectiveness of any such waiver, restatement or amendment, an amount equal to that portion of the aggregate consideration paid or to be paid to the lenders and agents under the Senior Credit Agreement in respect of such waiver, restatement or amendment thereunder, which at such time is equal to the proportion that the Commitment hereunder bears to the aggregate commitments under the Senior Credit Agreement. In the event that the Lender fails to enter into any such waiver, restatement or amendment which it is obligated to execute pursuant to this Section 10.1, the Lender shall not be entitled to rely upon any provisions of this Agreement which should have been so amended as giving rise to a Default or Event of Default hereunder.

            Section 10.2 Assignment.

            Notwithstanding anything to the contrary herein, the Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees (of which it has given prior written notice to the Borrower and Senior Agent) all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Loans). Upon the assignment by Lender to an Eligible Assignee, such Eligible Assignee shall thereupon succeed to, and become vested with, all of the rights, powers, privileges and duties of the Lender under this Agreement and the other Loan


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

Documents and expressly subject to the subordination provisions therein. After any such assignment hereunder, the provisions of Article X shall inure to the benefit of such assigning Lender, its Affiliates, and their respective directors, officers, employees, agents and advisors as to any action taken, or omitted to be taken, by such assigning Lender while such retiring assigning Lender was Lender under this Agreement and the other Loan Documents. Any such assignment to an Eligible Assignee, shall only become effective immediately following such Eligible Assignee's agreement in writing delivered to the Senior Agent to be bound by the terms of this Agreement, including, without limitation,
Article VIII hereof, and the Lien Subordination Agreement. Upon an assignment by the Lender of all its rights and obligations hereunder, the Lender may transfer all items of Collateral held under the Collateral Documents and execute and deliver to such Eligible Assignee such amendments to financing statements, and take such other actions as may be necessary or appropriate in connection with the assignment to such Eligible Assignee of the security interests created under the Collateral Documents.

            Section 10.3 Costs; Expenses; Indemnities.

            (a) Reimbursement of Costs and Expenses. The Borrower agrees upon demand to pay, or reimburse the Lender for, all of its reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Lender's counsel, Skadden, Arps, Slate, Meagher & Flom LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers and other consultants and agents) incurred by the Lender in connection with (i) the Lender's audit and investigation of the Borrower and its Subsidiaries in connection with the preparation, negotiation and execution of the Loan Documents and the Lender's periodic audits of the Borrower and its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in
Article III (Conditions Precedent to the Effectiveness of this Agreement and to Loans)), the Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder, (iii) the creation, perfection or protection of the Liens under the Loan Documents (including without limitation, any reasonable fees and expenses for local counsel in various jurisdictions), (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Lender's rights and responsibilities hereunder and under the other Loan Documents, (v) the repayment, financing or


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refinancing of any Borrowing hereunder (including, without limitation, any fees or breakage costs in connection therewith), (vi) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents, (vii) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Borrower's Subsidiaries, the Related Documents, the Existing Subordinated Credit Agreement, this Agreement or any of the other Loan Documents, (viii) the response to, and preparation for, any subpoena or request for document production with which the Lender is served or deposition or other proceeding in which the Lender is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries, the Related Documents, the Existing Subordinated Credit Agreement, this Agreement or any of the other Loan Documents and (ix) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same. The Borrower further agrees to pay or reimburse the Lender upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including, without limitation, allocated costs of internal counsel and costs of settlement), incurred by the Lender (A) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (B) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding, (C) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Borrowers' Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents or Related Documents and (D) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (A) through (C) above.

            (b) Indemnification Against Third-Party Claims. The Borrower agrees to indemnify and hold harmless the Lender and its Affiliates, and each of the directors, officers, employees, agents, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III (Conditions Precedent to the Effectiveness of this Agreement and to Loans) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees and disbursements of counsel to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation,


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litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of the Existing Subordinated Credit Agreement, this Agreement, any other Loan Document, any Obligation, any Related Document, or any act, event or transaction related or attendant to any thereof, or the financing or refinancing by the Lender of Borrowings hereunder, the use or intended use of the proceeds of the Loans or in connection with any investigation of any potential matter covered hereby, but not otherwise
                                                      -----------------
(collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation under this Section 10.3(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from (i) the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order or (ii) such Indemnitee being an Affiliate of the Borrower. Without limiting the foregoing, Indemnified Matters include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 49 U.S.C. ss.
ss. 9601 et seq. and applicable state property transfer laws, whether, with respect to any such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent (A) incurred following foreclosure by the Lender, the Lender having become the successor in interest to the Borrower or any of its Subsidiaries and (B) attributable solely to acts of the Lender, or any agent on behalf of the Lender.

            (c) Eurodollar Loans. If Lender receives any payment of principal of any Eurodollar Rate Loan other than on the last day of an Interest Period relating to such Loan, whether as a result of any payment made by the Borrower or acceleration of the maturity of the Loans pursuant to Section 9.2 (Remedies) or for any other reason, the Borrower shall, upon demand by the Lender, pay to the Lender all amounts required to compensate Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain such Loan.

            (d) Reimbursement of Brokerage Fees. The Borrower shall indemnify the Lender for, and hold the Lender harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Lender for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of Borrower or any of its Material Subsidiaries in connection with the transactions contemplated by the Existing Subordinated Credit Agreement and this Agreement.

            (e) Notification of the Borrower. The Lender agrees that, in the event that any such investigation, litigation or proceeding set forth in clause
(b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action is requested of it or any of its officers, directors, employees and agents, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrower in writing.

            (f) Defense of Proceedings. The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

            (g) Survival. The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 10.3) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

            (h) Limitation of Liability. The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to Borrower or any of its respective Subsidiaries or any of their respective equity holders or creditors for, or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents, except for direct damages (as opposed to special, indirect, consequential or punitive damages, including, without limitation, any loss of profits, business or anticipated savings) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or willful misconduct. The Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

            Section 10.4 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender and each Affiliate thereof is hereby authorized at any time and from time to time, to the fullest extent permitted by Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by the Lender or its Affiliates to or for the credit or the account of the Borrower against any and all of the Obligations now or hereafter existing whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 10.4 are in addition to the other rights and remedies (including other rights of set-off) that the Lender may have; provided, however, that the terms of this
Section 10.4 are subject to the provisions of Article VIII hereof and of the Lien Subordination Agreement.

            Section 10.5 Third Party Reliance. The parties hereto understand and agree that the provisions of Article VIII (Subordination) and Sections 10.2 (Assignment) and 10.9 (Notices, Etc.) are for the benefit of the Senior Agent, Senior Lenders and Senior Issuers from time to time party to the Senior Credit Agreement (in addition to the parties hereto), create independent rights thereof and may be enforced independently thereby.

            Section 10.6 Independence of Representations and Warranties. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If the Borrower has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Borrower has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

            Section 10.7 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law.

            Section 10.8 Submission to Jurisdiction; Consent to Service of Process.

            (a) Any legal action or proceeding arising out of, or in connection with, this Agreement or any other Loan Document may be brought in the courts of the State of New York (located in the Borough of Manhattan in the City of New
York) or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby excepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

            (b) The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower at its address specified in Section 10.9 (Notices, Etc.). The Borrower agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (c) Nothing contained in this Section 10.8 shall affect the right of the Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

            (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, spot the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase Dollars with such other currency at the spot rate of exchange quoted by the Lender at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

            (e) Waiver of Jury Trial. EACH OF THE LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY LEGAL PROCEEDING OR OTHER ACTION OR PROCEEDING WITH RESPECT TO, ARISING OUT OF, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

            Section 10.9 Notices, Etc. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

            (a)    if to the Borrower:

                   NATIONAL STEEL CORPORATION
                   4100 Edison Lakes Parkway
                   Mishawaka, IN 46565-3440
                   Attention: William E. McDonough
                   Ronald J. Werhnyak, Esq.
                   Telecopy no: (219) 273-7478
                   E-Mail Addresses: wmcdonough@nationalsteel.com
                                     ----------------------------
                                     rwehrnyak@nationalsteel.com
                                     ---------------------------

            (b)    if to the Lender:

                   NUF LLC
                   450 Park Avenue
                   25th Floor
                   New York, New York 10022
                   Attention: Mr. Hideki Matsumoto
                   Telecopy No.: (212) 826-6345
                   E-Mail Address: Hideki_Matsumoto-e@ntsgw.tokyo.nkk.co.jp

                   with a copy to:

                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                   Four Times Square
                   New York, NY 10036
                   Attention: Edmund Duffy, Esq.
                   Telecopy No.: (917) 777-3950
                   E-Mail Address: eduffy@skadden.com

or at such other address as shall be notified in writing (i) in the case of the Borrower, to the Lender and (ii) in the case of the Lender, to the Borrower. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device or through the Internet); provided, however, that notices and communications to the Lender shall not be effective until received by the Lender.

            Section 10.10 No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided under any Requirement of Law.

            Section 10.11 Execution in Counterpart; Effectiveness; Assignments by the Borrower.

            (a) This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by both parties shall be lodged with the Lender. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

            (b) This Agreement shall become effective when it shall have been executed by the Borrower and Lender aid when each of the conditions set forth in
Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) shall have been satisfied (or satisfaction of such conditions shall have been duly waived), and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and permitted assigns. The Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

            Section 10.12 Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder and thereunder, embodies the entire agreement of the parties and supersedes all prior Contractual Obligations relating to the subject matter hereof (and any such prior Contractual Obligations are hereby terminated and of no further force and effect).

            Section 10.13 Further Assurances. The Borrower and the Lender each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, on this ___th of December 2001.


                                   NATIONAL STEEL CORPORATION,
                                   as Borrower

                                   By:_______________________________
                                      Title:


                                   NUF LLC,
                                   as Lender

                                   By:_______________________________
                                      Title:

SCHEDULES
---------

Schedule 1.1      -      Non-Material Subsidiaries
Schedule 4.2      -      Permits
Schedule 4.7      -      Litigation
Schedule 4.11     -      Material Subsidiaries
Schedule 4.12     -      Employee Benefit Plans
Schedule 4.14     -      Amendments to Related Documents
Schedule 4.16     -      Joint Ventures and Partnerships
Schedule 4.22     -      Disposal Facilities
Schedule 4.25     -      Existing Indebtedness
Schedule 4.26     -      Deposit Accounts
Schedule 7.1      -      Existing Liens
Schedule 7.3      -      Existing Negative Pledges
Schedule 7.7      -      Existing Investments
Schedule 7.10     -      Modification of Related Documents

EXHIBITS
--------

Exhibit A         -      Form of Subordinated Credit Note
Exhibit B         -      Form of Notice of Borrowing
Exhibit C         -      Form of Notice of Conversion or Continuation
Exhibit D         -      Lien Subordination Agreement
Exhibit E-1       -      Form of Bailee's Letter
Exhibit E-2       -      Form of Landlord's Waiver
Exhibit E-3       -      Form of Mortgagee's Waiver
Exhibit F         -      Form of Opinion of Counsel for the Loan Parties
Exhibit G         -      Form of Subordinated Pledge and Security Agreement
Exhibit H         -      Form of Subordinated Guaranty
Exhibit I         -      Indenture

                                    EXHIBIT A

                                     FORM OF
                       SUBORDINATED REVOLVING CREDIT NOTE

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY IS SUBJECT TO A CERTAIN LIEN SUBORDINATION AGREEMENT, DATED AS OF SEPTEMBER 28, 2001 BY AND AMONG CITICORP USA, INC., NUF LLC, NATIONAL STEEL CORPORATION, NATIONAL STEEL PELLET COMPANY, NS HOLDINGS CORPORATION, NATIONAL STEEL FUNDING CORPORATION, PROCOIL CORPORATION AND EACH OTHER ENTITY WHICH BECOMES A PARTY THERETO PURSUANT TO THE TERMS THEREOF ("SUBORDINATION AGREEMENT").

U.S. $100,000,000                                      Dated: September 28, 2001

      FOR VALUE RECEIVED, the undersigned, NATIONAL STEEL CORPORATION, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of
                           --------
NUF LLC, a Delaware limited liability company (the "Lender") the principal sum
                                                    ------
of one hundred million United States Dollars ($100,000,000), or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Subordinated Credit Agreement referred to below) of the Lender to the Borrower, payable at such times, and in such amounts, as are specified in the Subordinated Credit Agreement.

            The Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Subordinated Credit Agreement.

            Both principal and interest are payable in lawful money of the United States of America to NUF LLC at Account Number 001-008615 at The Fuji Bank and Trust Company (ABA Number 026008905), in immediately available funds. The Revolving Loans made by the Lender to the Borrower, and all payments made on account of the principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on this Subordinated Note.

            This Subordinated Note is one of the Subordinated Revolving Credit Notes referred to in, and is entitled to the benefits of, the Amended and Restated Subordinated Credit Agreement, dated as of September 28, 2001, with the Lender (said Amended and Restated Subordinated Credit Agreement, as it may be amended or otherwise modified from time to time, being the "Subordinated Credit
                                                            -------------------
Agreement and capitalized terms used
---------

                                                   SUBORDINATED CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION
                                                                         NUF LLC
                                                                       EXHIBIT A

herein but not defined herein being used herein as defined in the Subordinated Credit Agreement). The Subordinated Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the United States dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Subordinated Note and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Subordinated Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

            This Subordinated Note is entitled to the benefits of certain guaranties and is secured as provided in the Loan Documents (as defined in the Subordinated Credit Agreement), subject to the terms of the Subordination Agreement.

            Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

            The Indebtedness evidenced by this Note is expressly subordinate and subject in right of payment, on terms more specifically set out in the Subordinated Credit Agreement and subject to the terms of the Subordination Agreement, to the prior payment in full in cash of all Senior Indebtedness.

            This Subordinated Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to any choice or conflict of law provision or rule thereof that would result in the application of the law of any other jurisdiction.

                                                NATIONAL STEEL CORPORATION


                                                By: __________________________
                                                    Name:
                                                    Title:

                                                   SUBORDINATED CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION
                                                                         NUF LLC
                                                                       EXHIBIT A

                         LOANS AND PAYMENTS OF PRINCIPAL

                Amount          Amount of Principal             Notation
Date           of Loan            Paid or Prepaid                Made by
----           -------            ---------------                -------

                                    EXHIBIT B
                                    ---------

                                     FORM OF
                               NOTICE OF BORROWING

NUF LLC
450 Park Avenue
25th Floor
New York, NY 10022

                                                                          [Date]

Attention: Mr. Hideki Matsumoto

           RE: NATIONAL STEEL CORPORATION
               --------------------------

Gentlemen:

            The undersigned, National Steel Corporation, refers to the Amended and Restated Subordinated Credit Agreement, dated as of September 28, 2001, between NATIONAL STEEL CORPORATION, a Delaware corporation (the "Borrower") and
                                                                 --------
NUF LLC (the "Lender") (said Amended and Restated Subordinated Credit Agreement, as it may be amended or otherwise modified from time to time, being the "Subordinated Credit Agreement" and capitalized terms used herein but not
 -----------------------------
defined herein being used herein as defined in the Subordinated Credit Agreement) and hereby gives you notice, irrevocably, pursuant to Section 2.2 (Borrowing Procedures) of the Subordinated Credit Agreement that the undersigned hereby requests a Borrowing under the Subordinated Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2 of the Subordinated Credit
Agreement:

            (i) The Business Day of the Proposed Borrowing is ________, __.

            (ii) The aggregate amount of the Proposed Borrowing is $_____, consisting of Eurodollar Rate Loans having an initial Interest Period of [l] [2] [3] months] [or] [consisting of Base Rate Loans]/1/.

----------

/1/ Only if Scheduled Termination Date is within I month of date of Proposed Borrowing.

                                                   SUBORDINATED CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION
                                                                         NUF LLC
                                                                       EXHIBIT B

            The undersigned hereby certifies that as of the close of the business on the Business Day immediately preceding the date hereof:

                  (a) the aggregate of outstanding loans under the Senior Credit
            Agreement is $ _____; and

                  (c) the Available Credit (as defined in the Senior Credit
            Agreement) is ______.

            The following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

                  (A) the representations and warranties contained in Article IV
            (Representations and Warranties) of the Subordinated Credit Agreement and in each of the other Loan Documents are true and correct as though made on and as of such date;

                  (B) no Borrowing Base Deficiency exists or will result from the Proposed Borrowing;

                  (C) no Default or Event of Default exists or will result from the Proposed Borrowing;

                  (D) in respect of the Senior Credit Agreement:

                        (1)   a Cash Dominion Period is [not] continuing;

                        (2)   a Reduced Availability Period is [not] continuing;
                              and

                        (3) no Default or Event of Default (as defined in the Senior Credit Agreement) exists or will result from the Proposed Borrowing;

                  (E) the Proposed Borrowing does not violate any Requirement of
            Law;

                                                   SUBORDINATED CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION
                                                                         NUF LLC
                                                                       EXHIBIT B

                  (F) the Proposed Borrowing does not violate any provision of the Indenture, including without limitation, Section 4.05 thereof and the Proposed Borrowing will constitute "Permitted Debt" as defined in the Indenture; and

                  (G) the proceeds of the Loans requested hereby are to be used for general working capital and corporate purposes of the Borrower and not to refinance existing Indebtedness of the Borrower or any of
                ---
            its Subsidiaries nor for the payment of transaction costs, fees and expenses related to any such refinancing.

                                                Very truly yours,

                                                NATIONAL STEEL CORPORATION


                                                By:__________________________
                                                   Name:
                                                   Title:

copy to: Citicorp USA Inc., as Senior Agent
         388 Greenwich Street, 19th Floor
         New York, New York 10013
         Attention: Mr. Keith R. Karako

                              AMENDED AND RESTATED SUBORDINATED CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION
                                                                         NUF LLC
                                                                       EXHIBIT C

                                    EXHIBIT C
                                    ---------

                                     FORM OF
                      NOTICE OF CONVERSION OR CONTINUATION

NUF LLC
450 Park Avenue
25th Floor
New York, New York 10022

Attention: Mr. Hideki Matsumoto                                          [Date]

            Re: NATIONAL STEEL CORPORATION
                --------------------------

Gentlemen:

            The undersigned, National Steel Corporation (the "Borrower"), refers
                                                              --------
to the Amended and Restated Subordinated Credit Agreement, dated as of September 28, 2001, with NUF LLC, a Delaware limited liability company, Lender (said Amended and Restated Subordinated Credit Agreement, as it may be amended or otherwise modified from time to time, being the "Subordinated Credit Agreement"
                                                 -----------------------------
and capitalized terms used herein but not defined herein being used herein as defined in the Subordinated Credit Agreement) and hereby gives you notice pursuant to Section 2.9 (Conversion/Continuation Option) of the Subordinated Credit Agreement that the undersigned hereby requests a [conversion]/1/ [continuation] on _________ __, ____ (the "Relevant Date") of $__________ in principal amount of presently outstanding Loans that are Eurodollar Rate Loans having an Interest Period ending on __________ __, 200_ [to] [as] [Base Rate] [Eurodollar Rate] Loans. The Interest Period for such amount requested to be continued as Eurodollar Rate Loans is [1] [2] [3] months.

----------
/1/ Only applicable if Schedule Termination Date is within 1 month of proposed conversion.

                              AMENDED AND RESTATED SUBORDINATED CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION
                                                                         NUF LLC
                                                                       EXHIBIT C

            The undersigned hereby certifies that as of the close of the business on the Business Day immediately preceding the date hereof:

                  (a) the aggregate of outstanding loans under the Senior Credit
            Agreement is $ _______; and

                  (b) the Available Credit (as defined in the Senior Credit
            Agreement) is $ _________.

            The following statements are true on the date hereof, and will be true on the Relevant Date (save as disclosed on the attached Schedule), before and after giving effect to the continuation or conversion:

                  (A) the representations and warranties contained in Article IV
            (Representations and Warranties) of the Subordinated Credit Agreement and in each of the other Loan Documents are true and correct as though made on and as of such date;

                  (B) no Borrowing Base Deficiency exists or will result from the continuation or conversion;

                  (C) no Default or Event of Default exists or will result from the continuation or conversion;

                  (D) no Material Adverse Change has occurred since the
            Effective Date;

                  (E) in respect of the Senior Credit Agreement:

                        (1) a Cash Dominion Period is [not] continuing

                        (2) a Reduced Availability Period is [not] continuing

                              AMENDED AND RESTATED SUBORDINATED CREDIT AGREEMENT
                                                      NATIONAL STEEL CORPORATION
                                                                         NUF LLC
                                                                       EXHIBIT C

                        (3) no Default or Event of Default (as defined in the
                  Senior Credit Agreement) exists or will result from the continuation or conversion.

                  (F) the proposed conversion or continuation would not violate:
            (i) any Requirement of Law; (ii) any provision of the Indenture, including without limitation, Section 4.05 thereof, and the Loans so converted or continued would constitute "Permitted Debt" as defined in the Indenture; and (iii) any of the provisions of Section 2.12 (Special Provisions Governing Eurodollar Rate Loans) of the Subordinated Credit Agreement.

                                                Very truly yours,

                                                NATIONAL STEEL CORPORATION


                                                By:__________________________
                                                   Name:
                                                   Title:

copy to: Citicorp USA Inc., as Senior Agent
         388 Greenwich Street, 19th Floor
         New York, New York 10013
         Attention: Mr. Keith R. Karako.

                       EXHIBIT E-1 FORM OF BAILLE'S LETTER

                             [Letterhead of Company]

                                                  , 200
                                         ---------     -

[NAME AND ADDRESS OF BAILEE]

          Re: National Steel Corporation

Ladies and Gentlemen:

          This letter is to confirm that National Steel Corporation (the "Company"), from time to time, delivers merchandise to you for processing or warehousing storage (such merchandise heretofore or hereafter delivered to you being referred to as "Bailed Goods") and that title to the Bailed Goods remains with the Company at all times.

          This letter is also to advise you that, pursuant to a certain Subordinated Pledge and Security Agreement (the "Subordinated Pledge and Security Agreement") executed by the Company, the Company has granted to NUF LLC (the "Lender"), a security interest in, among other things, all of the Company's inventory, including, without limitation, the Bailed Goods, to secure obligations of the Company under a certain Amended and Restated Subordinated Credit Agreement dated as of September 28, 2001 (the "Subordinated Credit Agreement") between the Company and the Lender.

          This letter serves as notice to you pursuant to Section 9-312(d) of the Uniform Commercial Code of the Lender's interest in the Bailed Goods. In order to protect the Company's ownership interest and the Lender's security interests in the Bailed Goods, the Company asks that you execute this letter (i) to acknowledge and confirm that you are holding the Bailed Goods on bailment for processing or warehousing, that such Bailed Goods are the Company's property and subject to the Lender's security interest, that such security interest in the Bailed Goods shall be senior to all liens, claims and interests, including fees charged by you for the actual processing or storage of the Bailed Goods and that you will notify all of your successors and assigns of the existence of the agreements contained herein and (ii) to evidence your agreement that if, at any time hereafter, the Lender shall notify you in writing that the Company has defaulted on its obligations under the Subordinated Credit Agreement, you will comply with the Lender's written instructions as to the disposition of the Bailed Goods. Until the Subordinated Credit Agreement has been terminated and the Lender has been paid in full, you shall not deduct from or offset against any amounts due and owing by the Company to you at any time hereafter by applying any of the Bailed Goods in payment for processing or storage services provided by you to the Company. We agree that you shall have no liability to the Company if you comply with the Lender's written directions and the Company agrees to reimburse you for all reasonable costs and expenses incurred by you as a direct result of such compliance.

                                            Very truly yours,

                                            NATIONAL STEEL CORPORATION


                                            By
                                               ---------------------------------
                                               Name:
                                               Title:


                                            NUF LLC


                                            By
                                               ---------------------------------
                                               Name:
                                               Title:

          Acknowledged and agreed to this     day of          , 200
                                         -----      ----------     -

BAILEE:


By
   ----------------------------------
   Name:
   Title:

                                   EXHIBIT E-2

                                     FORM OF
                          LANDLORD'S WAIVER AND CONSENT

          THIS LANDLORD'S WAIVER AND CONSENT (this "Consent"), made and entered
as of        , 200 , by                     , (the "Landlord") in favor of NUF
      -------     -     --------------------
LLC (the "Lender").

                                   BACKGROUND:

          A. National Steel Corporation (the "Lessee") is the lessee under that
certain lease dated          (the "Lease") between the Landlord and the Lessee
                    ---------
covering certain premises located at         (the "Premises").
                                    ---------

          B. Lessee has entered into an Amended and Restated Subordinated Credit Agreement, dated as of September 28, 2001, with the Lender (the "Subordinated Credit Agreement").

          C. As a condition to extending such loans and other financial accommodations, the Lender has required, among other things, that the Lessee grant to the Lender security interests in and liens upon certain assets of the Lessee, including without limitation all of the Lessee's accounts, inventory, equipment, general intangibles, investment property, documents, instruments, chattel paper, cash collateral accounts, blocked accounts, vehicles, book and records and all other personal property of Lessee, in each case whether now or hereafter existing or now owned or hereafter acquired (collectively, the "Collateral"), a portion of which Collateral is and may hereafter be located on or about the Premises.

          NOW, THEREFORE, in order to induce the Lender to extend such loans and other financial accommodations to the Lessee, which will aid the Lessee in meeting its obligations to the Landlord, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby agrees with the Lender as follows:

          1. The Lender's security interests and liens in the Collateral shall be superior to any title or interest which the Landlord may at any time have therein, and, during the term of this Agreement, the Landlord will not assert against any of the Collateral any title or any statutory, common law, contractual or possessory lien, including, without limitation, rights of levy or distraint for rent, all of which the Landlord hereby subordinates in favor of the Lender.

          2. The Landlord hereby agrees that none of the Collateral located on the Premises shall be deemed to be fixtures and hereby disclaims any and all right, title, interest or claim in or to the Collateral and any cash or non-cash proceeds of the Collateral (except with respect to the subordinated landlord lien referred to in Section 2 above).
                    ---------

          3. In the event that Lessee defaults in its obligations under the Lease, Landlord hereby agrees to give the Lender written notice of default under the Lease, at the same time and in the same manner as such notice is given to the Lessee and further agrees that the Lender may, but shall not be obligated to, cure such defaults, at its option, within the applicable notice and cure periods.

          4. If, for any reason whatsoever, the Landlord either deems itself entitled to redeem or to take possession of the Premises during the term of the Lease or intends to sell or otherwise transfer all or any part of its interest in the Premises, the undersigned will notify the Lender thirty (30) days before taking such action.

          5. If the Lessee defaults on its obligations to the Lender, and, as a result, the Lender undertakes to enforce its security interest in the Collateral, the Landlord (a) will cooperate with the Lender in its efforts to assemble all of the Collateral located on the Premises; (b) will permit the Lender to remain on the Premises for forty-five (45) days after the Lender notifies the undersigned of the default, or, at the Lender's option, to remove the Collateral from the Premises within a reasonable time, not to exceed forty-five (45) days after the Lender notifies the Landlord of the default, provided the Lender pays the rental payments due under the Lease for the period of time the Lender uses the Premises; and (c) will not hinder the Lender's actions in enforcing its liens on the Collateral, it being agreed that use or occupancy of the Premises by the Lender as set forth herein shall not constitute an assumption by the Lender of the Lease or of any obligations thereunder.

          6. The Landlord states that the Lease is presently in full force and effect, that all rentals have been paid up to date, and that the Lease is not in default.

          7. This Consent shall remain in full force and effect until all obligations of the Lessee to the Lender have been paid and satisfied in full and the Lender has terminated its financing agreements with the Lessee pursuant to the Subordinated Credit Agreement.

          8. The provisions of this Consent may not be modified or terminated orally, and shall be binding upon the successors and assigns of the Landlord, and upon any successor owner or transferee of the Premises and shall inure to the benefit of the Lender and its respective successors and assigns.

          9. All notices shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, as follows:

                         (a)  If to the Lender:

                              NUF LLC
                              450 Park Avenue
                              25th Floor
                              New York, NY 10022
                              Attention: Mr. Hideki Matsumoto
                              Telecopy: (212) 826-6345
                              email: Hideki_Matsumoto-e@ntsgw.tokyo.nkk.co.jp

                              with a copy to:

                              Skadden, Arps, Slate, Meagher & Flom LLP
                              Four Times Square
                              New York, NY 10036
                              Attention: Edmund Duffy, Esq.
                              Telecopy: (917) 777-3950
                              email: eduffy@skadden.com

                         (b)  If to the Landlord:

                              -----------------------------

                              -----------------------------
                              Attention:
                                         ------------------

          10. This Consent may be executed in any number of counterparts and shall in all respects be governed by and construed in accordance with the laws of the State of New York.

                            [Signature page follows]

          IN WITNESS WHEREOF, Landlord has executed this Landlord's Waiver and Consent on the date first above written.

                                            LANDLORD:
                                            --------


                                            By:
                                                   -----------------------------

                                            Title:
                                                   -----------------------------

                                                           [OR]

                                            [LIMITED PARTNERSHIP]


                                            By:
                                                   -----------------------------


                                            Its: General Partner


                                            By:
                                                   -----------------------------

                                            Title:
                                                   -----------------------------

                                            [OR]

                                            [INDIVIDUAL]


                                            Landlord:
                                                      --------------------------

                                   EXHBIT E-3

                     FORM OF Mortgagee's Waiver and Consent

          THIS MORTGAGEE'S WAIVER AND CONSENT ("Consent"), made and entered into
this         day of         , 200 , by JPMorgan Chase Bank, successor to The
     --------      ---------     -
Chase Manhattan Bank, N.A., as Trustee ("Mortgagee") under that certain Indenture of Mortgage and Deed of Trust, dated as of May 1, 1952 and as supplemented through and including the Eleventh Supplemental Indenture dated as of March 31, 1999 (the "Indenture"), in favor of NUF LLC, a Delaware limited liability company ("NUF").

                                   BACKGROUND:

          A. National Steel Corporation ("National Steel") is the owner of certain real property as described on Schedule A attached hereto, being more particularly described in the Mortgage ((as defined below) such properties and all works, plants, factories and structures thereon, collectively, the "Premises").

          B. National Steel has granted to the Mortgagee an interest in the Premises by the Mortgages set forth on Schedule A attached hereto (collectively, the "Mortgage"). National Steel also granted to the Mortgagee a security interest in certain properties and securities as described on Schedule B attached hereto (the "Mortgagee's Collateral").

          C. National Steel has entered into a certain Amended and Restated Subordinated Credit Agreement, dated as of September 28, 2001 (the "Credit Agreement"), among National Steel, as Borrower, and NUF, as Lender.

          D. As a condition to extending such loans and other financial accommodations, NUF has required, among other things, that National Steel grant to NUF a security interest in certain of National Steel's property, including, without limitation, accounts, certain movable machinery and equipment, inventory, and books and records related thereto, whether now owned or hereafter acquired, as described on Schedule C attached hereto (the "NUF Collateral"), a portion of which NUF Collateral is and may hereafter be located on or about the Premises. Pursuant to a Lien Subordination Agreement, dated as of September 28, 2001, among Citicorp USA, Inc. ("CUSA"), NUF, National Steel, National Steel Pellet Company, National Steel Funding Corporation, ProCoil Corporation and NS Holdings Corporation (the "Lien Subordination Agreement"), NUF's security interest in the NUF Collateral is subordinated to the security interest in such collateral of CUSA, as administrative agent for certain lenders and issuers party to the Credit Agreement, dated as of September 28, 2001, among CUSA, National Steel and certain lenders and issuers and other parties party thereto. All rights of NUF in the NUF Collateral are subject to the provisions of the Lien Subordination Agreement and Article VIII of the Credit Agreement.

          NOW, THEREFORE, in order to induce NUF to extend financial accommodations to National Steel, which will aid National Steel in meeting its obligations to Mortgagee, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagee hereby agrees with NUF as follows:

          1. (a) Mortgagee acknowledges NUF's second priority, perfected security interest in the NUF Collateral. NUF's security interests and liens in the NUF Collateral shall be superior to any title or interest which the Mortgagee may at any time have in such NUF Collateral, and, during the term of this Consent, Mortgagee will not assert against any of the NUF Collateral any title or any statutory, common law, contractual or possessory lien, including, without limitation, rights of levy or distraint, all of which (the "Subordinated Mortgagee Lien") Mortgagee hereby subordinates in favor of NUF. Mortgagee further agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including, without limitation, any bankruptcy, insolvency, liquidation or similar proceeding) the priority, validity or enforceability of the security interest of NUF.

          (b) NUF acknowledges the Mortgagee's first priority perfected security interest in the Mortgagee's Collateral. Mortgagee's security interests and liens in the Mortgagee's Collateral shall be superior to any title or interest which NUF may at any time have in such Mortgagee's Collateral, and during the term of this Consent, NUF further agrees that it shall not (and hereby waives any right to) contest, or support any other Person in contesting, in any proceeding (including, without limitation, any bankruptcy, insolvency, liquidation or similar proceeding) the priority, validity or enforceability of the security interest of the Mortgagee.

          (c) NUF agrees that if and to the extent that NUF has a lien on collateral that is also collateral secured by the Mortgagee's lien under the Indenture, the Mortgagee's lien shall be prior and, pursuant to Section 9-611 of the Uniform Commercial Code as in effect in New York State (the "UCC"), NUF agrees to give the Mortgagee prior notice of any disposition of the NUF Collateral effected by NUF. Both NUF and the Mortgagee hereto agree that to the extent either party receives cash proceeds of disposition with respect to the other's collateral under Section 9-610 of the UCC, upon notice and an authenticated demand therefor, the receiving party shall deliver such proceeds to the demanding party less all reasonable expenses under Section 9-615(a)(1) of
                       ----
the UCC.

          2. Mortgagee hereby disclaims any and all right, title, interest or claim in or to the NUF Collateral and any cash or non-cash proceeds of the NUF Collateral (except with respect to the Subordinated Mortgagee Lien referred to in Section 1 above). The NUF Collateral may be non-permanently affixed to, located on or used about the Premises, but shall remain National Steel's personal property, subject to NUF's lien, at all times. Mortgagee agrees not to impound, remove or prevent access to, any of the NUF Collateral from the Premises as long as this Consent is in effect, except as set forth herein.

          3. Mortgagee agrees that NUF and its representatives and invitees may enter upon the Premises at any time or times, during normal business hours, with reasonable advance notice to and granting of entry by: (i) National Steel and
(ii) during such time as the Mortgagee is in sole legal possession of the Premises, the Mortgagee, to inspect, repossess, remove or otherwise deal with the NUF Collateral, in accordance with any applicable rules and regulations, without any liability of NUF to Mortgagee except for reimbursement for any physical damage (except ordinary wear and tear) to the Premises caused by such removal. Mortgagee shall not hinder NUF's actions in enforcing its liens and remedies with respect to the NUF Collateral. NUF agrees that NUF, or its representatives, shall not advertise or conduct public sales of the NUF
                       ---
Collateral at the Premises. Mortgagee agrees, however, that NUF or its representatives shall be permitted to conduct private sales of the NUF Collateral on or from the Premises; provided, however, that no more than five
(5) persons shall be permitted on the Premises for such purpose at any one time and that such private sale activity shall occur during normal business hours only. NUF shall not be liable for any diminution in value of the Premises caused by the absence of the NUF Collateral removed. Only National Steel and not NUF shall have any duty or obligation to remove or dispose of any of the NUF Collateral or any other property left on the Premises.

          4. In the event that National Steel defaults in its obligations under the Mortgage, Mortgagee hereby agrees it will endeavor to give NUF written notice of default under the Mortgage, at the same time and in the same manner as such notice is given to National Steel and further agrees that NUF may, but shall not be obligated to, cure such default(s), at its option, within the applicable notice and cure periods (the "NUF Cure Period"); provided, however, that in the case of a monetary default, five (5) business days shall be added to the NUF Cure Period.

          5. Termination of Mortgage; Termination of National Steel's
             --------------------------------------------------------
Possession. In the event the Mortgagee either (x) terminates the Mortgage on an
----------
accelerated basis (or otherwise) or (y) terminates National Steel's right of possession prior to the expiry date set forth in the Mortgage, Mortgagee shall endeavor to give NUF written notice thereof (the "Termination Notice"). Mortgagee agrees that, at NUF's option and upon written notice (the "NUF Notice") delivered to Mortgagee within five (5) business days of Mortgagee's delivery to NUF of the Termination Notice, the NUF Collateral may remain upon the Premises for a period not to exceed one hundred and twenty (120) days following Mortgagee's delivery to NUF of the Termination Notice (the "Carry-Over Period") provided, that NUF: (a) complies with all of the obligations imposed upon NUF in Section 3 above and (b) NUF pays such amounts, on a monthly basis, that would otherwise be due and payable under the terms of the Mortgage had the Mortgage remained in full force and effect. The first month's mortgage payment shall be due from NUF simultaneously with NUF's delivery of the NUF Notice, and on the first day of each successive month during the Carry-Over Period. Mortgagee's agreement to "standstill" during the Carry-Over Period shall only restrict Mortgagee's remedies with respect to the NUF Collateral; Mortgagee's right to exercise all available remedies against National Steel under the Mortgage and with respect to the Mortgagee's Collateral, shall in no way be restricted or impeded by this Consent.

          6. Mortgagee's Rights After Delivery of Termination Notice. If
             -------------------------------------------------------
Mortgagee delivers a Termination Notice, (a) but NUF fails to either timely deliver the NUF Notice or make the payments attributable to the Carry-Over Period; or (b) NUF timely delivers the NUF Notice and makes the payments attributable to the Carry-Over Period, but NUF then fails to remove the NUF Collateral prior to the expiration of the Carry-Over Period, then, in either event, Mortgagee shall thereafter be entitled, on an immediate basis, in addition to any remedies which Mortgagee may have exercised against National Steel already, to exercise any and all rights available to Mortgagee with respect to the NUF Collateral, whether at law or in equity (including, but not limited to, the right to remove National Steel's possessions and any NUF Collateral from the Premises).

          7. This Consent shall remain in full force and effect until all obligations of National Steel to NUF have been paid and satisfied in full and NUF has terminated its financing agreements with National Steel pursuant to the Credit Agreement or upon the expiration or earlier termination of the Mortgage (plus any applicable Carry-Over Period), whichever comes first.

          8. The provisions of this Consent may only be modified or terminated in a writing signed by all parties hereto, and shall be binding upon the successors and assigns of the Mortgagee, and upon any successor owner or transferee of the Premises and shall inure to the benefit of NUF and its successors and assigns.

          9. All notices and other communications hereunder shall be in writing and deemed to be delivered (i) if by means of the United States Postal Service (certified or registered) on the third business day following delivery thereof to a United States Postal Service office or official depositary; (ii) if by commercial overnight delivery service, on the next business day following delivery to such service; (iii) if by telefacsimile transmission (confirmed by first class mail), on the date received at the telefacsimile machine of the recipient; and (iv) if by hand delivery (during regular business hours), on the date delivered. All notices shall be in writing and shall be mailed by first class registered or certified mail, postage prepaid, as follows:

If to NUF:                  NUF, LLC
                            450 Park Avenue
                            New York, New York 10022
                            Attn: Mr. Hideki Matsumoto
                            Telecopy no.: (212) 826-6345

                            with a copy to:

                            Skadden, Arps, Slate, Meagher & Flom LLP
                            Four Times Square

                            New York, New York 10036
                            Attention: Edmund Duffy, Esq.
                            Telecopy no.: (917) 777-3950

If to Mortgagee:            JPMorgan Chase Bank

                            ------------------------------

                            ------------------------------
                            Attn: James P. Freeman
                            Telecopy no.: (212) 946-8158

                            with a copy to:

                            Kelley Drye & Warren LLP
                            101 Park Avenue
                            New York, New York 10178
                            Attention: David Retter, Esq.
                            Telecopy no: (212) 808-7897

          10. This Consent shall in all respects be governed by and construed in accordance with the laws of the State in which the Premises and the applicable NUF Collateral are located.

          IN WITNESS WHEREOF, the parties hereto have executed this Consent on the date first above written.

                                             MORTGAGEE:
                                             ----------

                                             JPMORGAN CHASE BANK, a New York
                                             State banking corporation


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------


                                             MORTGAGOR:
                                             ----------

                                             NATIONAL STEEL CORPORATION, a
                                             Delaware corporation


                                             By:
                                                --------------------------------


                                             NUF, LLC, a
                                             Delaware limited liability company


                                             By:
                                                --------------------------------

                                   SCHEDULE A

                  Description of Premises and Mortgages Thereon

                                   SCHEDULE B

                      Description of Mortgagee's Collateral

                            [See the granting clauses

                       on pages 18 to 27 of the Indenture

                               as attached hereto]

                                   SCHEDULE C
                                   ----------

                          Description of NUF Collateral

For the purposes of this Consent, the NUF Collateral shall constitute all of National Steel's right, title and interest in and to the following, whether now owned or at any time hereafter acquired by or arising, wherever located (collectively, the "NUF Collateral"):

          (i)  all Accounts;

          (ii) all Chattel Paper;

          (iii) all Deposit Accounts;

          (iv) all Documents;

          (v)  all Equipment which is not now or hereafter subject to the
                                      ---
               perfected security interest of the Trustee and (1) affixed, actually or constructively, to, or erected in or upon, the Premises encumbered by the Indenture; (2) a physically integrated part of the Premises; or (3) essential to the operation of the plants on such Premises;

          (vi) all General Intangibles except as excluded herein;

          (vii) all Instruments;

          (viii) all Inventory;

          (ix) all Investment Property except as excluded herein;

          (x)  all Letter of Credit Rights;

          (xi) all Commercial Tort Claims arising from damage to National Steel's personal or real property, including inventory, in excess of $2,000,000;

          (xii) all other goods and personal property of National Steel whether tangible or intangible wherever located;

          (xiii) all property of National Steel held by the Senior Agent, any other Senior Secured Party or NUF, including all property of every description, in the possession or custody of or in transit to the Senior Agent, any other Senior Secured Party or NUF for any purpose, including safekeeping, collection or pledge, for the account of National Steel or as to which National Steel may have any right or power;

          (xiv) to the extent not otherwise included, all Proceeds; and

          (xv) all books and records pertaining to the foregoing;

provided, however, that the foregoing NUF Collateral shall not include Excluded Property; and provided, further, that if and when any prohibition which prevents the granting by National Steel to NUF of a security interest in such Excluded Property is removed or otherwise terminated, the NUF Collateral shall be deemed to include, and at all times from and after the date hereof to have included, such Excluded Property, as the case may be, and that, notwithstanding anything set forth herein to the contrary, NUF will be deemed to have, and at all times from and after the date hereof to have had, included in this Schedule C a description of such Excluded Property.

Definitions:

As used in this Schedule C, terms used herein that are defined in the UCC have the meanings given to them in the UCC, including the following which are capitalized herein:

          "Accounts"
          "Chattel Paper"
          "Commercial Tort Claim"
          "Commodity Account"
          "Deposit Account"
          "Documents"
          "Equipment"
          "General Intangibles"
          "Instruments"
          "Inventory"
          "Investment Property"
          "Letter of Credit Right"
          "Proceeds"

          The following capitalized terms have the meanings specified below (such meanings being equally applicable to both the singular and plural forms of the terms defined):

          "Credit Agreement" means the Amended and Restated Subordinated Credit Agreement, dated as of September 28, 2001, between National Steel and NUF, LLC (as the same may be amended, restated, supplemented or otherwise modified from time to time).

          "Excluded Property" means Special Property other than the following:

          (a) the right to receive any payment of money (including, without limitation, general intangibles for money due or to become due); and

          (b) any proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements of any Special Property (unless such proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements itself would constitute Special Property).

          "Indenture" means the Original Indenture, as supplemented by all instruments supplemental thereto, through and including the Eleventh Supplemental Indenture, dated as of March 31, 1999, to the Original Indenture.

          "National Steel" means National Steel Corporation, a Delaware corporation.

          "Original Indenture" means that certain Indenture of Mortgage and Deed of Trust, dated May 1, 1952, between National Steel, Great Lakes Steel Corporation (a predecessor-in-interest of the National Steel Corporation), and City Bank Farmers Trust Company and Ralph E. Morton, as Trustees.

          "Senior Agent" means Citicorp USA, Inc., as administrative agent for certain lenders and issuers party to the Senior Credit Agreement.

          "Senior Credit Agreement" means the Credit Agreement, dated as of September 28, 2001, among the Senior Agent, the Debtor and certain lenders and issuers and other parties party thereto.

          "Senior Secured Parties" means the lenders, issuers, administrative agent and any other holder of an obligation in connection with the Senior Credit Agreement.

          "Special Property" means:

          (a) any permit, lease or license held by National Steel that validly prohibits the creation by National Steel of a security interest therein;

          (b) any permit, lease or license held by National Steel (in each case permitted by the Credit Agreement) to the extent that any law applicable thereto prohibits the creation of a security interest therein; and

          (c) Equipment owned by National Steel that is subject to a purchase money lien or a capital lease obligation (in each case permitted by the Credit Agreement) if the contract or other agreement in which such lien is granted (or in the documentation providing for such capital lease obligation) validly prohibits the creation of any other lien on such Equipment;

          (d) Investment Property and General Intangibles owned by National Steel that are (i) subject to a negative pledge if the agreement in which such negative pledge is contained validly prohibits the pledge of such Investment Property or General Intangible, as the case may be, or (ii) shares of capital stock and demand mortgage bonds subject to the perfected lien of the Trustee;

in each case only to the extent, and for so long as, such permit, lease, license, contract or other agreement, or law applicable thereto, validly prohibits the creation of a lien in such property in favor of NUF (and upon the termination of such prohibition (however occurring)) such permit, lease, license or equipment shall cease to be "Special Property".

          "Trustee" means JPMorgan Chase Bank, successor to The Chase Manhattan Bank, N.A., as trustee under the Indenture, and any duly appointed successor trustees.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of NUF's security interest in any NUF Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                                December 21, 2001

NUF LLC
450 Park Avenue
New York, NY 10022

          Re: National Steel Corporation, et al.
              ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to National Steel Corporation (the "Borrower"), National Steel Pellet Company, National Steel Funding Corporation, NS Holdings Corporation, and ProCoil Corporation (together with the Borrower, the "Loan Parties") in connection with the preparation, execution and delivery of, and the consummation of the transactions contemplated by, the Subordinated Credit Agreement, dated as of September 28, 2001 (the "Subordinated Credit Agreement"), by and among the Borrower, and NUF LLC. This opinion is rendered to you pursuant to Section 3.1(f) of the Subordinated Credit Agreement. Capitalized terms defined in the Subordinated Credit Agreement, used herein, and not otherwise defined herein, shall have the meanings given them in the Subordinated Credit Agreement.

          In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

1. the Subordinated Credit Agreement;

2. the Subordinated Note to be issued by the Borrower on the date hereof;

3. the Subordinated Pledge and Security Agreement executed by each of the Loan Parties;

4. the Subordinated Guaranty executed by [each of the Loan Parties] (other than the Borrower);

5. the Lien Subordination Agreement;

6. the financing statements on Form UCC-1, each naming a Loan Party as debtor and NUF, LLC, the Lender as secured party (the "Financing Statements") to be filed in the Uniform

Commercial Code Filing Offices in the jurisdictions listed on Schedule I hereto (each a "Relevant Jurisdiction").

The agreements specified in clauses (1) through (6) above are collectively referred to as the "Agreements".

          In addition, we have examined such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representative of the Loan Parties, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, (other than the signatures of officers of the Loan Parties on documents signed at closing) the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Loan Parties and upon the representations and warranties of the Loan Parties contained in the Agreements.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          (1) Each Loan Party is a corporation validly existing and in good standing under the law of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

          (2) Each Loan Party is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction set forth under its name on Schedule II hereto.

          (3) Each Loan Party has all requisite corporate power and authority to execute, deliver and perform the Agreements to which it is a party. The execution, delivery and performance by each Loan Party of the Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of such Loan Party. Each Loan Party has duly executed and delivered the Agreements to which it is a party and such Agreements constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (4) The execution, delivery and performance by each Loan Party of the Agreements to which it is a party will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Constituent Documents of such Loan Party, (ii) any of the terms, conditions or provisions of any material Contractual Obligation of such Loan Party of which we are aware, (iii) any New York, Delaware corporate or federal Requirement of Law or (iv) any judgment, writ, injunction, decree, order or ruling of any court or Governmental Authority of which we are aware binding on such Loan Party.

          (5) No consent, approval, waiver, license or authorization or other action by or filing with any New York, Delaware or federal Governmental Authority is required in connection with the execution, delivery or performance by any Loan Party of the Agreements to which it is a party except for the filing of financing statements referred to below.

          (6) The borrowings by and other financial accommodations provided to the Borrower under the Agreements and the application of proceeds thereof as provided in the Subordinated Credit Agreement will not violate Regulation T, U or X of the Federal Reserve Board.

          (7) Neither the Borrower nor any other Loan Party is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (8) To our knowledge, there is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity or before any Governmental Authority, pending or overtly threatened against any Loan Party (i) with respect to any Agreement or challenging any of NUF LLC's rights or remedies thereunder or (ii) which, if adversely determined, could materially adversely affect the ability of any Loan Party to perform its obligations under the Agreements to which it is a party.

          (9) All of the outstanding shares of the Pledged Stock (as defined in the Subordinated Pledge and Security Agreement) of each Subsidiary of the Borrower (each an "Issuing Subsidiary") is (i) owned of record and, to our knowledge, beneficially by the Borrower or another Loan Party, free and clear of all adverse claims except the security interest of the Administrative Agent pursuant to the Pledge and Security Agreement dated September 28, 2001 between the Grantors as defined therein and the Administrative Agent as defined therein
(ii) are duly authorized, validly issued, fully paid and nonassessable, and
(iii) have not been issued in violation of any preemptive rights granted by law or the Constituent Documents of such Issuing Subsidiary. Upon filing of the UCC-1 financing statements in the appropriate jurisdictions, the Lender shall have a valid and perfected lien in said Stock which except for the lien of the Administrative Agent is free of adverse claims.

          (10) We have reviewed UCC lien Searches performed by Lexis Document Searches ordered by Weil, Gotschal & Manges LLP and furnished to us by it ("Searches") for the Borrower for the following jurisdictions bearing the dates indicated below:

Jurisdiction                                Date of Search
------------                                --------------

Pennsylvania                                Aug. 3 and July 16, 2001
Michigan                                    August 9, 2001
Illinois                                    Aug. 2 and Aug. 14, 2001
Delaware                                    August 8, 2001
Indiana                                     Aug. 6 and Aug. 15, 2001

We have also reviewed UCC lien Searches for National Steel Pellet Company for the state of Minnesota dated August 7 and August 8, 2001.

               Other than review of the above UCC lien Searches, we have made no investigation of title to or encumbrances affecting the title to the Loan Parties in their Accounts and Inventory (each as defined in the UCC) or for any other Collateral of the Loan Parties.

               We note from our review of the Searches that UCC filings have been made in Illinois, Delaware, Michigan, Indiana and Minnesota by Citicorp USA, Inc., as Administrative Agent and NUF LLC covering Collateral of the Borrower and National Steel Pellet Company (Minnesota). Such Searches do not disclose that termination statements have been filed terminating such UCC filings.

               Subject to the foregoing qualifications and limitations and the priority of possessory liens arising by operation of law, we are of the opinion that the Subordinated Pledge and Security Agreement creates in favor of NUF LLC, as security for each Loan Party's Secured Obligations, a valid security interest in all of the right, title and interest of such Loan Party in the Collateral its Accounts and Inventory (each as defined in the UCC), as defined in the Subordinated Pledge and Security Agreement which security interest, assuming the filing of the applicable Financing Statements in the filing offices of the Secretary of State of Delaware, will be duly perfected to the extent perfection of a security interest in such Collateral, Accounts and Inventory may be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of Delaware.

          The opinion in subparagraph 10 is subject to the following exceptions:

          (i) to the extent that perfection of a lien or security interest in any Collateral is governed by the law of any jurisdiction other than the States of New York and Delaware, we express no opinion;

          (ii) that with respect to any Collateral which is or may become fixtures (within the meaning of Section 9-313 of the Uniform Commercial Code in effect in the State of New York (the "UCC")) we express no opinion; and

          (iii) that with respect to transactions excluded from Article 9 of the UCC by Section 9-104 thereof, we express no opinion.

          In addition, the opinion in subparagraph 10 is subject to Section 552 of Title 11 of the United States Code (the "Bankruptcy Code") with respect to any Collateral acquired by any Loan Party subsequent to the commencement of a case against or by such Loan Party under the Bankruptcy Code.

          We are licensed to practice law only in the Commonwealth of Pennsylvania. For purposes of rendering the opinions set forth herein we have assumed that the laws of the State of New York are similar to the laws of the Commonwealth of Pennsylvania. Our opinions expressed above are limited to the laws of the Commonwealth of Pennsylvania, the General Corporation Law of the State of Delaware and the federal laws of the United States. With respect to other laws of the State of Delaware we are relying on the opinion of Klehr, Harrison, Harvey, Branzburg & Ellers LLP delivered to you on December 21, 2001.

          The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. This opinion may not be used or relied upon by any other person (except any Person who in the future becomes a Lender), nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, other than to bank regulatory authorities or permitted assigns of any Lender or to any prospective Lender, and except as required by any Governmental Authority or pursuant to legal process.

                                   Very truly yours,

                                   Yukevich, Marchetti, Liekar & Zangrilli, P.C.


                                   By:
                                        ----------------------------------------

                          PLEDGE AND SECURITY AGREEMENT

                         Dated as of September 28, 2001

                                      among

                           National Steel Corporation
                             and Each Other Grantor

                         From Time to Time Party Hereto

                                       and

                                     NUF LLC
                                as Secured Party

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE I. Defined Terms................................................................................1

         Section 1.1       Definitions..................................................................1

         Section 1.2       Certain Other Terms..........................................................7

ARTICLE II. Grant of Security Interest..................................................................7

         Section 2.1       Collateral...................................................................7

         Section 2.2       Grant of Security Interest in Collateral.....................................8

         Section 2.3       Cash Collateral Accounts.....................................................9

ARTICLE III. Representations And Warranties.............................................................9

         Section 3.1       Title; No Other Liens........................................................9

         Section 3.2       Perfection and Priority.....................................................10

         Section 3.3       State of Incorporation; Chief Executive Office..............................10

         Section 3.4       Inventory and Equipment.....................................................10

         Section 3.5       Pledged Collateral..........................................................10

         Section 3.6       Accounts....................................................................11

         Section 3.7       No Other Names..............................................................11

         Section 3.8       Intellectual Property.......................................................11

         Section 3.9       Deposit Accounts; Control Accounts..........................................12

ARTICLE IV. Covenants..................................................................................12

         Section 4.1       Generally...................................................................12

         Section 4.2       Maintenance of Perfected Security Interest; Further Documentation...........12

         Section 4.3       Changes in Locations, Name, Etc.............................................13

         Section 4.4       Pledged Collateral..........................................................13

         Section 4.5       Control Accounts; Approved Deposit Accounts.................................15

         Section 4.6       Accounts....................................................................15

         Section 4.7       Delivery of Instruments and Chattel Paper...................................16

         Section 4.8       Intellectual Property.......................................................16

         Section 4.9       Payment of Obligations......................................................18

         Section 4.10      Special Property............................................................18

         Section 4.11      Commercial Tort Claims......................................................18

ARTICLE V. Remedial Provisions.........................................................................19

         Section 5.1       Code and Other Remedies.....................................................19

         Section 5.2       Accounts and Payments in Respect of General Intangibles.....................20

         Section 5.3       Pledged Collateral..........................................................21

         Section 5.4       Proceeds to be Turned Over To Secured Party.................................23

         Section 5.5       Registration Rights.........................................................24

         Section 5.6       Waiver; Deficiency..........................................................23

ARTICLE VI. The secured party..........................................................................24

         Section 6.1       Secured Party's Appointment as Attorney-in-Fact.............................24

         Section 6.2       Duty of Secured Party.......................................................26

         Section 6.3       Authorization of Financing Statements.......................................26

ARTICLE VII. Miscellaneous.............................................................................27

         Section 7.1       Amendments in Writing.......................................................27

         Section 7.2       Notices.....................................................................27

         Section 7.3       No Waiver by Course of Conduct; Cumulative Remedies.........................27

         Section 7.4       Successors and Assigns......................................................27

         Section 7.5       Counterparts................................................................27

         Section 7.6       Severability................................................................27

         Section 7.7       Section Headings............................................................28

         Section 7.8       Entire Agreement............................................................28

         Section 7.9       Governing Law...............................................................28

         Section 7.10      Additional Grantors.........................................................28

         Section 7.11      Release of Collateral.......................................................28

         Section 7.12      Reinstatement...............................................................29

Annexes and Schedules

         Annex 1        Collateral Account Control Agreement
         Annex 2        Pledge Amendment
         Annex 3        Joinder Agreement
         Annex 4        Form of Copyright Security Agreement
         Annex 5        Form of Patent Security Agreement
         Annex 6        Form of Trademark Security Agreement

         Schedule 1     State of Incorporation; Principal Executive Office
         Schedule 2     Pledged Collateral
         Schedule 3     Filings
         Schedule 4     Location of Inventory and Equipment
         Schedule 5     Intellectual Property
         Schedule 6     Bank Accounts; Control Accounts

                          PLEDGE AND SECURITY AGREEMENT

          Pledge And Security Agreement, dated as of September 28, 2001 (this "Security Agreement"), by National Steel Corporation, a Delaware corporation (the "Borrower") and each of the other entities listed on the signature pages hereof or which becomes a party hereto pursuant to Section 7.10 (each a "Grantor" and, collectively, the "Grantors"), in favor of NUF LLC ("Secured Party").

                              W i t n e s s e t h:

          Whereas, pursuant to the Amended and Restated Subordinated Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Subordinated Credit Agreement") between the Borrower and the Secured Party, the Secured Party has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

          Whereas, the Grantors other than the Borrower are party to the Subordinated Guaranty pursuant to which they have guaranteed the Obligations; and

          Whereas, it is a condition precedent to the obligation of the Secured Party to make extensions of credit to the Borrower under the Subordinated Credit Agreement that the Grantors shall have executed and delivered this Security Agreement to the Secured Party;

          Now, therefore, in consideration of the premises and to induce the Secured Party to enter into the Subordinated Credit Agreement and to induce the Secured Party to make extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Secured Party as follows:

          ARTICLE I. Defined Terms

          Section 1.1 Definitions.
                      -----------

          (a) Unless otherwise defined herein, terms defined in the Subordinated Credit Agreement and used herein have the meanings given to them in the Subordinated Credit Agreement.

          (b) Terms used herein that are defined in the UCC have the meanings given to them in the UCC, including the following which are capitalized herein:

          "Account Debtor"
          "Accounts"
          "Chattel Paper"
          "Commercial Tort Claim"
          "Commodity Account"

          "Commodity Intermediary"
          "Deposit Account"
          "Documents"
          "Entitlement Holder"
          "Entitlement Order"
          "Equipment"
          "Financial Asset"
          "General Intangibles"
          "Instruments"
          "Inventory"
          "Investment Property"
          "Letter of Credit Right"
          "Payment Intangible"
          "Proceeds"
          "Security"
          "Securities Account"
          "Securities Intermediary"
          "Security Entitlement"

          (c) The following terms shall have the following meanings:

          "Additional Pledged Collateral" means all shares of, limited and/or general partnership interests in, and limited liability company interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of, either (i) any Person that, after the Execution Date of this Security Agreement, as a result of any occurrence, becomes a direct Subsidiary of any Grantor or (ii) any issuer of Pledged Stock, any Partnership or any LLC that are acquired by any Grantor after the Execution Date; all certificates or other instruments representing any of the foregoing; all Security Entitlements of any Grantor in respect of any of the foregoing; all additional indebtedness from time to time owed to any Grantor by any obligor on the Pledged Notes and the instruments evidencing such indebtedness; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing. Additional Pledged Collateral may be General Intangibles or Investment Property.

          "Approved Deposit Account" means a Deposit Account maintained by any Grantor with a Deposit Account Bank which account is the subject of an effective Collateral Account Control Agreement, and includes all monies on deposit therein and all certificates and instruments, if any, representing or evidencing such Approved Deposit Account.

          "Approved Securities Intermediary" means a Securities Intermediary or Commodity Intermediary selected or approved by the Senior Agent or, following the payment in full of the Senior Loan Obligations and termination of the commitments under the Senior Credit Agreement, the Secured Party, and with respect to which a

Grantor has delivered to the Secured Party, an executed Collateral Account Control Agreement.

          "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "Cash Collateral Account" means any Deposit Account or Securities Account established by the Senior Agent or the Secured Party as provided in
Section 2.3 of this Security Agreement in which cash and Cash Equivalents may from time to time be on deposit or held therein as provided in Section 5.2 or
5.4 of this Security Agreement, in the Senior Credit Agreement or in the Subordinated Credit Agreement.

          "Collateral" has the meaning specified in Section 2.1.

          "Control Account" means a Securities Account or Commodity Account maintained by any Grantor with an Approved Securities Intermediary which account is the subject of an effective Collateral Account Control Agreement, and includes all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

          "Collateral Account Control Agreement" means a letter agreement, substantially in the form of Annex 1 hereto (with such changes as may be agreed to by Secured Party), executed by the relevant Grantor, the Secured Party, and the relevant Approved Securities Intermediary.

          "Copyrights" means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (b) the right to obtain all renewals thereof.

          "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

          "Deposit Account Bank" means a financial institution, which shall be a "Bank" as defined in section 9-102 of the UCC, selected or approved by the Senior Agent or, following the payment in full of the Senior Loan Obligations and termination of the commitments under the Senior Credit Agreement, the Secured Party and with respect to which a Grantor has delivered to the Secured Party, an executed Collateral Account Control Agreement.

          "Excluded Property" means Special Property other than the following:

          (a) the right to receive any payment of money (including, without limitation, general intangibles for money due or to become due); and

          (b) any proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements of any Special Property (unless such proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions or replacements itself would constitute Special Property).

          "Execution Date" means the date of execution and delivery of this Security Agreement, as set forth on the signature page hereto.

          "Intellectual Property" means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under federal, state, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Intercompany Note" means any promissory note evidencing loans made by any Grantor to any of its Subsidiaries or another Grantor.

          "LLC" means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2.

          "LLC Agreement" means each operating agreement or similar constitutive organizational document with respect to an LLC, as each agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time.

          "Material Intellectual Property" means Intellectual Property owned by or licensed to a Grantor which is material to its business.

          "Partnership" means each partnership in which a Grantor has an interest, including those set forth on Schedule 2.

          "Partnership Agreement" means each partnership agreement governing a Partnership, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.

          "Patents" means (a) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

          "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

          "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property of any Grantor in excess of $1,000,000, all certificates or other instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

          "Pledged LLC Interests" means all right, title and interest of any Grantor as a member of any LLC and all right, title and interest of any Grantor in, to and under any LLC Agreement to which it is a party; provided, however, the interests in any LLC owned on the Effective Date as set forth on Schedule
4.16 of the Subordinated Credit Agreement are excluded so long as such LLC is not a Material Subsidiary.

          "Pledged Notes" means all right, title and interest of any Grantor in the Instruments evidencing all Indebtedness owed to such Grantor, including all Intercompany Notes and including all Indebtedness described on Schedule 2, issued by the obligors named therein.

          "Pledged Partnership Interests" means all right, title and interest of any Grantor as a limited and/or general partner in all Partnerships and all right, title and interest of any Grantor in, to and under any Partnership Agreements to which it is a party; provided, however, the interests in Partnerships owned on the Effective Date as set forth on Schedule 4.16 of the Subordinated Credit Agreement are excluded so long as such Partnership is not a Material Subsidiary.

          "Pledged Stock" means the shares of capital stock owned by each Grantor, including all shares of capital stock listed on Schedule 2; provided, however, that only the outstanding capital stock of a subsidiary that is not a Domestic Subsidiary possessing up to but not exceeding 65% of the voting power of all classes of capital stock of such controlled foreign corporation entitled to vote shall be deemed to be pledged hereunder; and, provided, further, that the capital stock of the Subsidiaries listed on Schedule 1.1 of the Subordinated Credit Agreement as non-Material Subsidiaries shall not be deemed to be pledged hereunder for so long as such Subsidiaries are not Material Subsidiaries.

          "Related Contract" means each security agreement, lease and other contract securing or otherwise relating to any Account.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Pledge and Security Agreement" means the Pledge and Security Agreement, dated as of September 28, 2001, by the Borrower and each of the other entities listed on the signature pages thereof or which becomes a party thereto, in favor of the Senior Agent, for the Secured Parties (as defined therein).

          "Special Property" means:

          (a) any permit, lease or license held by any Grantor that validly prohibits the creation by such Grantor of a security interest therein;

          (b) any permit, lease or license held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein;

          (c) Equipment owned by any Grantor on the Execution Date that is subject to a purchase money Lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment; and

          (d) Investment Property and General Intangibles owned by any Grantor on the Execution Date that is subject to a negative pledge if the agreement in which such negative pledge is contained validly prohibits the pledge of such Investment Property or General Intangible, as the case may be;

in each case, (i) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction, any other applicable law (including the Bankruptcy Code) or principles of equity and (ii) only to the extent, and for so long as, such permit, lease, license, contract or other agreement, or Requirement of Law applicable thereto, validly prohibits the creation of a Lien in such property in favor of the Secured Party (and upon the termination of such prohibition (howsoever occurring)) such permit, lease, license or equipment shall cease to be "Special Property".

          "Subordinated Credit Agreement" has the meaning specified in the recitals hereto.

          "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

          "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

          "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          Section 1.2 Certain Other Terms.
                      -------------------

          (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Security Agreement as a whole and not to any particular Article, Section, clause or sub-clause in this Security Agreement.

          (b) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Security Agreement.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (d) Where the context requires, provisions relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

          (e) Any reference in this Security Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any and all times such reference becomes operative.

          (f) The term "including" means "including without limitation" except when used in the computation of time periods.

          (g) The term "Secured Party" includes its respective successors.

          (h) References in this Security Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

          ARTICLE II. Grant of Security Interest

          Section 2.1 Collateral. For the purposes of this Security Agreement,
                      ----------
all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Collateral":

          (a) all Accounts;

          (b) all Chattel Paper;

          (c) all Deposit Accounts;

          (d) all Documents;

          (e) all Equipment which is not now or hereafter affixed, actually or constructively, to, or erected in or upon, real property and plants encumbered by the Indenture;

          (f) all General Intangibles, except as excluded herein;

          (g) all Instruments;

          (h) all Inventory;

          (i) all Investment Property, except as excluded herein;

          (j) all Letter of Credit Rights;

          (k) all Commercial Tort Claims arising from damage to such Grantor's personal or real property, including inventory, in excess of $2,000,000;

          (l) all other goods and personal property of such Grantor whether tangible or intangible wherever located;

          (m) all property of any Grantor held by the Senior Agent, any Senior Secured Party or the Secured Party, including all property of every description, in the possession or custody of or in transit to the Senior Agent, any Senior Secured Party or the Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power;

          (n) to the extent not otherwise included, all Proceeds; and

          (o) all books and records pertaining to the foregoing.

          Section 2.2 Grant of Security Interest in Collateral. Each Grantor, as
                      ----------------------------------------
collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby collaterally assigns, mortgages, pledges and hypothecates to the Secured Party, and grants to the Secured Party a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, that the foregoing grant of a security interest shall not include a security interest in Excluded Property and provided, further, that if and when the prohibition which prevents the granting by such Grantor to the Secured Party of a security interest in such Excluded

Property is removed or otherwise terminated, the Secured Party will be deemed to have, and at all times from and after the date hereof to have had, a security interest in such Excluded Property, as the case may be.

          Section 2.3 Cash Collateral Accounts. The Senior Agent has established
                      ------------------------
a Deposit Account at Citibank, designated as "Citicorp USA, Inc. - National Steel Corporation Concentration Account". The Borrower agrees to promptly provide notice to the Secured Party of any other Deposit Accounts established by the Senior Agent. Following the payment in full of the Senior Loan Obligations and termination of the commitments under the Senior Credit Agreement, the Borrower agrees as follows: (i) the Secured Party may establish one or more Deposit Accounts and one or more Securities Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine; (ii) each such account shall be in the name of the Secured Party (but may also have words referring to the Borrower and the account's purpose); (iii) each such account shall be under the sole dominion and control of the Secured Party; (iv) the Secured Party shall be the entitlement holder with respect to each such Securities Account and the only Person authorized to give entitlement orders with respect thereto; and (v) without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested in Cash Equivalents at the direction of the Secured Party and, except during the continuance of an Event of Default, the Secured Party agrees with the Borrower to issue entitlement orders for such investments in Cash Equivalents as requested by the Borrower; provided, however, that the Secured Party shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon. Neither the Borrower nor any other Loan Party or Person claiming on behalf of or through the Borrower or any other Loan Party shall have any right to demand payment of any of the funds held in any Cash Collateral Account at any time prior to the payment in full of all then outstanding monetary Obligations then due and payable. The Secured Party shall apply all funds on deposit in any Cash Collateral Account as provided in the Subordinated Credit Agreement and except during the continuance of an Event of Default agrees to cause any funds remaining on deposit therein after all Obligations then due and payable have been satisfied to be paid at the written direction of the Borrower.

          ARTICLE III. REPRESENTATIONS AND WARRANTIES

          To induce the Secured Party to enter into the Subordinated Credit Agreement, each Grantor hereby represents and warrants to the Secured Party that:

          Section 3.1 Title; No Other Liens. Except for the Lien granted to the
                      ---------------------
Senior Agent pursuant to the Senior Pledge and Security Agreement, the Liens granted to the Secured Party under this Security Agreement and the other Liens permitted to exist on the Collateral under the Subordinated Credit Agreement, such Grantor is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or certificated securities, is the entitlement holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any and all Liens.

          Section 3.2 Perfection and Priority. The security interest granted
                      -----------------------
pursuant to this Security Agreement will constitute a valid and continuing perfected security interest in favor of the Secured Party in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office upon (i) the completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Secured Party in completed and duly executed form), (ii) the delivery to the Senior Agent of all Collateral consisting of Instruments and certificated securities, in each case properly endorsed for transfer to the Senior Agent or in blank, (iii) the execution of Collateral Account Control Agreements with respect to Investment Property not in certificated form, (iv) the execution of Collateral Account Control Agreements with respect to all Deposit Accounts (other than the Cash Collateral Account), and (v) all appropriate filings having been made with the United States Copyright Office. Such security interest will be prior to all other Liens on the Collateral except for (x) the Liens of the Senior Agent securing the Senior Loan Obligations and (y) Customary Permitted Liens which have priority over the Secured Party's Lien by operation of law or otherwise as permitted under the Subordinated Credit Agreement.

          Section 3.3 State of Incorporation; Chief Executive Office. On the
                      ----------------------------------------------
Execution Date such Grantor's jurisdiction of organization, organizational identification number, if any, and the location of such Grantor's chief executive office or sole place of business is specified on Schedule 1.

          Section 3.4 Inventory and Equipment. On the Execution Date, such
                      -----------------------
Grantor's Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on Schedule 4.

          Section 3.5 Pledged Collateral.
                      ------------------

          (a) The Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests pledged hereunder by such Grantor are listed on Schedule 2 and constitute that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2.

          (b) All of the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and are fully paid and nonassessable.

          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

          (d) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of certificated securities or Instruments has been delivered to the Senior Agent in accordance with Section 4.4(a) of the Senior Pledge and Security Agreement.

          (e) All Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account.

          (f) Other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by certificated securities or Instruments in the possession of the Senior Agent or that consisting of Financial Assets held in a Control Account.

          Section 3.6 Accounts. No amount payable to such Grantor under or in
                      --------
connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Senior Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4 of the Senior Pledge and Security Agreement.

          Section 3.7 No Other Names. Except as set forth on Schedule 1, within
                      --------------
the five (5)-year period preceding the Execution Date such Grantor has not had, or operated in any jurisdiction, under any trade name, fictitious name or other name other than its legal name.

          Section 3.8 Intellectual Property.
                      ---------------------

          (a) Schedule 5 lists all Material Intellectual Property of such Grantor on the Execution Date, separately identifying that owned by such Grantor and that licensed to such Grantor. The Material Intellectual Property set forth on Schedule 5 for such Grantor constitutes all of the intellectual property rights necessary to conduct its business.

          (b) On the Execution Date, all Material Intellectual Property owned by such Grantor is valid, subsisting, unexpired and enforceable, has not been adjudged invalid and has not been abandoned and the use thereof in the business of such Grantor does not infringe the intellectual property rights of any other Person.

          (c) Except as set forth in Schedule 5, on the Execution Date, none of the Material Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

          (d) No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of, or such Grantor's rights in, any Material Intellectual Property.

          (e) No action or proceeding seeking to limit, cancel or question the validity of any Material Intellectual Property owned by such Grantor or such Grantor's ownership interest therein is on the Execution Date pending or, to the knowledge of such

Grantor, threatened. There are no claims, judgments or settlements to be paid by such Grantor relating to the Material Intellectual Property.

          Section 3.9 Deposit Accounts; Control Accounts. The only Deposit
                      ----------------------------------
Accounts or Securities Accounts maintained by any Grantor on the Execution Date are those listed on Schedule 6, which sets forth such information separately for each Grantor.

          ARTICLE IV. COVENANTS

          As long as any of the Obligations or the Commitments remain outstanding, unless the Secured Party otherwise consents in writing, each Grantor agrees with the Secured Party that:

          Section 4.1 Generally. Such Grantor shall (a) except for the security
                      ---------
interest created by this Security Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Liens permitted under
Section 7.1 of the Subordinated Credit Agreement; (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Security Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral; (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Senior Credit Agreement and the Subordinated Credit Agreement; (d) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Secured Party to sell, assign or transfer any of the Collateral if such restriction would have a Material Adverse Effect; and (e) promptly notify the Secured Party of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any of the Collateral regardless of whether or not it has a Material Adverse Effect.

          Section 4.2 Maintenance of Perfected Security Interest; Further
                      ---------------------------------------------------
Documentation.
-------------

          (a) Such Grantor will maintain the security interest created by this Security Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons.

          (b) Such Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including (i) the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, (ii) the execution and delivery of Collateral Account Control Agreements, and (iii) all additional documentation and filings with respect to hereafter arising Commercial Tort Claims arising from damage to such Grantor's personal or real property, including inventory, in excess of $2,000,000.

          Section 4.3 Changes in Locations, Name, Etc.
                      -------------------------------

          (a) Except upon fifteen (15) days' prior written notice to the Secured Party and delivery to the Secured Party of (x) all additional authorized financing statements and other documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein and (y) if applicable, a written supplement to
Schedule 4 showing any additional location at which Inventory or Equipment shall be kept, such Grantor will not:

          (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4;

          (ii) change (x) its state of incorporation or organization or (y) the location of its chief executive office or sole place of business from that referred to in Section 3.3; or

          (iii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Security Agreement would become misleading.

          (b) Such Grantor will keep and maintain at its own cost and expense complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral all in form and detail reasonably satisfactory to the Secured Party.

          Section 4.4 Pledged Collateral.
                      ------------------

          (a) Such Grantor will (i) deliver to the Secured Party notice of all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral) delivered to the Senior Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 2 (a "Pledge Amendment"), and authorizes the Secured Party to attach each Pledge Amendment to this Security Agreement, (ii) following the payment in full of the Senior Loan Obligations and termination of the Commitments under the Senior Credit Agreement, deliver to the Secured Party all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, or such other documentation acceptable to the Secured Party and (iii) maintain all other Pledged Collateral constituting Investment Property in a Control Account. Following the payment in full of the Senior Loan Obligations and termination of the commitments under the Senior Credit Agreement, the Secured Party shall have the right (i) at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral and (ii) at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

          (b) Except as provided in Article V, such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Subject to the provisions of the Lien Subordination Agreement, any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall unless otherwise subject to a perfected security interest in favor of the Secured Party, be delivered to the Secured Party to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Secured Party, hold such money or property in trust for the Secured Party, segregated from other funds of such Grantor, as additional security for the Secured Obligations.

          (c) Except as provided in Article V, and subject to the provisions of the Lien Subordination Agreement, such Grantor will be entitled to exercise all voting, consent and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Subordinated Credit Agreement, this Security Agreement or any other Subordinated Loan Document or, without prior notice to the Secured Party, to enable or take any other action to permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

          (d) Such Grantor shall not grant control over any Investment Property to any Person other than the Secured Party, other than (so long as the Senior Loan Obligations remain outstanding) control granted in favor of the Senior Agent in accordance with the Senior Pledge and Security Agreement.

          (e) In the case of each Grantor which is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Grantor which is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Secured Party or its nominee and to the substitution of the Secured Party or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor which is a member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Secured Party or its nominee and to the substitution of the Secured Party or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question; provided, however, that the terms of this Section 4.4(e) are subject to the provisions of the Lien Subordination Agreement.

          (f) Such Grantor will not agree to any amendment of an LLC Agreement or Partnership Agreement that in any way adversely affects the perfection of the security interest of the Secured Party in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder, including any amendment electing to treat the membership interest or partnership interest of such Grantor as a security under Section 8-103 of the UCC.

          Section 4.5 Control Accounts; Approved Deposit Accounts. Subject to
                      -------------------------------------------
the provisions of the Lien Subordination Agreement, in the event (i) such Grantor or any Approved Securities Intermediary or Deposit Account Bank shall, after the Execution Date, terminate an agreement with respect to the maintenance of a Control Account or Approved Deposit Account for any reason, (ii) the Secured Party shall demand such termination as a result of the failure of an Approved Securities Intermediary or Deposit Account Bank to comply with the terms of the applicable Collateral Account Control Agreement, or (iii) the Secured Party determines in its sole discretion that the financial condition of an Approved Securities Intermediary or Deposit Account Bank, as the case may be, has materially deteriorated, such Grantor agrees to notify all of its obligors that were making payments to such terminated Control Account or Approved Deposit Account, as the case may be, to make all future payments to another Control Account or Approved Deposit Account, as the case may be.

          Section 4.6 Accounts.
                      --------

          (a) Such Grantor will not, other than in the ordinary course of business consistent with its past practice, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account, or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.

          (b) At the sole cost and expense of the relevant Grantor, such Grantor shall furnish to the Secured Party copies of each report provided to the Senior Agent pursuant to Section 4.6 of the Senior Pledge and Security Agreement. The Secured Party shall have the right (and, after the payment in full of the Senior Obligations and termination of the commitments under the Senior Credit Agreement, at the sole cost and expense of the relevant Grantor) to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Secured Party may reasonably require in connection therewith. At any time and from time to time, upon the Secured Party's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts; provided, however, that unless a Default or Event of Default shall be continuing, the Secured Party shall request no more than four such reports during any calendar year.

          Section 4.7 Delivery of Instruments and Chattel Paper. Following the
                      -----------------------------------------
payment in full of the Senior Loan Obligations and termination of the commitments under the Senior Credit Agreement, if any amount in excess of $100,000 payable under or in connection with any of the Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall immediately deliver such Instrument or Chattel Paper to the Secured Party, duly indorsed in a manner satisfactory to the Secured Party, or, if consented to by the Secured Party, shall mark all such Instruments and Chattel Paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of NUF LLC".

          Section 4.8 Intellectual Property.
                      ---------------------

          (a) Such Grantor (either itself or through licensees) will (i) continue to use each Trademark that is Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Secured Party shall obtain a perfected security interest in such mark pursuant to this Security Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent which is Material Intellectual Property may become forfeited, abandoned or dedicated to the public.

          (c) Such Grantor (either itself or through licensees) (i) will not (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights which is Material Intellectual Property may become invalidated or otherwise impaired and (ii) will not (either itself or through licensees) do any act whereby any portion of the Copyrights which is Material Intellectual Property may fall into the public domain.

          (d) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any trade secret which is Material Intellectual Property may become publicly available or otherwise unprotectable.

          (e) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Material Intellectual Property to infringe the intellectual property rights of any other Person.

          (f) Such Grantor will notify the Secured Party immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, right to use, interest in, or the validity of, any Material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

          (g) Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, such Grantor shall report such filing to the Secured Party within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Secured Party, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Secured Party may request to evidence the Secured Party's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

          (h) Such Grantor will take all reasonable actions necessary or requested by the Secured Party, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

          (i) In the event that any Material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Secured Party promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in response to such infringement, misappropriation of dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation of dilution, and shall take such other actions may be appropriate in its reasonable judgment under the circumstances to protect such Material Intellectual Property.

          (j) Unless otherwise agreed to by the Secured Party, such Grantor will execute and deliver to the Secured Party for filing in (i) the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex 4, (ii) in the United States Patent and Trademark Office a short-form patent security agreement in the form attached hereto as Annex 5 and
(iii) the United States Patent and Trademark Office a short-form trademark security agreement in form attached hereto as Annex 6.

          Section 4.9 Payment of Obligations. Such Grantor will pay and
                      ----------------------
discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

          Section 4.10 Special Property. Each Grantor shall from time to time at
                       ----------------
the request of the Secured Party give written notice to the Secured Party identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes "Excluded Property") and shall provide to the Secured Party such other information regarding the Special Property as the Secured Party may reasonably request and, from and after the Closing Date, no Grantor shall permit to become effective in any document a provision that would prohibit the creation of a Lien on any permit, lease, license or equipment in favor of the Secured Party.

          Section 4.11 Commercial Tort Claims. Each Grantor shall upon knowledge
                       ----------------------
of the existence of any hereafter arising Commercial Tort Claims arising from damage to such Grantor's personal or real property, including inventory, in excess of $2,000,000 give written notice to the Secured Party identifying in reasonable detail such

Commercial Tort Claim and shall provide to the Secured Party such other information regarding the Commercial Tort Claim as the Secured Party may reasonably request.

          ARTICLE V. REMEDIAL PROVISIONS

          Section 5.1 Code and Other Remedies. During the continuance of an
                      -----------------------
Event of Default (and, if prior to the payment in full of the Senior Loan Obligations and termination of the commitments under the Senior Credit Agreement, only to the extent not expressly prohibited by the provisions of the Senior Credit Agreement or Article VIII of the Subordinated Credit Agreement), the Secured Party may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Secured Party (and, if prior to the payment in full of the Senior Loan Obligations and termination of the commitments under the Senior Credit Agreement, only to the extent not expressly prohibited by the provisions of the Senior Credit Agreement or Article VIII of the Subordinated Credit Agreement), without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, grant options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right (and, if prior to the payment in full of the Senior Loan Obligations and termination of the commitments under the Senior Credit Agreement, only to the extent not expressly prohibited by the provisions of the Senior Credit Agreement or Article VIII of the Subordinated Credit Agreement) upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees (and, if prior to the payment in full of the Senior Loan Obligations and termination of the commitments under the Senior Credit Agreement, only to the extent not expressly prohibited by the provisions of the Senior Credit Agreement or Article VIII of the Subordinated Credit Agreement), at the Secured Party's request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at such Grantor's premises or elsewhere. The Secured Party shall apply the net proceeds of any action taken by it pursuant to this
Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Subordinated Credit Agreement shall prescribe, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to any Grantor. Each Grantor shall, subject to the Lien Subordination Agreement and the subordination provisions of Article VIII of the Subordinated Credit Agreement, remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Secured Party is entitled, such Grantor also being liable for the fees and expenses of any attorneys employed by the Secured Party to collect such deficiency. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

          Section 5.2 Accounts and Payments in Respect of General Intangibles.
                      -------------------------------------------------------

          (a) If required by the Secured Party at any time during the continuance of an Event of Default (and, if prior to the payment in full of the Senior Loan Obligations and termination of the commitments under the Senior Credit Agreement, only to the extent not expressly prohibited by the provisions of the Senior Credit Agreement or Article VIII of the Subordinated Credit Agreement), any payments of Accounts or payments in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Secured Party if required, in a Cash Collateral Account, subject to withdrawal by the Secured Party as provided in Section 5.4. Until so turned over, such payments shall be held by such Grantor in trust for the Secured Party, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

          (b) Subject to the Lien Subordination Agreement, at the Secured Party's request, during the continuance of an Event of Default, each Grantor shall deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.

          (c) Subject to the provisions of the Lien Subordination Agreement, the Secured Party may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.

          (d) The Secured Party in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Secured Party's satisfaction the existence, amount and terms of any Accounts or amounts due under any General Intangibles.

          (e) Upon the request of the Secured Party at any time during the continuance of an Event of Default (and, if prior to the payment in full of the Senior Loan Obligations and termination of the commitments under the Senior Credit Agreement, only to the extent not expressly prohibited by the provisions of the Senior Credit Agreement or Article VIII of the Subordinated Credit Agreement), each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party. In addition, subject to the provisions of the Lien Subordination Agreement, the Secured Party may at any time during the continuance of an Event of Default enforce such Grantor's rights against such Account Debtors and obligors of General Intangibles.

          (f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Secured Party shall not have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating thereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          Section 5.3 Pledged Collateral.
                      ------------------

          (a) Subject to the provisions of the Lien Subordination Agreement, during the continuance of an Event of Default, upon notice by the Secured Party to the relevant Grantor or Grantors, (i) the Secured Party shall have the right to receive any and all Proceeds of the Pledged Collateral and make application thereof to the Obligations in the order set forth in the Subordinated Credit Agreement, and (ii) the Secured Party or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any issuer of Pledged Securities, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Secured Party may determine), all without liability except to account for property actually received by it, but the Secured Party shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b) Subject to the provisions of the Lien Subordination Agreement, in order to permit the Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder,
(i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all such proxies, dividend payment orders and other instruments as the Secured Party may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Secured Party an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

          (c) Subject to the provisions of the Lien Subordination Agreement, each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Secured Party in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Security Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Secured Party.

          Section 5.4 Proceeds to be Turned Over To Secured Party. Subject to
                      -------------------------------------------
the Lien Subordination Agreement, all Proceeds received by the Secured Party hereunder shall be held by the Secured Party in a Cash Collateral Account. All Proceeds while held by the Secured Party in a Cash Collateral Account (or by such Grantor in trust for the Secured Party) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Subordinated Credit Agreement.

          Section 5.5 Registration Rights.
                      -------------------

          (a) If the Secured Party shall determine to exercise its right to sell any or all of the Pledged Collateral pursuant to Section 5.1, and if in the opinion of the Secured Party it is necessary or advisable to have the Pledged Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the relevant Grantor will cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Secured Party, necessary or advisable to register the Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Collateral, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Secured Party, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Secured Party shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Secured Party may be unable to effect a public sale of any or all the Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Secured Party shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section

5.5 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Subordinated Credit Agreement.

          Section 5.6 Waiver; Deficiency. Each Grantor shall remain liable for
                      ------------------
any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

          ARTICLE VI. The secured party

          Section 6.1 Secured Party's Appointment as Attorney-in-Fact.
                      -----------------------------------------------

          (a) Subject to the provisions of the Lien Subordination Agreement, each Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Secured Party the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Secured Party may request to evidence the Secured Party's security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Security Agreement and pay all or any part of the costs thereof and the premiums therefor;

          (iv) execute, in connection with any sale provided for in Section 5.1 or 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine, including without limitation the execution and filing of any documents necessary to effectuate and/or record such assignment; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interests therein and to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Secured Party agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the default rate per annum above the highest interest rate which would then be payable on Revolving Loans that are Base Rate Loans under the Subordinated Credit Agreement, from the date of payment by the Secured Party to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Secured Party on demand.

          (d) Each Grantor hereby ratifies all acts that the Secured Party shall lawfully do or cause to be done by virtue of the powers, authorizations and agencies contained herein. All powers, authorizations and agencies contained in this Security Agreement are coupled with an interest and are irrevocable until this Security Agreement is terminated and the security interests created hereby are released.

          Section 6.2 Duty of Secured Party. The Secured Party's sole duty with
                      ---------------------
respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct in dealing with the Collateral in their possession.

          Section 6.3 Authorization of Financing Statements. Each Grantor
                      -------------------------------------
authorizes the Secured Party at any time and from time to time to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Secured Party reasonably determines appropriate to perfect the security interests granted to the Secured Party under this Security Agreement. A photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. The Grantor hereby authorizes the Secured Party to file a Record or Records (as defined in the UCC), including, without limitation, financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Secured Party may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Secured Party herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Secured Party may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Secured Party herein, including, without limitation, describing such property as "all assets" or "all personal property." The Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

          ARTICLE VII. Miscellaneous

          Section 7.1 Amendments in Writing. None of the terms or provisions of
                      ---------------------
this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Subordinated Credit Agreement.

          Section 7.2 Notices. All notices, requests and demands to or upon the
                      -------
Secured Party or any Grantor hereunder shall be effected in the manner provided for in Section 10.9 of the Subordinated Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed in care of the Borrower at the Borrower's notice address set forth in such Section 10.9.

          Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies. The
                      ---------------------------------------------------
Secured Party shall not by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          Section 7.4 Successors and Assigns. This Security Agreement shall be
                      ----------------------
binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Party and its successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Security Agreement without the prior written consent of the Secured Party.

          Section 7.5 Counterparts. This Security Agreement may be executed by
                      ------------
one or more of the parties to this Security Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

          Section 7.6 Severability. Any provision of this Security Agreement
                      ------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 7.7 Section Headings. The Article and Section titles contained
                      ----------------
in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

          Section 7.8 Entire Agreement. This Security Agreement together with
                      ----------------
the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

          Section 7.9 Governing Law. This Security Agreement and the rights and
                      -------------
obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          Section 7.10 Additional Grantors. If, pursuant to Section 6.14(ii) of
                       -------------------
the Subordinated Credit Agreement, the Borrower shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Secured Party a Joinder Agreement in the form of Annex 3 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

          Section 7.11 Release of Collateral.
                       ---------------------

          (a) Upon the termination of the Commitments and the indefeasible payment and satisfaction in full of all Loans and all other Obligations, the Collateral shall be released from the Lien created hereby and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Party and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Secured Party shall deliver to such Grantor any Collateral of such Grantor held by the Secured Party hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold or disposed of by any Grantor in a transaction permitted by the Subordinated Credit Agreement, the Collateral so sold or disposed of shall be released from the Lien created hereby to the extent sold or disposed of, and, in connection therewith, the Secured Party, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be so sold or disposed; provided, however, that the Borrower shall have delivered to the Secured Party, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

          (c) If any of the Collateral shall be subject to a Lien permitted by
Section 7.1(d) or 7.1(e) of the Subordinated Credit Agreement, the Collateral so subject to such a Lien shall be released from the Lien created hereby to the extent subject to the Lien, and, in connection therewith, the Secured Party, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral.

          Section 7.12 Reinstatement. Each Grantor further agrees that, if any
                       -------------
payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

          In WITNESS WHEREOF, each of the undersigned has caused this Pledge and
Security Agreement to be duly executed and delivered on this    th of December
                                                             ---
2001.

                                     National Steel Corporation,
                                     a Delaware corporation


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     National Steel Pellet Company,
                                     a Delaware corporation


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     National Steel Funding Corporation,
                                     a Delaware corporation


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     NS Holdings Corporation,
                                     a Delaware corporation


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


                                     Procoil Corporation,
                                     a Delaware corporation


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

ACCEPTED AND AGREED:

NUF LLC, as Secured Party


By:
   -------------------------------
   Name:
   Title:

                                                                         Annex 1
                                                                         -------

                      COLLATERAL ACCOUNT CONTROL AGREEMENT
                      ------------------------------------

          This Collateral Account Control Agreement, dated as of       , 200
                                                                 ------     -
among National Steel Corporation (the "Debtor"), NUF LLC, (the "Secured Party")
                                       ------                   -------------
and              in its capacity as a "securities intermediary" (as defined in
    ------------
Section 8-102 of the UCC and a "bank" as defined in Section 9-102 of the UCC (in such capacities, the "Financial Institution"). Capitalized terms used but not
                      ---------------------
defined herein shall have the meaning assigned in the Amended and Restated Pledge and Security Agreement dated as of September 28, 2001 between the Debtor and the Secured Party (the "Security Agreement"). All references herein to the
                            ------------------
"UCC" shall mean the Uniform Commercial Code as in effect in the State of New
 ---
York.

          Section 1. Establishment of Collateral Accounts. The Financial
                     ------------------------------------
     Institution hereby confirms and agrees that:

          (a) The Financial Institution has established the following accounts:

          i) the "[identify exact title of account]" with account number [     ]
                                                                          -----
     in the name "[         ]" in the name of "National Steel Corporation" (the
                   ---------
     "        Account");
      -------

          ii) the "[identify exact title of account]" with account number
     [     ] in the name "[identify exact title of account]" in the name of
      -----
     "National Steel Corporation" (the "      Account"); and
                                        -----

          iii) the "[identify exact title of account]" with account number
     [     ] in the name "[identify exact title of account]" in the name of
      -----
     "National Steel Corporation" (the "      Account").
                                        -----

Each such account and any successor account, being referred to herein individually as a "Pledged Account" and collectively as the "Pledged Accounts." The Financial Institution shall not change the name or account number of any Pledged Account without the prior written consent of the Secured Party;

          (b) Each of the Pledged Accounts are either a Securities Account (as defined in Section 8-501 of the UCC) or a "Deposit Account" as defined in
Section 9-102(a)(29) of the UCC). The Financial Intermediary acknowledges and
agrees that the      Accounts are intended to be deposit accounts and the
                ----
          Accounts are intended to be securities accounts.
---------

          (c) All securities or other property underlying any financial assets credited to the Securities Account shall be registered in the name of the Financial Institution, indorsed to the Financial Institution or in blank or credited to another securities account maintained in the name of the Financial Institution and in no case will any financial asset credited to the Securities Account be registered in the name of the Debtor, payable to the order of the Debtor or specially indorsed to the Debtor except to the extent the foregoing have been specially indorsed to the Financial Institution or in blank;

          (d) All property delivered to the Financial Institution pursuant to the Subordinated Pledge and Security Agreement will be promptly credited to one of the Pledged Accounts.

          Section 2. "Financial Assets" Election. The Financial Institution
                      ----------------
     hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to any Pledged Account that is a Securities Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

          Section 3. Control of the Pledged Accounts. If at any time the
                     -------------------------------
     Financial Institution shall receive any order from the Secured Party directing transfer or redemption of any financial asset relating to a Pledged Account or any instruction originated by the Secured Party directing the disposition of funds in a Pledged Account, the Financial Institution shall comply with such entitlement order or instruction without further consent by the Debtor or any other person.

          Section 4. Subordination of Lien; Waiver of Set-Off. In the event that
                     ----------------------------------------
     the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any Pledged Account or any security entitlement or cash credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party. The financial assets, money and other items credited to either Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Secured Party (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the respective Account and (ii) the face amount of any checks which have been credited to such Account but are subsequently returned unpaid because of uncollected or insufficient funds).

          Section 5. Choice of Law. This Agreement shall each be governed by the
                     -------------
     laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Financial Institution's jurisdiction (within the meaning of Section 9-304 of the UCC and Section 8-110 of the UCC). The Pledged Accounts shall be governed by the laws of the State of New York.

                                      A1-2

          Section 6. Conflict with Other Agreements.
                     ------------------------------

          (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;

          (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto;

          (c) The Financial Institution hereby confirms and agrees that:

          (i) There are no other agreements entered into between the Financial Institution and the Debtor with respect to the Account [except for [identify other agreements] (the "Account Agreements")];

          (ii) It has not entered into, and until the termination of the this agreement will not enter into, any agreement with any other person relating the Pledged Accounts and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) or instructions (within the meaning of Section 9-104 of the UCC) of such other person;

          and

          (iii) It has not entered into, and until the termination of this agreement will not enter into, any agreement with the Debtor or the Secured Party purporting to limit or condition the obligation of the Financial Institution to comply with entitlement orders or instructions.

          Section 7. Adverse Claims. Except for the claims and interest of the
                     --------------
     Secured Party and of the Debtor in the Pledged Accounts, the Financial Institution does not know of any lien on or claim to, or interest in, the Pledged Account or in any "financial asset" (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Accounts or in any financial asset carried therein, the Financial Institution will promptly notify the Secured Party and the Debtor thereof.

                                      A1-3

          Section 8. Maintenance of Accounts. In addition to, and not in lieu
                     -----------------------
     of, the obligation of the Financial Institution to honor entitlement orders and instructions as set forth in Section 3 hereof, the Financial
                                      ---------
     Institution agrees to maintain the Securities Account and the Deposit Account as follows:

          (a) Notice of Sole Control. If at any time the Secured Party delivers
              ----------------------
     to the Financial Institution a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Financial Institution agrees that after receipt of such notice, it will take all instruction with respect to the Pledged Accounts solely from the Secured Party.

          (b) Statements and Confirmations. The Financial Institution will
              ----------------------------
     promptly send copies of all statements, confirmations and other correspondence concerning (i) the Securities Account and/or any financial assets credited thereto and (ii) the Deposit Account, simultaneously to each of the Debtor and the Secured Party at the address for each set forth in Section 12 of this Agreement.
        ----------

          (c) Tax Reporting. All items of income, gain, expense and loss
              -------------
     recognized in the Securities Account and all interest, if any, relating to the Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Debtor.

          (d) Voting Rights. Until such time as the Financial Institution
              -------------
     receives a Notice of Sole Control pursuant to subsection (a) of this
     Section 8, the Debtor shall direct the Financial Institution with respect
     ---------
     to the voting of any financial assets credited to the Pledged Accounts.

          (e) Permitted Investments. Until such time as the Financial
              ---------------------
     Institution receives a Notice of Sole Control signed by the Secured Party, the Debtor shall direct the Financial Institution with respect to the selection of investments to be made for any Pledged Account that is a securities account; provided, however, that the Financial Institution shall not honor any instruction to purchase any investments other than investments of a type describe on Exhibit B hereto.
                                       ---------

          Section 9. Representations, Warranties and Covenants of the Financial
                     ----------------------------------------------------------
     Institution. The Financial Institution hereby makes the following
     -----------
     representations, warranties and covenants:

          (a) The Pledged Accounts have each been established as set forth in
     Section 1 and such Accounts will be maintained in the manner set forth
     ---------
     herein until termination of this Agreement; and

          (b) This Collateral Account Control Agreement is the valid and legally binding obligations of the Financial Institution.

                                      A1-4

          Section 10. Indemnification of Financial Institution. The Debtor and
                      ----------------------------------------
the Secured Party hereby agree that (a) the Financial Institution is released from any and all liabilities to the Debtor and the Secured Party arising from the terms of this agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution's negligence and (b) the Debtor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution's negligence, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this agreement.

          Section 11. Successors; Assignment. The terms of this Agreement shall
                      ----------------------
be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Secured Party may assign its rights hereunder only with the express written consent of the Financial Institution and by sending written notice of such assignment to the Debtor.

          Section 12. Notices. Any notice, request or other communication
                      -------
required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

     Debtor:           National Steel Corporation
                       4100 Edison Lakes Parkway
                       Mishawaka, IN 46565-3440
                       Attention:  William E. McDonough
                                   Ronald J. Werhnyak, Esq.
                       Telecopy No.: (219) 273-7478
                       E-Mail Addresses:  wmcdonough@nationalsteel.com
                                          ----------------------------
                                          rwehrnyak@nationalsteel.com
                                          ---------------------------

     Secured Party:    NUF LLC
                       450 Park Avenue
                       25th Floor
                       New York, NY 10022
                       Attention: Mr. Hideki Matsumoto
                       Telecopy No.: (212) 826-6345
                       E-Mail Address:  Hideki_Matsumoto-e@ntsgw.tokyo.nkk.co.jp
                                        ----------------------------------------

                                      A1-5
                       with a copy to:

                       Skadden, Arps, Slate, Meagher & Flom LLP
                       Four Times Square
                       New York, NY 10036
                       Attention: Edmund Duffy, Esq.
                       Telecopy No.: (917) 777-3950
                       E-Mail Address: eduffy@skadden.com
                                       ------------------

     Financial Institution: [contact information]

          Any party may change his address for notices in the manner set forth above.

          Section 13. Termination. The obligations of the Financial Institution
                      -----------
to the Secured Party pursuant to this Control Agreement shall continue in effect until the security interests of the Secured Party in each of the Pledged Accounts have been terminated pursuant to the terms of the Subordinated Pledge and Security Agreement and the Secured Party has notified the Financial Institution of such termination in writing. The Secured Party agrees to provide Notice of Termination in substantially the form of Exhibit C hereto to the
                                                   ---------
Financial Institution upon the request of the Debtor on or after the termination of the Secured Party's security interest in the Pledged Accounts pursuant to the terms of the Subordinated Pledge and Security Agreement. The termination of this Control Agreement shall not terminate the Pledged Accounts or alter the obligations of the Financial Institution to the Debtor pursuant to any other agreement with respect to the Pledged Accounts.

          Section 14. Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

                                     NATIONAL STEEL CORPORATION


                                     By:
                                        ----------------------------------------
                                         Name:
                                         Title:

                                      A1-6

                                     NATIONAL STEEL FUNDING CORPORATION


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     NS HOLDINGS CORPORATION


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     NATIONAL STEEL PELLET CORPORATION


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     PROCOIL CORPORATION


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     NUF LLC


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                      A1-7

                                     [NAME OF INSTITUTION SERVING AS
                                     FINANCIAL INSTITUTION]


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                      A1-8

                                                            Exhibit A to Annex 1
                                                            --------------------

                             [Letterhead of NUF LLC]

                                                    [Date]

[Name and Address of Financial Institution]

Attention:
           ------------------

                           Re: Notice of Sole Control
                               ----------------------

Ladies and Gentlemen:

          As referenced in the Collateral Account Control Agreement, dated
      , 200 , among National Steel Corporation, you and the undersigned (a copy
------     -
of which is attached) we hereby give you notice of our sole control over each of the Pledged Accounts and all financial assets or funds credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders or instructions with respect to the Pledged Accounts or the financial assets or funds credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.

          You are instructed to deliver a copy of this notice by facsimile transmission to National Steel Corporation.

                                     Very truly yours,

                                     NUF LLC


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

cc: National Steel Corporation

                                      A1-9

                                                            Exhibit B to Annex 1
                                                            --------------------

                              Permitted Investments
                              ---------------------

                                     A1-10

                                                            Exhibit C to Annex 1
                                                            --------------------

                             [Letterhead of NUF LLC]

                                                    [Date]

[Name and Address of Financial Institution]

Attention:
           ---------------

                      Re: Termination of Collateral Account
                                Control Agreement
                                -----------------

          You are hereby notified that the Collateral Account Control Agreement between you, National Steel Corporation and the undersigned (a copy of which is attached) is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to
account number(s)            from National Steel Corporation. This notice
                 -----------
terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to National Steel Corporation pursuant to any other agreement.

          You are instructed to deliver a copy of this notice by facsimile transmission to National Steel Corporation.

                                     Very truly yours,

                                     NUF LLC


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     A1-11

                                   Annex 2 to
                          Pledge and Security Agreement

                                PLEDGE AMENDMENT

          This Pledge Amendment, dated as of           , 200 , is delivered
                                             ----------     -
pursuant to Section 4.4(a) of the Pledge and Security Agreement dated September
28, 2001, by            (the "Borrower"), the undersigned Grantor and the other
             ----------
Subsidiaries of the Borrower from time to time party thereto as Grantors in favor of NUF LLC (the "Pledge and Security Agreement") and the undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement and that the Pledged Collateral listed on this Pledge Amendment shall be and become part of the Collateral referred to in the Pledge and Security Agreement and shall secure all Secured Obligations of the undersigned. Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Pledge and Security Agreement.

                                     [Grantor]


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                  Pledged Stock
                                  -------------
                                                                Number of
                                                                Shares, Units or
Issuer   Class            Certificate No(s).   Par Value        Interests
------   --------------   ------------------   --------------   ----------------




                                 Pledged Debt
                                 ------------

         Description of                                         Principal
Issuer   Debt             Certificate No(s).   Final Maturity   Amount
------   --------------   ------------------   --------------   ----------------

ACKNOWLEDGED AND AGREED
as of the date first above written

NUF LLC


By:
   -------------------------------
   Name:
   Title:

                                      A2-1

                                   Annex 3 to
                          Pledge and Security Agreement

                                JOINDER AGREEMENT

          This Joinder Agreement, dated as of        , 200 , is delivered
                                              -------     -
pursuant to Section 7.10 of the Pledge and Security Agreement dated as of September 28, 2001 (the "Pledge and Security Agreement") by National Steel Corporation (the "Borrower") and the Subsidiaries of the Borrower listed on the signature pages thereof in favor of NUF LLC (the "Secured Party"). Capitalized terms used herein but not defined herein are used with the meanings given them in the Pledge and Security Agreement.

          By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.10 of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, hereby grants to the Secured Party, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party and grants to the Secured Party a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Grantor thereunder.

          The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Pledge and Security Agreement.

          The undersigned hereby represents and warrants that each of the representations and warranties contained in Article 3 of the Pledge and Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

          In WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

                                     [Additional Grantor]


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

ACKNOWLEDGED AND AGREED
as of the date first above written

NUF LLC


By:
   ----------------------------------------
   Name:
   Title:

                                      A3-1

                                   Annex 4 to
                          Pledge and Security Agreement

                                     FORM OF
                          COPYRIGHT SECURITY AGREEMENT

          Copyright Security Agreement, dated as of             , 200 , by
                                                    --------- --     -
National Steel Corporation (the "Borrower") and each of the other entities listed on the signature pages hereof or which becomes a party hereto pursuant to
Section 7.10 of the Security Agreement referred to below (each a "Grantor" and, collectively, the "Grantors"), in favor of NUF LLC (the "Secured Party").

                              W i t n e s s e t h:

          Whereas, pursuant to the Amended and Restated Subordinated Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower and Secured Party, the Secured Party has severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

          Whereas, the Grantors other than the Borrower are party to the Subordinated Guaranty pursuant to which they have guaranteed the Obligations; and

          Whereas, all the Grantors are party to a Subordinated Pledge and Security Agreement of even date herewith in favor of the Secured Party (the "Security Agreement") pursuant to which the Grantors are required to execute and deliver this Copyright Security Agreement;

          Now, Therefore, in consideration of the premises and to induce the Secured Party to enter into the Credit Agreement and to induce the Secured Party to make extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Secured Party as follows:

          SECTION 1. Defined Terms. Unless otherwise defined herein, terms
                     -------------
defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.

          SECTION 2. Grant of Security Interest in Copyright Collateral. Each
                     --------------------------------------------------
Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party, and grants to the Secured Party a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "Copyright Collateral"):

          (a) all of its Copyrights and Copyright Licenses to which it is a party, including those referred to on Schedule I hereto;

          (b) all reissues, continuations or extensions of the foregoing; and

          (c) all Proceeds of the foregoing, including any claim by Grantor against third parties for past, present, future infringement or dilution of any Copyright or Copyright licensed under any Copyright License.

                                      A4-1

          SECTION 3. Security Agreement. The security interest granted pursuant
                     ------------------
to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Secured Party pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [signature page follows]

                                      A4-2

          In WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                     Very truly yours,

                                     [GRANTORS]


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Accepted and Agreed:

NUF LLC, as Secured Party


By:
   ----------------------------------------
   Name:
   Title:

                                      A4-3

                           Acknowledgement of Grantor
                           --------------------------

State of                 )
         ----------------
                         )    ss.
County of                )
          ---------------

          On this     day of         ,      before me personally appeared
                  ---        --------  ----
                      , proved to me on the basis of satisfactory evidence to be
----------------------
the person who executed the foregoing instrument on behalf of                 ,
                                                              ----------------
who being by me duly sworn did depose and say that he is a duly authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as duly authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.


                          ----------------------------
                                  Notary Public

                                      A4-4

                                   SCHEDULE I
                                       to
                          COPYRIGHT SECURITY AGREEMENT
                             COPYRIGHT REGISTRATIONS
                             -----------------------

A.   REGISTERED COPYRIGHTS
     Including Copyright Reg. No. and Date

B.   COPYRIGHT APPLICATIONS

C.   COPYRIGHT LICENSES

     Including Name of Agreement, Parties and Date of Agreement

                                      A4-5

                                   Annex 5 to
                          Pledge and Security Agreement

                        Form of Patent Security Agreement

          Patent Security Agreement, dated as of             , 2000 , by
                                                 --------- --      -
National Steel Corporation, a Delaware corporation (the "Borrower") and each of the other entities listed on the signature pages hereof or which becomes a party hereto pursuant to Section 7.10 of the Security Agreement referred to below (each a "Grantor" and, collectively, the "Grantors"), in favor of NUF LLC (the "Secured Party").

                              W i t n e s s e t h:

          Whereas, pursuant to the Amended and Restated Subordinated Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower and the Secured Party, the Secured Party has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

          Whereas, the Grantors other than the Borrower are party to the Subordinated Guaranty pursuant to which they have guaranteed the Obligations; and

          Whereas, all the Grantors are party to a Subordinated Pledge and Security Agreement of even date herewith in favor of the Secured Party (the "Security Agreement") pursuant to which the Grantors are required to execute and deliver this Patent Security Agreement;

          Now, Therefore, in consideration of the premises and to induce the Secured Party to enter into the Credit Agreement and to induce the Secured Party to make extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Secured Party as follows:

          SECTION 1. Defined Terms. Unless otherwise defined herein, terms
                     -------------
defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.

          SECTION 2. Grant of Security Interest in Patent Collateral. Each
                     -----------------------------------------------
Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party, and grants to the Secured Party a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "Patent Collateral"):

          (a) all of its Patents and Patent Licenses to which it is a party, including those referred to on Schedule I hereto;

          (b) all reissues, continuations or extensions of the foregoing; and

          (c) all Proceeds of the foregoing, including any claim by Grantor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Patent License.

          SECTION 3. Security Agreement. The security interest granted pursuant
                     ------------------
to this Patent Security Agreement is granted in conjunction with the security interest granted to the Secured Party pursuant to the Security Agreement and each Grantor hereby acknowledges and

                                      A5-1
affirms that the rights and remedies of the Secured Party with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                                        [signature page follows]

                                      A5-2

          In WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                     Very truly yours,

                                     NATIONAL STEEL CORPORATION


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Accepted and Agreed:

NUF LLC, as Secured Party


By:
   ----------------------------------------
   Name:
   Title:

                                      A5-3

     Acknowledgement of Grantor
     --------------------------

State of                 )
         ----------------
                         )  ss.
County of                )
          ---------------

          On this     day of         ,      before me personally appeared
                  ---        --------  ----
                      , proved to me on the basis of satisfactory evidence to be
----------------------
the person who executed the foregoing instrument on behalf of National Steel Corporation, who being by me duly sworn did depose and say that he is a duly authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as duly authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.


                                         -------------------------
                                         Notary Public

                                      A5-4

                                   SCHEDULE I
                                       to
                            PATENT SECURITY AGREEMENT
                              PATENT REGISTRATIONS
                              --------------------

A.   REGISTERED PATENTS

     National Steel Corporation:
     --------------------------

     Registration Number       Date
     -------------------       ----

     6,143,100                 November 7, 2000

     6,066,699                 May 23, 2000

     6,007,642                 December 28, 1999

     5,672,637                 September 30, 1997

     5,645,121                 July 8, 1997

     5,600,564                 February 4, 1997

     5,571,328                 November 5, 1996

     5,544,868                 August 13, 1996

     5,494,943                 February 27, 1996

     5,485,387                 January 16, 1996

B.   PATENT APPLICATIONS

C.   PATENT LICENSES

     Including Name of Agreement, Parties and Date of Agreement

                                      A5-5

                                   Annex 6 to
                          Pledge and Security Agreement

                                     FORM OF
                          TRADEMARK SECURITY AGREEMENT

          Trademark Security Agreement, dated as of             , 200 , by
                                                    --------- --     -
National Steel Corporation, a Delaware corporation (the "Borrower") and each of the other entities listed on the signature pages hereof or which becomes a party hereto pursuant to Section 7.10 of the Security Agreement referred to below (each a "Grantor" and, collectively, the "Grantors"), in favor of NUF LLC (the "Secured Party").

                              W i t n e s s e t h:

          Whereas, pursuant to the Amended and Restated Subordinated Credit Agreement, dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower and the Secured Party, the Secured Party has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

          Whereas, the Grantors other than the Borrower are party to the Subordinated Guaranty pursuant to which they have guaranteed the Obligations; and

          Whereas, all the Grantors are party to a Subordinated Pledge and Security Agreement of even date herewith in favor of the Secured Party (the "Security Agreement") pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;

          Now, Therefore, in consideration of the premises and to induce the Secured Party to enter into the Credit Agreement and to induce the Secured Party to make extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Secured Party as follows:

          SECTION 1. Defined Terms. Unless otherwise defined herein, terms
                     -------------
defined in the Credit Agreement or in the Security Agreement and used herein have the meaning given to them in the Credit Agreement or the Security Agreement.

          SECTION 2. Grant of Security Interest in Trademark Collateral. Each
                     --------------------------------------------------
Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby collaterally assigns, conveys, mortgages, pledges, hypothecates and transfers to the Secured Party, and grants to the Secured Party a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the "Trademark Collateral"):

          (a) all of its Trademarks and Trademark Licenses to which it is a party, including those referred to on Schedule I hereto;

          (b) all reissues, continuations or extensions of the foregoing;

          (c) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License; and

                                      A6-1

          (d) all Proceeds of the foregoing, including any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.

          SECTION 3. Security Agreement. The security interest granted pursuant
                     ------------------
to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Secured Party pursuant to the Security Agreement and each Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                                            [signature page follows]

                                      A6-2

          In WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                     Very truly yours,

                                     NATIONAL STEEL CORPORATION


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

Accepted and Agreed:

NUF LLC


By:
   -------------------------------
   Name:
   Title:

                                      A6-3

                           Acknowledgement of Grantor
                           --------------------------

State of                 )
         ----------------
                         )  ss.
County of                )
          ---------------

          On this     day of         ,      before me personally appeared
                  ---        --------  ----
                      , proved to me on the basis of satisfactory evidence to be
----------------------
the person who executed the foregoing instrument on behalf of National Steel Corporation, who being by me duly sworn did depose and say that he is a duly authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as duly authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.


                                         -------------------------
                                         Notary Public

                                      A6-4

                                   SCHEDULE I
                                       to
                          TRADEMARK SECURITY AGREEMENT
                             TRADEMARK REGISTRATIONS
                             -----------------------

A.   REGISTERED TRADEMARKS

     National Steel Corporation:

     Serial Number    Registration Number     Mark
     -------------    -------------------     ----

     7611891                                  N

     76298749                                 NAX

     76267862                                 NAAMS GLOBAL STANDARD
                                              COMPONENTS

     74549401         1921935                 ACRGS ASSEMBLY COST
                                              REDUCTION GROUP
                                              STANDARDS

     74547636         1931045                 NORTH AMERICAN
                                              AUTOMOTIVE METRIC
                                              STANDARDS NAAMS

     74086416         1676549                 NAPAC-F

     74086407         1672364                 NSQ

     74086406         1728868                 NSQ K

     74086391         1672363                 NAPAC

     73761689         1541216                 NATEN

     73759121         1543241                 N NATIONAL STEEL

     73697192         1500964                 POWERPANEL

     73414131         1304681                 STRONGPANEL

                                      A6-5

     73362939         1268862                 NATIONAL ALUMINUM

     73250886         1246827                 STRONGDRAIN

     73104858         1066079                 STRONGTRIM

     73026816         1023121                 NACOR

     72331929         0912309                 GCX

     72273520         0876250                 SUPER STRONG

     72260875         0844863                 WEIRCHROME

     72240464         0827767                 WEIRNAMEL

     72233189         0818546                 WEIRALLOY

     72215434         0800903                 NATIONAL STEEL

     72215434         0797043                 WEIRTON

     72197706         0788378                 HERCULES

     72193032         0787426                 WSX

     72131308         0740445                 SNO-MAN

     72121287         0728430                 GLX

B.   TRADEMARK APPLICATIONS

C.   TRADEMARK LICENSES

     Including Name of Agreement, Parties and Date of Agreement

                                      A6-6

                           NATIONAL STEEL CORPORATION

                    Subordinated Pledge & Security Agreement

          Sch.1 - State of Incorporation and Principal Executive Office

Corporation                                          State of Incorporation
-----------                                          ----------------------

NATIONAL STEEL CORPORATION                           Delaware
4100 Edison Lakes Parkway
Mishawaka, IN 46545-3440

NATIONAL STEEL PELLET COMPANY                        Delaware
One Mine Road
Keewatin, MN 55753

NATIONAL STEEL FUNDING CORPORATION                   Delaware
1105 N.Market Street
Suite 1312
Wilmington, DE 19801

NS HOLDINGS CORPORATION                              Delaware
1105 N. Market Street
Suite 1206
Wilmington, DE 19801


ProCOIL CORPORATION                                  Delaware
5260 Haggerty Road
Canton, MI 48188

                           NATIONAL STEEL CORPORATION
                    Subordinated Pledge & Security Agreement

                         Schedule 2: Pledged Collateral

                              Class of        Stock Certificate                          Number of
Stock Issuer                   Stock               Number            Par Value            Shares
------------                  --------        -----------------      ---------           ---------
NS Holdings

Corporation                   Common               #    2              $  .0 1              500

ProCoil

Corporation                                        #   16              $  1.00              300

National Steel

Pellet Company                Common               #    4              $100.00            1,000


National Steel

Funding Corporation           Capital              #    1              $  1.00            1,000

                           National Steel Corporation
                Schedule 4 - Location of Inventory and Equipment

--------------------------------------------------------------------------------
                                     10/31/2001
                                     ----------

          FACILITY                                  ADDRESS                              COUNTY        TYPE            TONS     DIV
------------------------------------------------------------------------------------------------------------------------------------
 A.O. SMITH - AOJZ                 401 FREDERICK RD, EL PASO, TX 79905                EL PASO      CONSIGNMENT       1,681      GC
 AMERICAN BUILDINGS CO.            7001 VALLEY RD., FAIRFIELD, AL. 35064              JEFFERSON    CONSIGNMENT          89      GL
 AMERICAN BUILDINGS CO.            7001 VALLEY RD., FAIRFIELD, AL. 35064              JEFFERSON    CONSIGNMENT          16      MW
 ANCON TRANS                       1151 PALMRITA AVENUE, RIVERSIDE, CA 92507          RIVERSIDE    WAREHOUSE            40      GC
 ANCON TRANSPORTATION              1151 PALMRITA AVE., RIVERSIDE, CA 92507-1703       RIVERSIDE    PROCESSOR           304      MW
 ANDES METAL                       202 Railroad St, Lewisviile, TX 75057              DENTON       PROCESSOR         1,595      GL
 ANDES METAL                       202 N RAILROAD ST., LEWISVILLE, TX 75067-4060      Denton       PROCESSOR         1,570      MW
 ANDES METAL PROCESS               202 RAILROAD ST., LEWISVILLE, TX 75067             DENTON       WAREHOUSE            34      GC
 ARLINGTON METALS                  11355 FRANKLIN AVENUE, FRANKLIN PARK, IL
                                   60131-1168                                         COOK         PROCESS/SLIT         43      GC
 ARLINGTON METALS CORP.- SAWYER    13100 ARLINGTON DRIVE, SAWYER, MI. 49125           BERRIEN      SLIT                701      GL
 ARLINGTON METALS  CORP.- SAWYER   13100 ARLINGTON DRIVE, SAWYER, MI. 49125           BERRIEN      PROCESSOR           689      MW
 AUTO BLANKERS                     1301 ALABAMA, FLINT, MI 48505                      GENESEE      PROCESSOR           446      GL
 AUTO BLANKERS - KASLE             1301 ALABAMA, FLINT, MI. 48505                     WAYNE        PROCESSOR           125      MW
 BALDWIN STEEL                     9302 LEY RD., HOUSTON, TX 77078-4414                            PROCESSOR           693      MW
 BALDWIN STEEL                     9302 LEY ROAD, HOUSTON, TX 77078-4414              HARRIS       PROCESS/INSPECTION   51      GC
 BALDWIN STEEL CO                  9302 LEY ROAD, HOUSTON, TX 7707-4414               HARRIS       PROCESSOR            13      GL
 BEELMAN RIVER TERMINAL            #1 NORTH MARKET ST., ST. LOUIS, MO 63102           ST. LOUIS    WAREHOUSE           458      GC
 BEELMAN RIVER TERMINAL INC.       1 N MARKET ST., ST. LOUIS, MO 63102-1489           ST. LOUIS    PROCESSOR           104      MW
 BROCKWAY STANDARD                 3400 N POWELL AVE., FRANKLIN PARK IL60131-         COOK         STORAGE             715      MW
                                   1313
 BUDWAY RAIL                       BNSF/KISER YARD/SIDING 9101-9105, KISER, CA
                                   92335                                              MERCED       WAREHOUSE           872      GC
 BUTLER - GALESBURG                1020 S. HENDERSON, GALESBURG, IL 61401-5749        KNOX         CONSIGNMENT       5,382      GC
 BUTLER - GALESBURG                1021 S. HENDERSON, GALESBURG, IL 61402             KNOX         CONSIGNMENT       1,576      MW
 BUTLER - SAN MARCO                2301 N I-35, SAN MARCOS, TX 78666                  HAYS         CONSIGNMENT         657      MW
 BUTLER - SAN MARCO                2301 N. l-35, SAN MARCOS, TX 78666-6740            HAYS         CONSIGNMENT         524      GC
 BUTLER - VISALIA                  74400 DOE AVE, VISALIA, CA 93291                   TULARE       CONSIGNMENT         479      MW
 BUTLER - VISALIA                  7440 DOE AVE, VISALIA, CA 93291-9220               TULARE       CONSIGNMENT       1,340      GC
 CAINE STEEL CO.                   8103 LYNCH ROAD, DETROIT, MI. 48234                WAYNE        SLIT              5,120      GL
 CAINE STEEL CO.                   8103 LYNCH ROAD, DETROIT, MI. 48234                WAYNE        PROCESSOR           408      MW
 CENTRAL CAN CO.-CONSIGNMENT       3200 S. KILBORN AVE., CHICAGO, IL 60623            COOK         CONSIGNMENT         939      MW
 CHEMCOATERS                                                                                       PROCESSOR           136
 CHICAGO COLD ROLLING              1000 E. BOUNDARY DRIVE                             PORTER       PROCESSOR            77      MW
 CHICAGO STEEL & TINPLATE          700 CHASE ST, GARY, IN 46404                       LAKE         WAREHOUSE            54      GC
 CHICAGO STEEL & TINPLATE WAREHOUS 700 CHASE ST., GARY, IN 46401                      LAKE         STORAGE              19      GL
 CHICAGO STEEL-AL                  174 S 26TH ST, GADSDEN, AL 35904-1935              ETOWAH       PROCESS/LEVEL        37      GC
 CHICAGO STEEL-PA                  #1 FAIRLESS WORKS, FAIRLESS HILLS PA 19030-        BUCKS        WAREHOUSE             7      GC
                                   5001
 CHICAGO TIN & STORAGE-STORAGE     700 CHASE STREET, GARY, IN. 46404                  LAKE         STORAGE             130      MW
 COLORSTRIP/PREFINISH - RICHMOND   5200 Gaint Rd, RICHMOND, CA 94804                  CONTRA COSTA PROCESSOR             4      MW
 CONSOLIDATED METAL PRODUCTS       1085 MENDELL DAVIS DRIVE, JACKSON, MISSISSIPPI
                                   39212-4196                                         HINDS        STORAGE              84      GL
 CONSOLIDATED METALS               1085 Mendell Davis Dr, Jackson, MS 39212           HINDS        PROCESSOR           410      MW
 CONSOLIDATED METALS               1085 MENDELL DAVIS DR, JACKSON, MS 39212           HINDS        WAREHOUSE           161      GC
 DEARBORN STEEL CENTER             6837 WYOMING, DEARBORN, MI. 48126                  WAYNE        STORAGE          17,694      GL
 DEARBORN STEEL CENTER             6837 WYOMING, DEARBORN, MI. 48126                  WAYNE        PROCESSOR           207      MW
 DELACO STEEL CORP                 8111 TIREMAN, DEARBORN, MI 48126                   WAYNE        PROCESSOR         1,300      MW
 DEMMER CORPORATION                3525 CAPITAL CITY BLVD., LANSING, MI. 48901        INGHAM       BLANKING            306      GL

                           National Steel Corporation
                Schedule 4 - Location of Inventory and Equipment
--------------------------------------------------------------------------------
                                   10/31/2001
                                   ----------

      FACILITY                                    ADDRESS                           COUNTY                 TYPE           TONS   DIV
------------------------------------------------------------------------------------------------------------------------------------
DEMMER CORPORATION              3525 CAPITAL CITY BLVD., LANSING, MI. 48901         INGHAM       BLANKING                    255  MW
DENNEN STEEL CORPORATION        3033 FRUITRIDGE, AVE. NW, GRAND RAPIDS, MI 49501    KENT         BLANK, SLIT                 548  MW
DENNEN STEEL CORPORATION        3033 FRUITRIDGE, AVE. NW, GRAND RAPIDS, MI 49501    KENT         BLANK, SLIT STORAGE          59  GL
DNN GALVANIZING CORP.           300 SPRUCEWOOD AVE., WINDSOR, CANADA N9C3Y6         ONTARIO      GALVANIZE, SLIT          16,608  GL
DOUBLE G COATING                1096 MENDELL DAVIS DR, JACKSON, MS 39212            HINDS        PROCESS/GALVANIZE         8,519  GC
DOUBLE G COATINGS INC.          1095 MENDALL DAVIS DR., JACKSON, MS 39212           HINDS        PROCESSOR                 4,681  MW
DOUBLE G COATINGS INC.          1096 MENDALL DAVIS DR., JACKSON, MS 39212           HINDS        GALVANIZE                   113  GL
DOUBLECOTE                      951 PRISOCK ROAD, JACKSON, MS 39282                 HINDS        PROCESSOR                 6,196  MW
DOUBLECOTE                      951 PRISOCK RD, JACKSON, MS 39292                   HINDS        PROCESS/PAINT             4,459  GC
DOUBLECOTE                      951 PRISOCK ROAD, JACKSON, MS. 39282                HINDS        STORAGE                   2,155  GL
DSC Ltd.                        1491 W. Jefferson Ave, Wayne, MI 48183-1299         Trenton      PROCESSOR                   158  GL
EAGLE STEEL PRODUCTS            3420 COLLINS LANE, LOUISVILLE, KY 40245-l632        JEFFERSON     PROCESSOR                  977  GL
EAGLE STEEL PRODUCTS            3420 COLLINS LANE, LOUISVILLE, KY 40245                          PROCESSOR                     6  MW
FERALLOY                        2500 CENTURY DRIVE, GRANITE CITY, 62040 IL          MADISON      PROCESSOR                 1,007  MW
FERALLOY CALIFORNIA             936 PERFORMANCE DR, STOCKTON, CA 95206-4925         SAN JOANQUIN PROCESS/SLIT                124  GC
FERALLOY CORP. - NORTH AMERICAN 18030 RIULTO, MELVINDALE, MI. 48122                 WAYNE        SLIT, LEVEL               1,780  GL
FERALLOY GC                     2500 NAMEOKI DR, GRANITE CITY, IL 62040             MADISON      WAREHOUSE                 1,051  GC
FERALLOY NORTH AMERICAN STEEL   18030 RIALTO ST., MELVINDALE, MI 48122-1993         WAYNE        PROCESSOR                    47  MW
FERALLOY PORTAGE                6755 WATERWAY DR, PORTAGE, IN 46368-1383            PORTER       PROCESS/LEVEL               116  GC
FERROLUX METALS                 36263 MICHIGAN AVE, WAYNE, MI 48184                 WAYNE        PROCESSOR                   391  GL
FERROUS METAL PROC              11103 MEMPHIS AVE, CLEVELAND, OH  44144             CUYAHOGA     CONSIGNMENT               3,538  GC
FLAT ROCK METALS                26601 W. HURON RIVER DR., FLAT ROCK MI. 48134       WAYNE        PROCESSOR                   923  MW
FLAT ROCK METALS                725 GEORGE NELSON DR, PORTAGE, IN 46368             PORTER       PROCESSOR                   353  MW
FLAT ROCK METALS INC.           26601 W. HURON RIVER DR., FLAT ROCK, MI. 48134      WAYNE        POLISH, CTL,SLEAR,BLANK   5,496  GL
FLAT ROCK METALS INC.- PORTAGE  725 GEORGE NELSON DRIVE, PORTAGE, IN 46368          PORTER       POLISH, CTL,SLEAR,BLANK     157  GL
FORD MOTOR COMPANY              PO BOX 1520, DEARBORN, MI 48121-1520                WAYNE        PROCESSOR                   330  GL
G.C. STEEL-MIDWEST DIVISION     6300 US HIGHWAY 12, PORTAGE, IN 46368               PORTER       PROCESSOR                    65  GC
GENERAL STEVEDORES              5807 NAVIGATION BLVD, HOUSTON, TX 77261             HARRIS       WAREHOUSE                 3,237  GC
GENERAL STEVEDORES              5807 NAVIGATION BLVD., HOUSTON, TX 77261            HARRIS       STORAGE                     114  GL
GENERAL STEVEDORES INC.         7100 CLINTON DRIVE, HOUSTON, TX. 77261              HARRIS       STORAGE                  10,168  MW
GENERAL STEVEDORES INC.         7100  CLINTON DRIVE, HOUSTON, TX. 77261             HARRIS       SLIT, CTL                 1,073  MW
GLOBAL MATERIAL                 1701 DOCK ST., MEMPHIS, TN 38113                                 PROCESSOR                    74  MW
GRANITE CITY PICKLING           P.O. BOX 499, GRANITE CITY, IL 62040                MADISON      PROCESS/PICKLE            7,374  GC
GREAT LAKES PROCESS             6600 US HIGHWAY 12, PORTAGE, IN 46368               PORTER       PROCESS/CHEM TREAT           34  GC
GREAT LAKES PROCESSING          PORTAGE, IN 46383                                                PROCESSOR                 2,369  MW
GREAT LAKES STEEL               ECORSE, MI                                                       STORAGE                     104  MW
HANDY WAREHOUSE                 8815 MISSISSIPPI AVE, HOUSTON, TX 77029             HARRIS       PROCESS/SLIT                 23  GC
HANNA - PEKIN                   220 HANNA DR, PEKIN, IL 61554-8793                  TAZEWELL     PROCESS/PAINT             5,645  GC
HANNA STEEL                     3812 COMMERCE AVE, PO BOX 558, FAIRFIELD, AL 35064  JEFFERSON    PROCESS/PAINT                10  GC
HAYES WHEEL INTERNATIONAL       3610 W. MAIN STREET, SEDALIA, MS 65301              PETTIS       PROCESSOR                    18  GL
HEARTLAND STEEL                 455 W INDUSTRIAL, TERRE HAUTE, IN 47802-9673        VIGO         PROCESS/PICKLE                6  GC
HEIDTMAN STEEL - BALTIMORE      6400 BECKLEY ST, BALTIMORE, MD 21224                BALTOMORE    PROCESSOR                   426  GL
HEIDTMAN STEEL - GC             10 NORTHGATE INDUSTRIAL DR. GRANITE CITY, IL 62040  MADISON      PROCESSOR                    78  GL

                           National Steel Corporation
                Schedule 4 - Location of Inventory and Equipment
--------------------------------------------------------------------------------
                                   10/31/2001
                                   ----------

        FACILITY                                    ADDRESS                            COUNTY          TYPE               TONS   DIV
------------------------------------------------------------------------------------------------------------------------------------
HEIDTMAN STEEL-BUTLER           4400 COUNTY ROAD 59, BUTLER, IN 46721-9746           DEKALB      PROCESS/PCKL, SLIT, SLIDE   76
                                                                                                                                  GC
HEIDTMAN STEEL-CRAW             RURAL RT 2, CRAWFORDSVILLE, IN 47933                 MONTGOMERY  PROCESS/PCKL, SLIT, SLIDE   88
                                                                                                                                  GC
HEIDTMAN STEEL-GC               10 NORTHGATE INDUSTRIAL DR, GRANITE CITY, IL 62040   MADISON     PROCESS/PICKLE, SLIT,   14,905   GC
HOKIN-KATZ                      251 S. MISSION RD. LOS ANGELES, CA 90033             LOS ANGELES PROCESS/SLIT, C-T-L        110
                                                                                                                                  GC
HS PROCESSING LP                4400 COUNTY ROAD 59, BUTLER, IN 46721-9746           DEKALB      PROCESSOR                   44   GL
HS PROCESSING, L.P. (NATL.GALV) 1500 TELB, MONROE, MI. 48161                         MONROE      PICKLE, SLIT, GALVANIZE    528   GL
HUNTCO STEEL INC                #l HUNTCO DR, MADISON, IL, 62060                     MADISON     PROCESS/SLIT               973   GC
HUNTCO STEEL INC                1 HUNTCO DR., MADISON, IL 62060                      MADISON     PROCESSOR                  171   MW
HUNTCO STEEL INC-AR             5027 N. COUNTY RD 1015, BLYTHEVILLE, AR 72315-6951   MISSISSIPPI PROCESS/PICKLE, LEVEL      432   GC
INDIANA PICKLING & PROCESSING   6650 NAUTICAL DRIVE, PORTAGE, IN 46368               PORTER      PROCESSOR                  324   GL
INTEGRATED TERMINALS            25325 HALL ROSS, WOODHAVEN, MI. 48183                ERIE        STORAGE                     83   MW
INTEGRATED TERMINALS-LACK       1951 HAMBURG TURNPIKE, LACKAWANNA, NY 19218          ERIE        WAREHOUSE                  341   GL
INTEGRATED TERMINALS-WOOD       25325 HALL ROAD, WOODHAVEN, MI. 48183                WAYNE       STORAGE                  1,916   GL
INTERNATIONAL DIST. SERVICES    8055 HIGHLAND PTE. PARKWAY, MACEDONIA, OH. 44056     SUMMIT      STORAGE                  3,214   GL
INTL DIST SERVICES              8055 HIGHLAND POINTE, MACEDONIA, OH                  SUMMIT      STORAGE                    431   MW
JIT TERMINAL                    P.O. BOX 4836, CHATTANOOGA, TN. 37405                HAMILTON    STORAGE                    624   MW
JIT TERMINAL                    530 MANUFACTURES RD, CHATTANOOGA, TN 37405           CHATTANOOG  WAREHOUSE                   70
                                                                                     A                                            GC
KASLE STEEL CORP.               4343 WYOMING, DEARBORN, MI. 48121                    WAYNE       PICKLE                   6,274   GL
KLAUER MFG CO                   1185 ROOSEVELT ST., DUBUQUE, IA 52001-8335           DUBUQUE     PROCESSOR                    5   MW
LAFAYETTE STEEL                 3600 N. MILITARY, DETROIT, MI 48210                  WAYNE       PROCESSOR                1,340   MW
LAFAYETTE STEEL CO.             3600 N. MILITARY, DETROIT, MI. 48234                 WAYNE       PROCESSOR                2,143   GL
LANTZ, W.S. (VOSS LANTZ)        19451 SHERWOOD, DETROIT, MI. 48234                   WAYNE       PICKLE, SLIT             1,472   GL
LILLEY WAREHOUSE                1101 16TH STREET, GRANITE CITY, IL 62040             MADISON     WAREHOUSE                   27   GC
LILLEY WAREHOUSING              1101 16TH STREET, P.O. BOX 249, GRANITE CITY,
                                IL. 62040                                            MADISON     STORAGE                  1,187   MW
LIVERPOOL COIL PROCESSING       880 STEEL DRIVE, VALLEY CITY, OH. 44280              MEDINA      SLIT, CTL, STORAGE       2,966   GL
LIVERPOOL COIL PROCESSING       880 STEEL DRIVE, VALLEY CITY, OH. 44280              MEDINA      PROCESSOR                1,619   MW
MAIN STEEL POLISHING CORP.      802 E. DEVON, BARLETT, IL. 60103                     COOK        POLISH                     232   GL
MAKSTEEL                        1510 BIRCHMONT ROAD, ONTARIO, CANADA  M1P 2G6        SCARBOROUGH PROCESSOR                  575   GL
MARUBENI STEEL                                                                                   PROCESSOR                   20
MATERIAL WORKS                  10351 RIVER VIEW LANE, RED BUD, IL 62278-4758        RANDOLPH    PROCESSOR                1,766   MW
MATERIAL WORKS                  300 B & E INDUSTRIAL PARK, RED BUD, IL 62278         RANDOLPH    PROCESS/CUT TO LENGTH    1,098   GC
MCELROY METALS                  17031 KOALA RD, ADELANTO, CA 92301-2246              SAN         CONSIGNMENT                 11
                                                                                     BERNARDINO                                   GC
MEDINA BLANKING                 P.O. BOX 360513, VALLEY CITY, OH. 44136              MEDINA      BLANK                    1,289   GL
MEDINA BLANKING                 5580 WEGMAN DR., VALLEY CITY, OH. 44280              CUYAHOGA    PROCESSOR                1,218   MW
METAL BUILDING COMP - ARIZ      660 S. 91ST AVE., TOLLESON, AZ 46545-3440            MARICOPA    CONSIGNMENT                163   GC
METAL BUILDING COMP-UTAH        1155 W. 2300 NORTH, SALT LAKE CITY, UT               SALT LAKE   CONSIGNMENT                258   GC
METAL COATERS OF CA             9133 CENTER AVE, CUCAMONGA, CA 91730-5312            CUCAMONGA   PROCESS/PAINT            2,505   GC
METAL COATERS OF CALIFORNIA     9133 CENTER AVE, CUCAMONGA, CA 91730-5312            CUCAMONGA   PROCESSOR                1,436   MW
METAL COATERS OF CALIFORNIA     9133 CENTER AVE, CUCAMONGA, CA 91730-5312            CUCAMONGA   PROCESSOR                  310   GL
METAL COATERS OF GA             1150 MARIETTA IND. DR NE, MARIETTA, GA 30062         COBB        PROCESS/PAINT            1,288   GC

                           National Steel Corporation
                Schedule 4 - Location of Inventory and Equipment
--------------------------------------------------------------------------------
                                   10/31/2001
                                   ----------

   FACILITY                           ADDRESS                                                   COUNTY            TYPE    TONS  DIV
-----------------------------------------------------------------------------------------------------------------------------------
   METAL COATERS OF GEORGIA          1150 MARIETTA IND. DR., NE, MARIETTA, GA. 30062-2488    COBB       PAINTER           114   GL
   METAL COATERS OF GEORGIA          1150 MARIETTA IND. DR., NE, MARIETTA, GA. 30062-2488    COBB       PAINTER         4,536   MW
   METAL COATERS OF GEORGIA #2       880 INDUSTRIAL PARK DR., MARIETTA, GA 30062-2453        COBB       PAINTER           433   MW
   METAL PREP - HOUSTON              P.O. BOX 9329, HOUSTON, TX 77011                        HARRIS     WAREHOUSE      12,487   GC
   METAL PREP - MEMPHIS              1838 DOCK ST, MEMPHIS, TN 38113                         SHELBY     PROCESS/PAINT  14,787   GC
   METAL PREP - MEMPHIS              1838 DOCK ST. MEMPHIS, TN 38113                         SHELBY     PROCESSOR          86   GL
   METAL PROCESSORS INC              WEST HIGHWAY, SEDALIA, MO 65301                         PETTIS     PROCESS/SLIT    5,058   GC
   METALS USA - FLAT ROLL            8815 MISSISSIPPI ST., HOUSTON, TX 77029-4401            HARRIS     PROCESSOR         205   MW
   METRO METALS CORP                 345 SALMON DRIVE, PORTAGE, IN 46368                     PORTER     PROCESSOR         114   GL
   MICHIGAN STEEL PROCESSING         36211 S. HURON RD., NEW BOSTON, MI. 48164               WAYNE      SLIT, BLANK     2,420   GL
   MICHIGAN STEEL PROCESSING         36211 S. HURON RD., NEW BOSTON, MI. 48164               WAYNE      PROCESSING        871   MW
   MIDSOUTH TERMINAL                 PO BOX 13286, 1073 CHANNEL AV, MEMPHIS, TN 38113-0286   SHELBY     WAREHOUSE          51   GC
   MIDWEST METAL COATING             #9 KONZEN CT, GRANITE CITY, IL 62040                    MADISON    PROCESS/PAINT  13,224   GC
   MIDWEST METAL COATINGS            9 KOZEN CT., GRANITE CITY, IL 62040-6855                MADISON    PROCESSOR         251   MW
   MILTON CAN                        8200 BROADWELL RD, CINCINNATI, OH 45244-1698            HAMILTON   CONSIGNMENT       478   MW
   MITSUI                            16 CHERRY BLOSSOM RD, CAMBRIDGE, ON                     WATERLOO   STORAGE           201   MW
   MITSUI AUTO STEEL CANADA INC.     16 CHERRY BLOSSOM RD, CAMBRIDGE, ON                     ONTARIO    PROCESSOR       3,347   GL
   MSC LAMINATES & COMPOSITS - Wood  30610 E BROADWAY ST, WALBRIDGE, OH 43465                WOOD       PROCESSOR       2,129   GL
   NAMASCO LTD BLANKING CENTRE       30360 EDISON DRIVE, BRANTFORD, ONTARIO N3T 5T6          CANADA     PROCESSOR          82   GL
   NATIONAL COMP. INC.               NCI COMPONENTS, C/O NCI BLDG SYSTEM, ATWATER, CA        MERCED     CONSIGNMENT       830   GC
   NATIONAL MATERIAL COMPANY         101 CAIRNS ROAD, MANSFIELD, OH. 44901                   RICHlAND   CONSIGNMENT       419   GL
   NATIONAL PROCESSING               4506 W. CLINE AVE., PLANT 2, E CHICAGO, IN 46312-3181   LAKE       WAREHOUSE         171   GC
   NCI BUILDING-CONSIGNMENT          550 INDUSTRY WAY, JACKSON, MS                           HINDS      CONSIGNMENT       325   MW
   NOBLE METAL                       NORTH VERNON, IN                                        WAYNE      PROCESSOR          10   MW
   NOBLE METAL PROCESSING            20101 HOOVER ROAD, DETROIT, MI 48205                    WAYNE      PROCESSOR          88   GL
   NOBLE METAL PROCESSING CANADA     46 PLANT FARM BLVD., BRANTFORD, ONT. N3S 7W3            ONTARIO                    1,529   GL
   NOBLE METAL/UTILASE               20530 HOOVER RD., DETROIT, MI 48205                     WAYNE      PROCESSOR       2,717   MW
   NOVA STEEL                        LEXINGTON, KY                                                      PROCESSOR          29   MW
   OBORN TRANSFER                    FREEPORT CENTER BLDG, #A15, CLEARFILED, UT 84016                   STORAGE         1,101   MW
   OBORN TRANSFER                    FREEPORT CENTER BLDG, #A15, CLEARFIELD, UT 84016        CLEARFIELD PROCESSOR         312   GL
   OBORN TRANSFER                    FREEPORT CTR. BLDG. #Al5 ZTS 715 SPOT D YARD 7,
                                     CLEARFIELD, UT 8                                        DAVIS      WAREHOUSE          42   GC
   OHIO PICKLING & PROCESSING        1149 CAMPBELL STREET, TOLEDO, OH 43607-4400             LUCAS      PROCESSOR       1,574   GL
   OHIO STAMPING & MAINCNE, INC      1305 INNISFALLEN AVENUE, SPRINGFIELD, OH 45506-1899     CLARK      PROCESSOR          28   GL
   OHIO-KENTUCKY STEEL               2001 COMMERCE CENTER DR., FRANKLIN, OH 45005-1478       WARREN     STORAGE            82   MW
   POLYMER COATERS                   7001 VALLEY RD, PO BOX 440, FAIRFIELD, AL 35064         JEFFERSON  WAREHOUSE       4,185   GC
   POLYMER COIL COATER INC           7001 VALLEY RD., FAIRFIELD, AL 35064-2666               JEFFERSON  CONSIGNMENT       951   MW
   PRECISION STRIP                   446 N. HARDISON ROAD, S.UNION, KY 42283                 LOGAN      PROCESSOR         138   GL
   PRECISION STRIP                   56 SOUTH OHIO ST, MINSTER, OH 45865                     AUGLAIZE   WAREHOUSE          23   GC
   PRECISION STRIP - CONSIGNMENT     86 S. OHIO ST., MINSTER, OH. 45865                      AUGLAIZE   CONSIGNMENT       757   MW
   PRECOAT METALS - CHICAGO          4800 KILBOURN, CHICAGO, IL 60632                        COOK       PROCESSOR         400   MW
   PRECOAT METALS - GRANITE          25 NORTHGATE INDUSTRIAL PARK, ROUTE 3,
                                     GRANITE CITY, IL 62040                                  MADISON    PROCESSOR       3,664   MW
   PRECOAT METALS - GRANITE          25 NORTHGATE INDUSTRIAL PARK, ROUTE 3,
                                     GRANITE CITY, IL 62040                                  MADISON    PAINTER         2,206   GL
   PRECOAT METALS - HOUSTON          16402 JACINTO PORT BLVD., HOUSTON, TX 77015             HARRIS     PAINTER         2,003   GL
   PRECOAT METALS - HOUSTON          16402 JACINTO PORT BLVD., HOUSTON, TX 77015             HARRIS     PROCESSOR       1,534   MW

                           National Steel Corporation
                Schedule 4 - Location of Inventory and Equipment
--------------------------------------------------------------------------------
                                   10/31/2001
                                   ----------


         FACILITY                                   ADDRESS                                COUNTY        TYPE              TONS  DIV
------------------------------------------------------------------------------------------------------------------------------------
PRECOAT METALS - JACKSON       1095 MENDELL DAVIS DR., JACKSON, MS 39219                 HINDS       PROCESSOR             5,917 MW
PRECOAT METALS - JACKSON       1095 MENDELL DAVIS DRIVE, JACKSON, MS. 39212-9788         HINDS       PAINTER                 220 GL
PRECOAT METALS - MADISON       1001 COLLEGE ST., MADISON, IL 62060-1012                  MADISON     PROCESSOR             3,207 MW
PRECOAT METALS - MCKEESPORT    MCKEESPORT, PA                                            ALLEGHENY   PROCESSOR               704 MW
PRECOAT METALS - PORTAGE       U.S. HIGHWAY 12 @ STATE ROAD 249, PORTAGE, IN. 46368-1281 PORTER      PROCESSOR             5,319 MW
PRECOAT METALS - PORTAGE       U.S. HIGHWAY 12 @ STATE ROAD 249, PORTAGE, IN. 46368-1281 PORTER      PAINTER                  11 GL
PRECOAT METALS-C               4800 SOUTH KILBOURN, CHICAGO, IL 60632                    COOK        PROCESS/PAINT           611 GC
PRECOAT METALS-G               NORTHGATE INDUSTRIAL PK, RTE 3, GRANITE CITY, IL 62040    MADISON     PROCESS/PAINT        30,788 GC
PRECOAT METALS-H               16402 JACINTO PORT BLVD, HOUSTON, TX 77015                HARRIS      PROCESS/PAINT         3,452 GC
PRECOAT METALS-J               1095 MENDELL DAVIS DR, JACKSON, MS 39212                  HINDS       PROCESS/PAINT         4,590 GC
PRECOAT METALS-MADISON         1001 COLLEGE ST, PO BOX 152, MADISON, IL 62060            MADISON     WAREHOUSE             5,399 GC
PRECOAT METALS-MCK             3500 WALNUT ST, MCKEESPORT, PA 15132-7299                 ALLEGHENY   PROCESS/PAINT         1,976 GC
PRECOAT METALS-P               U.S. HIGHWAY 12, STATE RD 249, PORTAGE, IN 46368          PORTER      PROCESS/PAINT         7,578 GC
PREFINISH-MIDDLETOWN           2400 YANKEE RD, MIDDLETOWN, OH 45044                      BUTLER      PROCESSOR                16 GL
PROCESSING TECHNOLOGY -
PERRYSBU                       7401 PONDEROSA ROAD, WOOD, OHIO 43551-4858                PERRYSBURG  PROCESSOR               545 GL
PROCESSING TECHNOLOGY-P        1126 N SR 149, BURNS HARBOR, IN 46368                     PORTER      STORAGE               7,654 MW
PROCESSING TECHNOLOGY-W        7401 PONDEROSA RD., PERRYSBURG, OH 43661                  WOOD        PROCESSOR               271 MW
PROCESSOR TECH                 1126 N. STATE ROAD 149, BURNS HARBOR, IN 46304-9429       PORTER      WAREHOUSE               246 GC
PROCESSOR TECHNOLOGY - BURNS   1126 N. STATE RD. 149, BURNS HARBOR, IN 46304-9429        PORTER      PROCESSOR                 6 GL
PROCOIL DISTRIBUTION CENTER    5260 S. HAGGERTY RD., CANTON, MI. 48188                   WAYNE       STORAGE              12,829 GL
PROCOIL DISTRIBUTION CENTER    5100 S. HAGGERTY RD., CANTON, MI. 48188                   WAYNE       STORAGE              10,238 MW
PROCOIL LASER WELDING CENTER   5100 S. HAGGERTY RD, CANTON, MI 48188-2794                WAYNE       PROCESSOR             1,160 MW
PROCOIL PROCESSING             5260 S. HAGGERTY RD., CANTON, MI. 48188                   WAYNE       SLIT, CTL, SLEAR     11,577 GL
PROCOIL PROCESSING             5260 S. HAGGERTY RD., CANTON, MI. 48188                   WAYNE       PROCESSOR             3,057 MW
PURDIE METALS                  525 MAXTON RD., WESTERVILLE, OH 43082-8757                DELAWARE    SLIT, LEVEL             625 GL
QUALITY COIL PROCESSING INC.   25225 HALL RD., WOODHAVEN, MI. 48182                      WAYNE       BLANK, SLIT, STORAGE    231 GL
QUALITY STEEL STORAGE          1769 E. BROADWAY, NORTHWOOD, OH. 43605                    WOOD        STORAGE                 508 MW
ROLL & HOLD - CHARLOTTE        9925 BROOKFORD ST, CHARLOTTE, NC 28273-6431               MECKLENBURG PROCESSOR               145 MW
ROLL & HOLD - ELDRIDGE         951 TRAILS ROAD, ELDRIDGE, IA 52748-9339                  SCOTT       PROCESSOR             1,610 MW
ROLL & HOLD - ELDRIDGE         ELDRIDGE, IO 52748-9399                                   SCOTT       PROCESSOR                63 GL
ROLL & HOLD - HAMMOND          1745 165TH, HAMMOND, IN 46320-2822                        LAKE        STORAGE                 685 MW
ROLL & HOLD - HAMMOND          1745 165TH STREET, HAMMOND, IN 46320                      LAKE        STORAGE                  49 GL
ROLL & HOLD - INDY             25115 S. HOLT AVE., INDIANAPOLIS, IN                      MARION      STORAGE                 435 GL
ROLL & HOLD - INDY             2515 S. HOLT AVENUE, INDIANAPOLIS, IN. 46241              MARION      STORAGE                  25 MW
ROLL & HOLD - LOUISVILLE       7200 RIVERPORT DRIVE, LOUISVILLE, KY 40258                LOUISVILLE  WAREHOUSE               404 GL
ROLL & HOLD - MACEDONIA        755 HIGHLAND ROAD, MACEDONIA, OH 44056                    SUMMIT      STORAGE               1,542 GL
ROLL & HOLD - MACEDONIA        8190 ROLL & HOLD PARKWAY, MACEDONIA, OH 44056             SUMMIT      STORAGE               1,304 MW
ROLL & HOLD - PORTAGE          725 GEO NELSON DR, PORTAGE, IN 46368                      PORTAGE     STORAGE               1,952 MW
ROLL & HOLD - PORTAGE          725 GEORGE NELSON DRIVE, PORTAGE, IN 46368-1276           PORTER      PAINTER, STORAGE         13 GL
ROLL & HOLD-CHAR               9925 BROOKFORD ST, CHARLOTTE, NC 28273-6431               MECKLENBURG WAREHOUSE               463 GC
ROLL & HOLD-DAV/ELD            303 EAST 90TH ST, DAVENPORT, IA 52804                     SCOTT       WAREHOUSE             3,194 GC
ROLL & HOLD-MACEDONIA          8190 ROLL & HOLD PARKWAY, MACEDONIA, OH 44056             SUMMIT      WAREHOUSE               273 GC
ROLL & HOLD-PORTAGE            6600 US HIGHWAY 12, PORTAGE, IN 46368                     PORTER      WAREHOUSE                90 GC

                           National Steel Corporation
                Schedule 4 - Location of Inventory and Equipment
--------------------------------------------------------------------------------
                                   10/31/2001
                                   ----------

             FACILITY                                  ADDRESS                         COUNTY                  TYPE       TONS   DIV
------------------------------------------------------------------------------------------------------------------------------------
ROLL COATERS INC. - GP              3398 E. NATIONAL RD. HIGHWAY 40, GREENFIELD,     HANCOCK       PROCESSOR                 290 MW
                                    IN 46140
ROLL COATERS INC. - GREENFIELD      GREENFIELD, IN 46140                             HANCOCK       PAINTER, STORAGE           18 GL
ROLL COATERS INC. - K               2ND & HUPP RD., KINGSBURY INDUSTRIAL PARK,       LA PORTE      PROCESSOR               1,570 MW
                                    KINGSBURY, IN 46345
ROLL COATERS INC. - KINGSBURY       2ND & HUPP RD., KINGSBURY INDUSTRIAL PARK,       LA PORTE      PAINTER, STORAGE          252 GL
                                    KINGSBURY, IN 46345
ROLL COATERS INC. - W               4502 FREEDOM WAY, WEIRTON, WV 26062              HANCOCK       PROCESSOR                  82 MW
ROLL COATERS INC-H                  2604 RIVER RD., HAWESVILLE, KY 42348-6806        HANCOCK       PROCESSOR                 175 MW
ROLLCOATER - WEIR                   4502 FREEDOM WAY, WEIRTON, VW 26062-5269         HANCOCK       PROCESS/PAINT           1,015 GC
ROLLCOATER-GRN                      PO BOX 787, GREENFIELD, IN 46140                 HANCOCK       PROCESS/PAINT           2,443 GC
ROLLCOATER-KING                     KINGSBURY INDUSTRIAL PK, KINGSBURY, IN 46345     LA PORTE      PROCESS/PAINT           1,750 GC
RSDC OF MICHIGAN LLC                1775 HOLLOWAY DRIVE, HOLT, MI 48842-9795         INGHAM        PROCESSOR               9,220 GL
RSDC OF MICHIGAN LLC                1775 HOLLOWAY DRIVE, HOLT, MI 48842-9795         INGHAM        PROCESSOR                 318 MW
SHILOH CORPORATION                  402 9TH AVE., MANSFIELD, OH. 44905               RICHLAND      BLANKING                  303 GL
SHILOH OF MICHIGAN                  9800 INKSTER ROAD, ROMULUS, MI                   WAYNE         PROCESSOR                 207 MW
SHILOH OF MICHIGAN LLC              9800 INKSTER ROAD, ROMULUS, MI 48174-2616        WAYNE         PROCESSOR                 273 GL
SKELTON MOTOR CO INC                200B PORTER AVE., SPRINGDALE, AR 72764-6370      WASHINGTON    PROCESSOR                 347 MW
STAUB METALS                        10415 S ALAMADA ST. LYNWOOD, CA 90262-1758       LOS ANGELES   PROCESS/SLIT               23 GC

STEEL WHSE                          PO BOX 1377, 2722 W TUCKER DR, SO BEND,          ST. JOSEPH    PROCESS/SLIT, SHEAR       371 GC
                                    IN 46624
STEEL WORKS CORP.                   PO BOX 366, 1020 NIEDRINGHOUSE, GRANITE CITY,    MADISON       PROCESS/SLIT, RECOIL,   3,759 GC
                                    IL 62040
STEELOX SYSTEMS                     1629 OLD U.S. ROUTE 35 SE, WASHINGTON            FAYETTE       STORAGE                   251 MW
                                    COURTHOUSE, OH 43160
STORAGE SVCS                        9670 HWY 69 NO, RTE 5 BOX 15A, TYLER, TX 75706   SMITH         WAREHOUSE                  11 GC
SUN STEEL                           2500 EUCLID AVE, CHICAGO HEIGHTS, IL 60411       COOK          PROCESSOR                 299 MW
TAYLOR COIL PROCESS (36)            STONEY CREEK, OH                                               PROCESSOR                  99 MW
TAYLOR COIL PROCESS (3H)            2260 INDUSTRIAL TERR, LORDSTOWN, OH              TRUMBULL      PROCESSOR                  10 MW
TAYLOR COIL PROCESSING              2260 INDUSTRIAL TRACE S.W., LORDSTOWN,           TRUMBULL      PROCESSOR                 315 GL
                                    OH 44481-9264
TAYLOR STEEL INC.-GREEN             395 GREEN ROAD, STONEY CREEK, CANADA L8E 3Y5     ONTARIO       WAREHOUSE                 610 MW
TAYLOR STEEL INC.-GREEN             395 GREEN ROAD, STONEY CREEK, CANADA L8E 3Y5     ONTARIO       WAREHOUSE                 296 GL
TIN PLATE PARTNERS                  700 CHASE ST., GARY, IN 46401                    LAKE          CONSIGNMENT             1,887 MW
TOLEDO BLANK INC.                   P.O. BOX 3416, STA. C, TOLEDO, OH. 43607         LUCAS         BLANKING                  718 GL
TOLEDO BLANK, INC                   PO BOX 3416 STA. C., TOLEDO, OH 43607            OTTOWA        PROCESS/BLANKER            49 GC
TOYOTA TSUSHO AMERICA INC.          1125 CHERRY BLOSSOM, GEORGETOWN, KY. 40324       SCOTT         STORAGE                 7,680 GL
TOYOTA TSUSHO AMERICA INC. - PRINCE COUNTRY ROAD 350 S., PRINCETON, IN 47670         GIBSON        WAREHOUSE                 171 GL
TOYOTA TSUSHO AMERICA INC.-STORAGE  1125 CHERRY BLOSSOM, GEORGETOWN, KY. 40324       SCOTT         STORAGE                 3,956 MW
TRENTON STEEL PROCESSING & STORAGE  1717 FORT STREET, TRENTON, MI. 48183             WAYNE         STORAGE                   383 GL
US COATERS LLC                      #9 KONZEN CT, GRANITE CITY, IL 62040             MADISON       PROCESS/COATER, SEALER     57 GC

VALLEY CITY STEEL                   804 STEEL DRIVE, VALLEY CITY, OH                 MEDINA        PROCESSOR                  75 GL
VALMONT IND-NE                      HIGHWAY 64, VALLEY, NE 68064-358                 DOUGLAS       CONSIGNMENT             8,310 GC
VALMONT IND-TX                      330 FALEM RD, BRENHAM, TX 77833                  WASHINGTON    CONSIGNMENT             1,402 GC

VALMONT INDUSTRIES                                                                                 CONSIGNMENT               182 MW
VERSATUBE CORP                      4755 ROCHESTER RD, TROY, MI 48098-4999           OAKLAND       PROCESSOR                  61 GL
VERSITUBE CORP                      4755 ROCHESTER RD, TROYM MI 48098-4999           OAKLAND       PROCESSOR                  46 NW
VOSS CLARK                          701 LOOP RD., JEFFORNSVILLE, IN 47130            CLARK         PROCESS/PICKLE, SLIT      484 GC
VOSS CLARK                          701 LOOP ROAD JEFFERSONVILLE, IN. 47130-8428     CLARK         PICKLE, SLIT              185 GL

                           National Steel Corporation
                Schedule 4 - Location of Inventory and Equipment
--------------------------------------------------------------------------------
                                   10/31/2001
                                   ----------


        FACILITY                                 ADDRESS                            COUNTRY           TYPE                TONS   DIV
------------------------------------------------------------------------------------------------------------------------------------
VOSS STEEL CO. - TAYLOR           7925 BEECH DALY RD., TAYLOR, MI. 48180          WAYNE        PICKLE, SLIT              10,684  GL
WALBRIDGE CTG                                                                                  CONSIGNMENT                   49  MW
WAYNE INDUSTRIES-PROCESSOR        36253 MICHIGAN AVE., WAYNE, MI. 48184           WAYNE        PROCESSOR                  1,138  MW
WAYNE STEEL DISTRIBUTION CENTER   21901 COTTAGE GROVE AVE, SAUK VILLAGE, IL 60411 COOK         STORAGE                       23  GL
WESTERN INTERMODAL                2801 GIANT ROAD, RICHMOND, CA 94806             CONTRA COSTA STORAGE                      702  MW
WESTERN INTERMODAL SERVICES       2801 GRANT RD, RICHMOND, CA 94806-2246          CONTRA COSTA STORAGE                        4  GL
WESTERN INTMDL SVC                2801 GRANT RD, RICHMOND, CA 94806-2246          CONTRA       WAREHOUSE                    242
                                                                                  COSTA                                          GC
WORTHINGTON SPECIALITY PROCESSING 4905 S. MERIDAN RD, JACKSON, MI 49201           JACKSON      PROCESSOR                  1,333  GL
WORTHINGTON STEEL                 100 WORTHINGTON DR, PORTER, IN 46304-8812       PORTER       PROCESS/TEMP PICKL SPLIT     814
                                                                                                                                 GC
WORTHINGTON STEEL - PORTER        100 WORTHINGTON DRIVE, PORTER, IN. 46304        PORTER       PICKLE, SLIT, CTL            422  GL
WORTHINGTON STEEL - TAYLOR        11700 WORTHINGTON DRIVE, TAYLOR, MI. 48180      WAYNE        SLIT, CTL, LEVEL           1,835  GL
WORTHINGTON STEEL - WSDA          1400 RED HAT ROAD N W, DECATUR, AL 35601-7587   MORGAN       PROCESS/PICKLE                81
------------------------------------------------------------------------------------------------------------------------------------
Total OP&W Tons                                                                                                        $476,941
------------------------------------------------------------------------------------------------------------------------------------

                           NATIONAL STEEL CORPORATION

                         Sch. 5 - Intellectual Property
                   Subordinated Pledge and Security Agreement

I.   Registered Trademarks:
     ---------------------

Serial Number       Registration Number      Mark
-------------       -------------------      ----

7611891                                      N

76298749                                     NAX

76267862                                     NAAMS GLOBAL STANDARD
                                             COMPONENTS

74549401            1921935                  ACRGS ASSEMBLY COST
                                             REDUCTION GROUP
                                             STANDARDS

74547636            1931045                  NORTH AMERICAN AUTOMOTIVE
                                             METRIC STANDARDS NAAMS

74086416            1676549                  NAPAC-F

74086407            1672364                  NSQ

74086406            1728868                  NSQ K

74086391            1672363                  NAPAC

73761689            1541216                  NATEN

73759121            1543241                  N NATIONAL STEEL

73697192            1500964                  POWERPANEL

73414131            1304681                  STRONGPANEL

73362939            1268862                  NATIONAL ALUMINUM

73250886            1246827                  STRONGDRAIN

73104858            1066079                  STRONGTRIM

73026816            1023121                  NACOR

72331929            0912309                  GCX

72273520            0876250                  SUPER STRONG

72260875           0844863                 WEIRCHROME

72240464           0827767                 WEIRNAMEL

72233189           0818546                 WEIRALLOY

72215434           0800903                 NATIONAL STEEL

72215434           0797043                 WEIRTON

72197706           0788378                 HERCULES

72193032           0787426                 WSX

72131308           0740445                 SNO-MAN

72121287           0728430                 GLX


II.    Registered  Copyrights:
       ----------------------

Registration Number               Date
-------------------               ----

6,143,l00                         November 7, 2000

6,066,699                         May 23, 2000

6,007,642                         December 28, 1999

5,672,637                         September 30, 1997

5,645,121                         July 8, 1997

5,600,564                         February 4, 1997

5,571,328                         November 5, 1996

5,544,868                         August 13, 1996

5,494,943                         February 27, 1996

5,485,387                         January 16, 1996

                           NATIONAL STEEL CORPORATION
                  Schedule 6 - Bank Accounts; Control Accounts
--------------------------------------------------------------------------------


                         DDA           Box
       Bank            Number        Number        Location        Description

   Mellon Bank        021-7461        14048         Chicago          Lockbox

   Mellon Bank        021-7461       890957         Dallas           Lockbox

   Mellon Bank        021-7461       360964       Pittsburgh         Lockbox




As of 12-21-01

                               TABLE OF CONTENTS

Section 1.   Subordinated Guaranty.............................................1

Section 2.   Limitation of Guaranty............................................2

Section 3.   Contribution......................................................2

Section 4.   Authorization; Other Agreements...................................2

Section 5.   Guaranty Absolute and Unconditional...............................4

Section 6.   Waivers...........................................................5

Section 7.   Reliance..........................................................5

Section 8.   Waiver of Subrogation and Contribution Rights.....................5

Section 9.   Subordination.....................................................5

Section 10.  Default; Remedies.................................................6

Section 11.  Obligations Subordinate to Senior Loan Obligations................6

Section 12.  Irrevocability...................................................10

Section 13.  Setoff...........................................................10

Section 14.  No Marshalling...................................................10

Section 15.  Enforcement; Amendments; Waivers.................................10

Section 16.  Successors and Assigns...........................................11

Section 17.  Representations and Warranties; Covenants........................11

Section 18.  Governing Law....................................................11

Section 19.  Submission to Jurisdiction; Service of Process...................11

Section 20.  Waiver of Jury Trial.............................................12

Section 21.  Notices..........................................................12

Section 22.  Severability.....................................................12

Section 23.  Additional Guarantors............................................12

Section 24.  Collateral.......................................................12

Section 25.  Costs and Expenses...............................................12

Section 26.  Waiver...........................................................12

Section 27.  Entire Agreement.................................................13

                              Subordinated Guaranty

          SUBORDINATED GUARANTY dated as of September 28, 2001 by National Steel Pellet Company, a Delaware corporation ("Pellet"), National Steel Funding Company, a Delaware corporation ("NSFC"), NS Holdings Corporation, a Delaware corporation ("NS Holdings"), ProCoil Corporation, a Delaware corporation ("ProCoil"), and each of the other entities which becomes a party hereto pursuant to Section 23 hereof (collectively, together with Pellet, NSFC, NS Holdings and ProCoil, the "Guarantors" and, each individually, a "Guarantor"), in favor of NUF LLC, a Delaware limited liability company (the "Lender") and each other holder of an Obligation (as each such term is defined in the Subordinated Credit Agreement referred to below) (each, a "Guaranteed Party" and, collectively the "Guaranteed Parties").

                              W i t n e s s e t h:

          Whereas, pursuant to the Amended and Restated Subordinated Credit Agreement dated as of September 28, 2001 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Subordinated Credit Agreement"; capitalized terms defined therein and used herein having the meanings given to them in the Subordinated Credit Agreement) between National Steel Corporation, a Delaware corporation (the "Borrower") and the Lender, the Lender has agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

          Whereas, each Guarantor will receive substantial direct and indirect benefits from the making of the Loans and the granting of the other financial accommodations to the Borrower under the Subordinated Credit Agreement; and

          Whereas, it is a condition to the making of the Loans that each Guarantor execute and deliver this Subordinated Guaranty for the benefit of the Guaranteed Parties;

          Now, Therefore, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1. Subordinated Guaranty.
                     ---------------------

          (a) Subject to the provisions of the Lien Subordination Agreement, to induce the Lender to make the Loans, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against the Borrower, now or hereafter existing, or due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Subordinated Guaranty constitutes an absolute guaranty of payment and performance and not of collection.

          (b) Each Guarantor further agrees that, if any payment made by Borrower or any other person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Guaranteed Party to the Borrower, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any such Guarantor's liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto this Subordinated Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Subordinated Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).

          Section 2. Limitation of Guaranty. Any term or provision of this
                     ----------------------
Subordinated Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Guarantor shall be liable shall not exceed the maximum amount for which such Guarantor can be liable without rendering this Subordinated Guaranty or any other Loan Document, as it relates to such Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, "Fraudulent Transfer Laws"), in each case after giving effect (a) to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany Indebtedness to the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and (b) to the value as assets of such Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Guarantor pursuant to (i) applicable law, (ii) Section 3 of this Subordinated Guaranty or (iii) any other agreement providing for an equitable allocation among such Guarantor and other Subsidiaries or Affiliates of the Borrower of obligations arising under this Subordinated Guaranty or other guaranties of the Obligations by such parties.

          Section 3. Contribution. To the extent that any Guarantor shall be
                     ------------
required hereunder to pay a portion of the Obligations which shall exceed the greater of (i) the amount of the economic benefit actually received by such Guarantor from the Loans and (ii) the amount which such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Obligations (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor's net worth at the date enforcement hereunder is sought bears to the aggregate net worth of all the Guarantors at the date enforcement hereunder is sought, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Guarantors at the date enforcement hereunder is sought.

          Section 4. Authorization; Other Agreements. Subject to the provisions
                     -------------------------------
of the Lien Subordination Agreement, the Guaranteed Parties are hereby authorized, without notice to or demand upon any Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the obligations of any Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:

          (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including, without limitation, the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guaranteed Parties or any of them, including, without limitation, any increase or decrease of principal or the rate of interest thereon;

          (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrower and delivered to the Guaranteed Parties or any of them;

          (c) accept partial payments on the Obligations;

          (d) receive, take and hold additional security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

          (e) settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;

          (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with the Borrower or any other guarantor, maker or endorser;

          (g) apply to the Obligations any and all payments or recoveries from the Borrower, from any other guarantor, maker or endorser of the Obligations or any part of them or from any Guarantor to the Obligations in such order as provided herein whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;

          (h) apply any and all payments or recoveries from any Guarantor of the Obligations or sums realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guaranteed Parties, or any of them, whether or not such indebtedness or obligations relate to the Obligations; and

          (i) refund at any time any payment received by any Guaranteed Party in respect of any of the Obligations, and payment to such Guaranteed Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Subordinated Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);

even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including, without limitation, any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations which impairs any subrogation, reimbursement or other right of such Guarantor).

          Section 5. Guaranty Absolute and Unconditional. Each Guarantor hereby
                     -----------------------------------
waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees, subject to the provisions of the Lien Subordination Agreement, that its obligations under this Subordinated Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of:

          (a) the invalidity or unenforceability of any of the Borrower's obligations under the Subordinated Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations or any part of them;

          (b) the absence of any attempt to collect the Obligations or any part of them from the Borrower or other action to enforce the same;

          (c) failure by any Guaranteed Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

          (d) any Guaranteed Party's election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

          (e) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code;

          (f) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Party's claim (or claims) for repayment of the Obligations;

          (g) any use of cash collateral under Section 363 of the Bankruptcy
Code;

          (h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

          (i) the avoidance of any Lien in favor of the Guaranteed Parties or any of them for any reason;

          (j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, any Guarantor or any of the Borrower's other Subsidiaries, including without limitation, any discharge of, or bar or stay against collecting, all or any of the Obligations (or any part of them or interest thereon) in or as a result of any such proceeding;

          (k) failure by any Guaranteed Party to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding;

          (l) any action taken by any Guaranteed Party that is authorized hereby;

          (m) any election following the occurrence of an Event of Default by any Guaranteed Party to proceed separately against the personal property Collateral in accordance with such Guaranteed Party's rights under the UCC or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guaranteed Party's rights with respect to such real property; or

          (n) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.

          Section 6. Waivers. Each Guarantor hereby waives diligence,
                     -------
promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower. Each Guarantor shall not, until the Obligations are irrevocably paid in full and the Commitment has been terminated, assert any claim or counterclaim it may have against the Borrower or set off any of its obligations to the Borrower against any obligations of the Borrower to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

          Section 7. Reliance. Each Guarantor hereby assumes responsibility for
                     --------
keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guaranteed Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guaranteed Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guaranteed Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Guaranteed Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to any Guarantor.

          Section 8. Waiver of Subrogation and Contribution Rights. Until the
                     ---------------------------------------------
Obligations have been irrevocably paid in full and the Commitment has been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guaranteed Parties or any part of them against the Borrower or any right of reimbursement or contribution or similar right against the Borrower by reason of this Agreement or by any payment made by any Guarantor in respect of the Obligations.

          Section 9. Subordination. Each Guarantor hereby agrees that any
                     -------------
Indebtedness of the Borrower now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created (the "Guarantor Subordinated Debt"), is hereby subordinated to all of the Obligations, and that, except as permitted under Section 7.4 of the Subordinated Credit Agreement, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Subordinated Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor

Subordinated Debt at any time in contravention of the foregoing. Subject to the Lien Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay to the Lender any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Lender shall be applied to payment of the Obligations as provided in the Subordinated Credit Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guaranteed Parties and, subject to the Lien Subordination Agreement, shall be paid over to the Lender immediately on account of the Obligations, but without otherwise affecting in any manner such Guarantor's liability hereof. Each Guarantor agrees to file all claims against the Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and, subject to the Lien Subordination Agreement, the Lender shall be entitled to all of such Guarantor's rights thereunder. If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the Lender as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor's name to file such claim or, in the Lender's discretion, to assign such claim to and cause proof of claim to be filed in the name of the Lender or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall, subject to the Lien Subordination Agreement, pay to the Lender the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Lender all of such Guarantor's rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor's liability hereunder, the Lender shall pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby irrevocably appoints the Lender as its attorney-in-fact to exercise all of such Guarantor's voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of the Borrower.

          Section 10. Default; Remedies. The obligations of each Guarantor
                      -----------------
hereunder are independent of and separate from the Obligations. Subject to the provisions of the Lien Subordination Agreement, if any of the Obligations is not paid when due, or upon any default of a Guarantor hereunder, or upon any Event of Default under the Subordinated Credit Agreement or upon any default by the Borrower as provided in any other instrument or document evidencing all or any part of the Obligations, the Lender may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrower or any other guarantor of the Obligations, or against any Collateral under the Loan Documents or joining the Borrower or any other guarantor in any proceeding against such Guarantor. Subject to the provisions of the Lien Subordination Agreement, at any time after maturity of the Obligations, the Lender may (unless the Obligations have been irrevocably paid in full), without notice to any Guarantor and regardless of the acceptance of any Collateral for the payment hereof, appropriate and apply toward the payment of the Obligations (i) any indebtedness due or to become due from any Guaranteed Party to such Guarantor and (ii) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of any Guaranteed Party or any of its respective Affiliates.

          Section 11. Obligations Subordinate to Senior Loan Obligations. Each
                      --------------------------------------------------
Guarantor and the Guaranteed Parties, by the Guaranteed Parties' acceptance hereof, covenant and agree that, to the extent and in the manner hereinafter set forth in this Section 11, each

Guarantor's obligations hereunder with respect to Indebtedness under the Subordinated Credit Agreement (the "Subordinated Indebtedness") are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Loan Obligations. This Section 11 constitutes a continuing offer to all Persons who become holders of, or continue to hold, Subordinated Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holder's rights hereunder, subject to the provisions hereof, without any act or notice of acceptance hereof or reliance hereon.

          (a) Payment Over of Proceeds Upon Bankruptcy, Etc.

               (i) In the event of (A) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or any Loan Party or its assets, (B) any liquidation, dissolution or other winding up of any Guarantor or any Loan Party, whether voluntary or involuntary or whether or not involving insolvency or bankruptcy or (C) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of any Guarantor or any Loan Party (each such event, if any, herein sometimes referred to as a "Proceeding"), then and in any such event the holders of all Senior Loan Obligations shall first be paid in full (including, without limitation, all Post-Commencement Interest) or provision for such payment shall be made and agreed to in writing by the holders of Senior Loan Obligations before any Guaranteed Party is entitled to receive any direct or indirect payment or distribution of any cash, property or securities on account of or with respect to Subordinated Indebtedness and to that end the holders of Senior Loan Obligations shall be entitled to receive (pro rata on the basis of the respective amounts of such Senior Loan Obligations held by them) directly, for application to the payment thereof (to the extent necessary to pay all such Senior Loan Obligations in full in cash, whether or not due, including specifically, without limitation, all Post-Commencement Interest after giving effect to any substantially concurrent payment or distribution to the holders of such Senior Loan Obligations and any provision for such payment made and agreed to in writing by the holders of Senior Loan Obligations), any and all payments or distributions of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Subordinated Indebtedness in any such Proceeding (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of any Guarantor being subordinated to the payment of Subordinated Indebtedness). To the extent any payment of Senior Loan Obligations (whether by or on behalf of any Guarantor as proceeds of security of enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Loan Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

               (ii) Notwithstanding the foregoing provisions of paragraph (i) of this Section 11, if in the event of any Proceeding any Guaranteed Party shall have received any payment from or distribution of assets of any Guarantor or the estate created by the commencement of any such Proceeding of any kind or character in respect of the Subordinated Indebtedness, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of any Guarantor being subordinated to the payment of the Subordinated Indebtedness) before all Senior Loan Obligations, whether or not due and including specifically, without limitation, all Post-

Commencement Interest thereon, is paid in full or provision therefor is made and agreed to in writing by the holders of Senior Loan Obligations, then in such event, such payment or distribution shall be received and held in trust for the benefit of and shall be paid over to the holders of Senior Loan Obligations (pro rata, on the basis of the respective amounts of such Senior Loan Obligations held by them) remaining unpaid, to the extent necessary to pay all such Senior Loan Obligations in full in cash including, without limitation, all Post-Commencement Interest thereon, after giving effect to any substantially concurrent payment or distribution to or for the holders of such Senior Loan Obligations, if made in cash for application to (and if made other than in cash to be held as collateral security for) the payment in full of the Senior Loan Obligations.

          (b) Default on Senior Loan Obligations.

               (i) If any Senior Loan Obligations Default shall at any time occur or exist, then at all times thereafter until such Senior Loan Obligations Default shall have been cured or otherwise ceases to exist pursuant to the terms of such Senior Loan Obligations, or the benefits of this sentence shall have been waived in writing by or on behalf of, and at the sole option of, the holders of a majority of the principal amount of such Senior Loan Obligations, then and in such event (A) no Guarantor may or shall make any payment on account of or with respect to the Subordinated Indebtedness which a holder of Subordinated Indebtedness would be entitled to receive but for the provisions of this Section 11(b)(i) and (B) no Guaranteed Party shall be entitled, nor shall any Guaranteed Party have the right to, declare to be due and payable, demand prepayment of, or take any action to collect, any principal outstanding hereunder, any interest accrued thereon, or any other amount payable hereunder, and any purported such declaration, demand or other action shall have no force or effect.

               (ii) In the event that, notwithstanding the foregoing provisions of this Section 11(b), any payment or distribution shall be made by or on behalf of any Guarantor from any of its assets and received by any Guaranteed Party at a time when such payment was prohibited by the provisions of Section 11(b)(i), then such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Loan Obligations (pro rata, on the basis of the respective amount of such Senior Loan Obligations held by them) remaining unpaid, if made in cash for application to (and if made other than in cash to be held as collateral security for) the payment in full of all Senior Loan Obligations in accordance with their terms (after giving effect to any prior or substantially concurrent payment to the holders of such Senior Loan Obligations).

               (iii) The provisions of this Section 11(b) shall not modify or limit in any way the application of Section 11(a).

          (c) Subrogation to Rights of Guaranteed Parties of Senior Loan Obligations. After all amounts payable under or in respect of Senior Loan Obligations are paid in full in cash, whether or not due, each Guaranteed Party shall be subrogated to the extent of the payments or distributions made to the holders of, or otherwise applied to payment of, such Senior Loan Obligations pursuant to the provisions of this Section 11 (equally and ratably with the holders of all Indebtedness of any Guarantor which by its express terms is subordinate and subject in right of payment to Senior Loan Obligations to substantially the same extent as the Subordinated Indebtedness is so subordinate and subject in right of payment and which is entitled to like rights of subrogation), and to the rights of the holders of such Senior Loan Obligations to receive payments and distributions of cash, property and securities applicable to the Senior Loan Obligations until the Subordinated Indebtedness shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Loan Obligations of any cash, property or securities to which any Guaranteed Party would be entitled except for the provisions of this
Section 11, and no payments over pursuant to the provisions of this Section 11 to the holders of Senior Loan Obligations by the Guaranteed Parties shall, as among any Guarantor and its creditors (other than holders of Senior Loan Obligations and the Guaranteed Parties), be deemed to be a payment or distribution by any Guarantor to or on account of the Senior Loan Obligations, it being understood that the provisions of this are solely for the purpose of defining the relative rights of the holders of Senior Loan Obligations on the one hand and the Guaranteed Parties on the other hand.

          (d) No Waiver of Subordination Provisions. No right of any holder of any Senior Loan Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act by such holder or any agent of such holder, or by any noncompliance by any Guarantor with such terms, provisions and covenants of this Subordinated Guaranty, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

          (e) Additional Documentation.

               (i) Each Guaranteed Party by its acceptance hereof agrees that it takes this Subordinated Guaranty as an obligation subordinated to Senior Loan Obligations and agrees to execute any additional documentation that may be necessary, in the reasonable opinion of the holder of any Senior Loan Obligations, to evidence the subordination between the Guaranteed Parties and the holders of Senior Loan Obligations as provided in this Section 11.

               (ii) The Senior Agent is hereby authorized, and shall have the right (without any duty) to take such action as may be necessary or appropriate to effectuate the subordination provided for in this Section 11 including, without limitation, the timely filing of a claim or proof of debt for the unpaid balance of the Subordinated Indebtedness in the form required in any Proceeding.

          (f) Agreements of Guaranteed Parties. Each Guaranteed Party for itself and its successors and assigns, agrees that it will not, except as permitted under the Senior Credit Agreement, without the prior written consent of a majority of the holders of the Senior Loan Obligations, (i) modify or amend this Subordinated Guaranty except to the extent not prohibited by the Senior Credit Agreement or the Lien Subordination Agreement, (ii) cancel, waive, forgive, transfer or assign or subordinate the Subordinated Indebtedness to any other Indebtedness of any Guarantor or (iii) so long as any Senior Loan Obligations are outstanding, (A) initiate any Proceeding involving any Guarantor or any other Loan Party pursuant to which it is sought to adjudicate any Guarantor or any other Loan Party bankrupt or insolvent or (B) exercise or assert any right or remedy, by suit or otherwise, against any Guarantor or any other Loan Party in respect of the Subordinated Indebtedness except as permitted under the Senior Credit Agreement (provided that nothing herein shall prevent any Guaranteed Party from filing a claim or statement of interest with respect to the Obligations in any Proceeding).

          (g) Third Party Reliance. The parties hereto understand and agree that the provisions of this Section 11 are for the benefit of the Senior Agent and the Lenders and Issuers (as defined therein) from time to time party to the Senior Credit Agreement (in addition to the parties hereto), create independent rights thereof and may be enforced independently thereby.

          Section 12. Irrevocability. This Subordinated Guaranty shall be
                      --------------
irrevocable as to any and all of the Obligations until the Commitment has been terminated and all monetary Obligations then outstanding have been irrevocably repaid in cash, at which time this Subordinated Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Lender shall execute in a timely manner a satisfaction of this Subordinated Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Subordinated Guaranty.

          Section 13. Setoff. Subject to the provisions of the Lien
                      ------
Subordination Agreement, upon the occurrence and during the continuance of an Event of Default, each Guaranteed Party and each Affiliate of a Guaranteed Party may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (i) any indebtedness due or to become due from such Guaranteed Party or Affiliate to such Guarantor, and (ii) any moneys, credits or other property belonging to such Guarantor, at any time held by or coming into the possession of such Guaranteed Party or Affiliate.

          Section 14. No Marshalling. Each Guarantor consents and agrees that no
                      --------------
Guaranteed Party or Person acting for or on behalf of any Guaranteed Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Obligations.

          Section 15. Enforcement; Amendments; Waivers. No delay on the part of
                      --------------------------------
any Guaranteed Party in the exercise of any right or remedy arising under this Subordinated Guaranty, the Subordinated Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Subordinated Guaranty shall be binding upon any Guaranteed Party, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any Guaranteed Party at any time or times hereafter to require strict performance by the Borrower, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to any Guaranteed Party shall not waive, affect or diminish any right of any Guaranteed Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Guaranteed Party, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrower or such Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Subordinated Credit Agreement. No waiver of any Event of Default by any Guaranteed Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guaranteed Party permitted hereunder shall in any way affect or impair any Guaranteed Party's rights and remedies or the obligations of any Guarantor under this Subordinated Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by the

Borrower to a Guaranteed Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

          Section 16. Successors and Assigns. This Subordinated Guaranty shall
                      ----------------------
be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guaranteed Parties and their respective successors and assigns; all references herein to the Borrower and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrower shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

          Section 17. Representations and Warranties; Covenants. Each Guarantor
                      -----------------------------------------
hereby (a) represents and warrants that the representations and warranties as to it made by the Borrower in Article IV of the Subordinated Credit Agreement are true and correct on each date as required by Section 3.2(b)(i) of the Subordinated Credit Agreement and (b) agrees to take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

          Section 18. Governing Law. This Subordinated Guaranty and the rights
                      -------------
and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          Section 19. Submission to Jurisdiction; Service of Process.
                      ----------------------------------------------

          (a) Any legal action or proceeding with respect to this Subordinated Guaranty, and any of the other Loan Documents, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) Each Guarantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Subordinated Guaranty or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such Guarantor in care of the Borrower at the Borrower's address specified in Section 10.9 of the Subordinated Credit Agreement. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) Nothing contained in this Section 19 shall affect the right of the Lender or any other Guaranteed Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.

          (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase Dollars with such other currency at the spot rate of exchange quoted by the Lender at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

          Section 20. Waiver of Jury Trial. Each of the Lender, the other
                      --------------------
Guaranteed Parties and each Guarantor irrevocably waives trial by jury in any action or proceeding with respect to this Subordinated Guaranty and any of the other Loan Documents.

          Section 21. Notices. Any notice or other communication herein required
                      -------
or permitted shall be given as provided in Section 10.9 of the Subordinated Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of the Borrower.

          Section 22. Severability. Wherever possible, each provision of this
                      ------------
Subordinated Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordinated Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Subordinated Guaranty.

          Section 23. Additional Guarantors. Each of the Guarantors agrees that,
                      ---------------------
if pursuant to Section 6.14 of the Subordinated Credit Agreement the Borrower shall be required to cause any Subsidiary that is not a Guarantor to become a Guarantor hereunder, or if for any reason the Borrower desires any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Lender a Guaranty Supplement in substantially the form of Exhibit A attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Effective Date.

          Section 24. Collateral. Each Guarantor hereby acknowledges and agrees
                      ----------
that its obligations under this Subordinated Guaranty are secured pursuant to the terms and provisions of the Collateral Documents executed by it in favor of the Guaranteed Parties, and covenants that it shall not grant any Lien with respect to its Property in favor, or for the benefit, of any Person other than the Guaranteed Parties.

          Section 25. Costs and Expenses. Each Guarantor agrees to pay or
                      ------------------
reimburse each of the Guaranteed Parties upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Guaranteed Parties in enforcing this Subordinated Guaranty or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

          Section 26. Waiver. Each Guarantor hereby irrevocably and
                      ------
unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damage in any legal action or proceeding in respect of this Subordinated Guaranty or any of the other Loan Documents.

          Section 27. Entire Agreement. This Subordinated Guaranty, taken
                      ----------------
together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

          In WITNESS WHEREOF, this Subordinated Guaranty has been duly executed
by the Guarantors on this    th of December 2001.
                          ---

                                         National Steel Pellet Company,
                                          a Delaware corporation


                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:


                                         National Steel Funding Corporation,
                                          a Delaware corporation


                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:


                                         Ns Holdings Corporation,
                                          a Delaware corporation


                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:


                                         Procoil Corporation,
                                           a Delaware corporation


                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:

                          [Signature Page to Guaranty]

Acknowledged and agreed to:

NUF LLC


By:
   ----------------------------------
    Name:
    Title:

                                                                       Exhibit A

                               Guaranty Supplement

          The undersigned hereby agrees to be bound as a Guarantor for purposes of the Subordinated Guaranty dated as of September 28, 2001 (the "Subordinated Guaranty"), among National Steel Pellet Company, National Steel Funding Corporation, NS Holdings Corporation, ProCoil Corporation and certain Material Subsidiaries of National Steel Corporation listed on the signature pages thereof and acknowledged by NUF LLC, and the undersigned hereby acknowledges receipt of a copy of the Subordinated Guaranty. Capitalized terms used herein but not defined herein are used with the meanings given them in the Subordinated Guaranty.

          Agreed to this    day of             , 200
                         --        ------------     -


                                         [NAME OF GUARANTOR]


                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:

Acknowledged and agreed to:


NUF LLC


By:
   ----------------------------------
    Name:
    Title:

                               Guaranty Supplement